SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
       Securities Exchange Act of 1934

Filed by the Registrant
Filed by a party other than the Registrant
Check the appropriate box:
               x  Preliminary proxy statement
                  Confidential, for Use of the
Commission
                    Only (as specified by Rule 14a-
6(e)(2))
                  Definitive proxy statement
                  Definitive additional materials
                  Soliciting material pursuant to
Rule 14a-
                     11(c) or Rule 14a-12

           Torotel, Inc.
      (Name of Registrant as Specified in Its
Charter)


Payment of Filing Fee (Check the appropriate box):

      No fee required.
   X  Fee computed on table below per Exchange Act
Rules
       14a-6(i)(1) and 0-11

   (1)Title of each class of securities to which transaction applies:
          Common Stock, $.50 par value per share;
Class A
          $1.00 Preferred Stock, $.50 par value per share

   (2)Aggregate number of securities to which
transactions
applies:
          1,800,000 shares of Common Stock and
2,500,000
          shares of Preferred Stock

   (3)Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule
         0-11:
          $1.94 per share of Common Stock and $1.00 per
          share of Preferred Stock

   (4)Proposed maximum aggregate value of
transaction:
        $5,992,000

   (5)Total fee paid:  $1,198.

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the
previous filing by registration statement number, or the
Form or Schedule and the date of its filing.

   (1)Amount previously paid:

   (2)Form, Schedule or Registration Statement No.:

   (3)Filing party:

   (4)Date filed:


           TOROTEL, INC.
     13402 South 71 Highway
     Grandview, Missouri  64030



        December __, 1998


Dear Shareholder:

You are cordially invited to attend the
annual meeting of the shareholders of
Torotel, Inc., a Missouri corporation (the
"Corporation"), to be held at _:00 p.m. local time on ________, January __, 1999, in the [to be announced], Kansas City, Missouri, to transact business as set forth in the formal notice that follows.

In particular, I would like to call your attention to the Agreement and Plan of Merger
(the "Agreement") that the Corporation has entered into with Electronika, Inc., a California corporation ("Electronika"). The
Agreement is summarized in the accompanying
Proxy Statement and the full text of the Agreement is attached thereto as Exhibit A.
At the annual meeting, the shareholders of the Corporation are being asked to approve a proposal whereby, in connection with the consummation of the Agreement, (i) the Corporation would issue 1,800,000 shares of its common stock to the shareholders of Electronika, and (ii) the Corporation's
Articles of Incorporation would be amended to create a new class of preferred stock, which also would be issued to the shareholders of Electronika.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the annual meeting, please sign and date the accompanying Proxy and return it promptly in the enclosed postage paid envelope. If you decide to attend the annual meeting, you may revoke your Proxy and vote your shares in person.

As always, we appreciate your loyalty and support as a shareholder of the Corporation.

Sincerely,



Dale H. Sizemore, Jr.
Chairman and Chief Executive Officer










































              TOROTEL, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held ____________, January __, 1999

TO THE SHAREHOLDERS OF TOROTEL, INC.:

NOTICE is hereby given that the annual meeting of the shareholders of Torotel, Inc., a Missouri corporation (the "Corporation"), will be held at _:00 p.m. local time on ________, January __, 1999, at [to be announced], Kansas City, Missouri
(the "Meeting"), for the following purposes:

   1.  In connection with the merger (the
"Merger") of a subsidiary of the Corporation and Electronika, Inc., a California corporation
("Electronika"):

       (a)  To approve the issuance of 1,800,000
shares of the Corporation's common stock to the shareholders of Electronika upon the consummation of the Merger; and

       (b)  To approve an amendment to the
Corporation's Articles of Incorporation creating a new class of preferred stock, with 2,500,000 shares of such preferred stock to be issued to the shareholders of Electronika upon the consummation of the Merger.

   2.  To elect five members of the Board of
Directors of the Corporation (if Proposal One is approved, the Board of Directors of the Corporation will appoint two additional directors designated by the shareholders of Electronika, as more fully discussed in the accompanying Proxy
Statement); and

   3.  To transact such other business as may
properly come before the annual meeting or any postponement or adjournment thereof.

Shareholders of record at the close of business on December __, 1998 will be entitled to receive notice of and to vote at the Meeting. The accompanying Proxy is solicited by the Board of Directors. All of the above matters are more fully described in the accompanying Proxy
Statement, into which this Notice is incorporated by reference.

Shareholders are cordially invited to attend the Meeting in person. WHETHER OR NOT YOU EXPECT TO
ATTEND THE MEETING, PLEASE SIGN AND DATE THE
ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE
ENCLOSED POSTAGE PAID ENVELOPE.  IF YOU DECIDE TO
ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND
VOTE YOUR SHARES IN PERSON.

BY ORDER OF THE BOARD OF DIRECTORS


H. James Serrone
Secretary of Torotel, Inc.

December __, 1998



































             TOROTEL, INC.
            PROXY STATEMENT
           TABLE OF CONTENTS

                                          Page

GENERAL INFORMATION

   Security Holders Entitled to Vote
   Solicitation

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE
ACTED UPON

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

PROPOSAL ONE:  THE SHARE ISSUANCE AND THE
ARTICLES AMENDMENT

   Summary of the Merger
     The Merger.
     Merger Consideration
     The Escrow; Distribution of the Preferred
Shares
     Net Worth Adjustments
     Closing
     Employment of Mr. Caloyeras
     Representations and Warranties
     Exclusive Dealing
     Voting Trust
     Control; Certain Restricted Actions
     Due Diligence Period
     Interim Operations
     Conditions to Closing
     Regulatory Compliance
     Mandatory Termination
     Restrictions on Transfer on the Electronika
          Shareholders' Common Stock
     Electronika Directors
     Indemnification; Insurance
     Accounting Treatment
     Certain Federal Income Tax Consequences
     Interests of Certain Persons in the Merger


Information Regarding Electronika
     Description of Electronika's Business
     Market for Electronika Common Equity and
          Related Stockholder Matters
     Discussion and Analysis of Electronika's
          Financial Condition and Results of
          Operations
     Financial Information

     Information Regarding the Corporation
     Special Factors
     Risk Factors
     Background of the Merger
     Reasons for the Merger
     Board Approval and Recommendation
     Fairness Opinion

The Share Issuance

The Articles Amendment
     Text of the Amendment to the Corporation's
     Articles of Incorporation
     Rights of Holders of Preferred Shares
     General Effect Upon the Rights of Existing
       Shareholders

Required Vote; Board Recommendation

PROPOSAL TWO:  ELECTION OF THE BOARD OF DIRECTORS


     Biographical Information Regarding the
         Directors and Executive Officers
     Board Meetings and Director Compensation
     Committees
     Cumulative Voting
     Board Recommendation
     Section 16(a) Beneficial Ownership Reporting
         Compliance
     Executive Officer Compensation
     Option Grants Table
     Aggregate Option Exercises and Fiscal Year-
          End Option Value Table
     Certain Relationships and Legal Proceedings

OTHER MATTERS

     Other Business
     Availability of Accountants
     Deadline for Receipt of Shareholders'
          Proposals
     General














              TOROTEL INC.
         13402 South 71 Highway
       Grandview, Missouri  64030

           PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held                  , January __, 1999


         GENERAL INFORMATION

Security Holders Entitled to Vote

Holders of shares of common stock, par value $.50 per share (the "Common Stock"), of Torotel, Inc., a Missouri corporation (the "Corporation"), of record at the close of business on December __, 1998 (the "Shareholders"), will be entitled to vote at the annual meeting of the Shareholders to be held at _:00 p.m. local time on ________, January __, 1999, at [to be announced], Kansas
City, Missouri, and any postponement or
adjournment thereof (the "Meeting").  The
Corporation's principal executive offices are located at 13402 South 71 Highway, Grandview,
Missouri 64030, and its telephone number is (816)
761-6314.

This Proxy Statement, together with the Notice of Annual Meeting, the enclosed Proxy, and the accompanying 1998 Annual Report to Shareholders, were initially distributed to the Shareholders on or about December __, 1998.

If the enclosed Proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with any specifications made therein.
 In the absence of instructions, the shares will be voted as follows: (i) in connection with the merger of a subsidiary of the Corporation and Electronika, Inc., a California corporation
("Electronika"), "IN FAVOR" of (a) the issuance of 1,800,000 shares of the Common Stock to the shareholders of Electronika (the "Share
Issuance") and (b) the amendment to the
Corporation's Articles of Incorporation creating a new class of preferred stock to be issued to the shareholders of Electronika (the "Articles
Amendment"), each as more fully described in the section herein entitled "Proposal One"; and (ii)
"FOR" the nominees to the Board of Directors of the Corporation (the "Directors," or the "Board of Directors") in the election of Directors, as more fully described in the section herein entitled "Proposal Two."

A majority of the outstanding shares of Common
Stock entitled to be voted at the Meeting, represented in person or by Proxy, is necessary to constitute a quorum to transact business at the Meeting. If a quorum is present, (i) and a majority of the outstanding shares of Common
Stock of the Corporation are voted "IN FAVOR" of Proposal One, then such proposal shall be approved by the Shareholders of the Corporation, and (ii) the five nominees for Director receiving the greatest number of votes at the Meeting will be elected to the Board of Directors.
Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not counted for purposes of determining whether a proposal has been approved by the requisite shareholder vote. The Shareholders will not have dissenters' rights of appraisal with respect to any of the actions to be taken at the Meeting.

Shareholders who execute Proxies retain the right to revoke them at any time before they are voted by notifying the Secretary of the Corporation in writing, by delivering a duly authorized Proxy bearing a later date, or by attending the Meeting and voting in person.

Solicitation

The accompanying Proxy is being solicited by and on behalf of the Board of Directors. The
Corporation estimates that the total amount to be spent in solicitation of the Proxies will be approximately $2,000. The entire cost of this solicitation will be paid by the Corporation. In addition, the Corporation may reimburse brokerage firms and others for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Corporation may solicit proxies from Shareholders by telephone, telegram, or personal interview.
Such persons will receive no additional
compensation for such services.

     INTEREST OF CERTAIN PERSONS IN MATTERS
             TO BE ACTED UPON

For information regarding the interests of the current shareholders of Electronika and their affiliates in the matters to be acted upon at the Meeting, see the section below entitled "Proposal
One -- Summary of the Merger -- Interests of
Certain Persons in the Merger."



































     VOTING SECURITIES AND PRINCIPAL
           HOLDERS THEREOF

The securities entitled to be voted at the Meeting consist of shares of Common Stock of the Corporation. Each Shareholder is entitled one vote per each share of Common Stock. There were [2,811,590] shares of Common Stock issued and outstanding (exclusive of treasury shares) at the close of business on the record date of the Meeting.

The close of business on December __, 1998 has been fixed by the Board of Directors as the record date for determining the Shareholders who will be entitled to vote at the Meeting.

The following persons beneficially owned more than 5% of the outstanding Common Stock of the Corporation at the close of business on the record date of the Meeting:

Name and Address      Amt Beneficially   Percent
of Beneficial Owner         Owned        of Class

Richard A. Sizemore         415,374  (a)    14.7%
Linda V. Sizemore
8356 Hallet
Lenexa, KS  66215

Gregory M. Sizemore         404,358  (b)    14.4%
Julie Sizemore
12735 Mohawk Circle
Leawood, KS  66209

Dale H. Sizemore            379,509  (c)    13.5%
Carol J. Sizemore
2705 W. 121st Terrace
Leawood, KS  66209

Paulette A. Durso           325,131  (d)    11.5%
James T. Durso
3917 N.E. 59th St.
Kansas City, MO  64119

Caloyeras Fam. Prtnr, L.P.  207,900  (e)    7.4%
2041 W. 139th Street
Gardena, CA  90249

Thomas E. Foster            176,600         6.3%
5506 Brite Drive
Bethesda, MD  20817



 (a)     Richard A. Sizemore and Linda V.
Sizemore are husband and wife.  Mr. and Mrs.
Sizemore's individual direct ownerships are
140,226 and 15,666 shares, respectively.
Mr. Sizemore's indirect ownership includes (i)
58,976 shares which are owned by Mr. Sizemore as trustee for his children and (ii) 200,506 shares owned by Sizemore Enterprises, a general partnership, in which Mr. Sizemore is a general partner.

(b)     Gregory M. Sizemore and Julie Sizemore
are husband and wife. Mr. and Mrs. Sizemore's individual direct ownerships are 137,654 and 15,666 shares, respectively. Mr. Sizemore's indirect ownership includes (i) 50,532 shares which are owned by Mr. Sizemore as trustee for his children and (ii) 200,506 shares owned by Sizemore Enterprises, a general partnership, in which Mr. Sizemore is a general partner.

(c)     Dale H. Sizemore, Jr. and Carol J.
Sizemore are husband and wife  Mr. and Mrs.
Sizemore's individual direct ownerships are
130,964 and 14,351 shares, respectively.
Mr. Sizemore's indirect ownership includes (i)
33,688 shares which are owned by Mr. Sizemore as trustee for his children and (ii) 200,506 shares owned by Sizemore Enterprises, a general partnership, in which Mr. Sizemore is a general partner.

(d) James T. Durso and Paulette A. Durso are husband and wife. Mr. and Mrs. Durso's individual direct ownerships are 9,000 and 103,149 shares, respectively. Mrs. Durso's indirect ownership includes (i) 12,476 shares which are owned by Ms. Durso as trustee for her children and (ii) 200,506 shares owned by Sizemore Enterprises, a general partnership, in which Ms. Durso is a general partner.

(e) The Caloyeras Family Partnership L.P., is a limited partnership in which the three shareholders of Electronika (who are siblings) are the sole limited partners and PBC, Inc., a California corporation, is the sole general partner. Peter B. Caloyeras, who is the father of the three shareholders of Electronika, is the sole shareholder, sole director and president of PBC, Inc. Each of the three shareholders of Electronika owns 33% of the outstanding partnership interests in the Caloyeras Family
Limited Partnership L.P., with PBC, Inc. owning the remaining 1% partnership interest. The number of shares indicated as owned by the Caloyeras Family Partnership L.P. also includes
3,000 shares owned individually by each of the shareholders of Electronika.

Note:     The total amount of shares of Common
Stock owned by Sizemore Enterprises is 200,506.
The general partners of Sizemore Enterprises are Dale H. Sizemore, Jr., Paulette A. Durso,
Gregory M. Sizemore, and Richard A. Sizemore, who are brothers and sisters. The 200,506 shares are included in each of the general partners' beneficial ownerships.







































            PROPOSAL ONE
     THE SHARE ISSUANCE AND THE
        ARTICLES AMENDMENT

The Corporation has entered into an Agreement and Plan of Merger (the "Merger Agreement") with
Electronika and the three shareholders of Electronika (the "Electronika Shareholders"), pursuant to which Electronika will be merged (the
"Merger") with and into a wholly owned subsidiary of the Corporation ("MergerSub"). The consummation of the Merger is subject to the satisfaction of a number of conditions, including approval of the Share Issuance and the Articles
Amendment, discussed herein, by the Shareholders.
 See the section below entitled "Summary of the Merger -- Conditions to Closing."

        SUMMARY OF THE MERGER

The following summary is qualified in its entirety by the terms and provisions of the Merger Agreement, which is attached hereto as a Exhibit A and is incorporated herein by reference. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

The Merger

Subject to the terms and conditions of the Merger
Agreement, and subject to the provisions of laws of the State of California (where Electronika is incorporated) and the State of Missouri (where
MergerSub is incorporated), at the time when the Merger officially becomes effective (the
"Effective Time"), Electronika will merge with and into MergerSub. MergerSub will continue as a wholly owned subsidiary of the Corporation and will continue its corporate existence following the Merger in accordance with the Missouri
Business and General Corporation Law. Following the Merger, MergerSub will change its name to Electronika, Inc. and will succeed to all of the assets, and will be subject to all of the liabilities, of the former Electronika, which will no longer exist as a separate corporate entity. MergerSub, as the surviving corporation in the Merger, is sometimes referred to in this Proxy Statement as the "Surviving Corporation."



Merger Consideration

Upon the consummation of the Merger, the outstanding shares of capital stock of Electronika will be converted into a total of
(a) 1,800,000 newly issued shares of the Common
Stock of the Corporation and (b) 2,500,000 shares of newly issued Class A $1.00 Preferred Stock of the Corporation (the "Preferred Shares"). The
Preferred Shares, however, will not be issued directly to the Electronika Shareholders, but, instead, will be deposited into escrow and held in accordance with the terms of the escrow. The
Preferred Shares will only be distributed to the Electronika Shareholders if certain conditions are satisfied and certain earning targets following the Merger are reached, all as more fully described in the section below entitled
"The Escrow; Distribution of the Preferred
Shares."

The Corporation's Common Stock trades on the
American Stock Exchange (the "ASE"), under the symbol "TTL." On July 27, 1998, the last trading day before the public announcement regarding the proposed Merger, the last reported sales prices of the Common Stock on the ASE were as follows:
High -- $1.00; and Low -- $0.75. The rights, preferences and privileges of the Preferred
Shares are described in the section below entitled "The Articles Amendment." The Preferred
Shares will not be registered under any federal or state securities laws and will not be publicly traded.

The consideration to be paid to the Electronika
Shareholders was determined through arm's-length negotiations between the Corporation and
Electronika. Other than for the transactions contemplated by the Merger Agreement, there have been no prior transactions, and there are no presently proposed transactions, between the
Corporation and Electronika or the Electronika
Shareholders.

The Escrow; Distribution of the Preferred Shares

The escrow will be administered pursuant to the terms of an Escrow Agreement to be entered into among the Corporation, the Electronika
Shareholders and an escrow agent. As more fully described below, under the terms of the Merger
Agreement and the Escrow Agreement, the number of Preferred Shares to be distributed to the Electronika Shareholders will depend primarily on the amount of earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Surviving Corporation, if any, after the completion of the Merger. The EBITDA of the Surviving Corporation will be measured at the end of five separate periods, with the first period beginning at the completion of the Merger and ending on the last day of the fiscal year of the Corporation immediately following the completion of the Merger. The next three measurement periods will be the next three successive full fiscal years of the Corporation and the final measurement period will be nine months of the fourth full fiscal year after the Merger
(measured as three-fourths of the entire fiscal year).

At the end of each measurement period, the Corporation and the Electronika Shareholders will determine the amount of EBITDA of the Surviving
Corporation in accordance with the provisions specified in the Merger Agreement. For each dollar of EBITDA as finally determined by the Corporation and the Electronika Shareholders, there will be one Preferred Share distributed to the Electronika Shareholders from the escrow for that measurement period, subject to adjustment based on the final determination of the net worth of Electronika at the time of the Merger. This net worth adjustment is described in the section below entitled "Net Worth Adjustments." If there is a negative EBITDA during a particular measurement period, no Preferred Shares will be distributed to the Electronika Shareholders for that measurement period, and the negative EBITDA will carry forward to the next measurement period and reduce, on a dollar-for-dollar basis, any EBITDA for that next measurement period. If at the end of the four measurement periods there are still Preferred Shares remaining in the escrow, those Preferred Shares will be canceled and the Electronika Shareholders will lose all rights to those Preferred Shares. Regardless of the actual amount of EBITDA of the Surviving Corporation after the Merger, in no event will the Electronika Shareholders be entitled to receive more than the 2,500,000 Preferred Shares or be required to return any of the shares of Common
Stock issued to them in the Merger.


Net Worth Adjustments

Electronika has represented in the Merger
Agreement that it will have a "net worth" of at least $400,000 at the Effective Time of the Merger. For purposes of this calculation, "net worth" will be determined by taking the total value of all cash, cash equivalents, accounts receivable, notes receivable, inventory, work in process, prepaids, machinery, equipment and deposits and subtracting from this figure the total amount of all liabilities of Electronika.
If on or before April 30, 1999, the Corporation determines that Electronika's net worth was less than $400,000, it may deliver to the Electronika
Shareholders a schedule setting forth its calculation of Electronika's net worth. If the Corporation does not deliver this schedule to the Electronika Shareholders by April 30, 1999 it will be deemed to have waived its rights to raise any objections to Electronika's net worth at the Effective Time. The Merger Agreement allows the
Electronika Shareholders to verify and challenge any net worth schedule delivered by the Company and spells out the procedures to follow if there is any dispute over the schedule. Once
Electronika's net worth is finally agreed to by the Corporation and the Electronika Shareholders, any shortfall in the actual net worth and $400,000 will reduce, on a dollar-for-dollar basis, the number of Preferred Shares to be distributed from the escrow during a measurement period, until the full amount of the shortfall is made up. Conversely, if the net worth as finally determined is more than $400,000, the number of Preferred Shares to be distributed from the escrow will be increased, on a dollar-for-dollar basis, by the full amount of the excess. If there is a net worth shortfall, and over the term of the escrow there has not been enough EBITDA to make up for the shortfall, the Electronika
Shareholders will be required to pay the Corporation, in cash, the full amount of any shortfall remaining.

Closing

The Closing of the Merger will take place on the third business day following the satisfaction or waiver of all conditions to closing contained in the Merger Agreement, including the approval by the Shareholders of this Proposal One. The
Closing is expected to occur on February __, 1999.

Employment of Mr. Caloyeras

Pursuant to the Merger Agreement, following the consummation of the Merger, Peter B. Caloyeras will become the Chairman of the Board and Chief
Executive Officer of the Corporation and the Surviving Corporation. The Corporation and Mr.
Caloyeras have not entered into an employment agreement with respect to his employment, and Mr.
Caloyeras will continue to devote a portion of his business time to his other businesses and interests, including businesses that may market products that are competitive with the products manufactured by the Corporation. The Corporation has agreed that Mr. Caloyeras will receive a salary of least $50,000 per year during the Escrow Period. Mr. Caloyeras is the father of the three Electronika Shareholders and the sole shareholder, sole director and president of the sole general partner of Caloyeras Family
Partnership L.P., which owns approximately 7.4% of the outstanding Common Stock of the Corporation.

Representations and Warranties

Electronika and the Electronika Shareholders, on the one hand, and the Corporation and MergerSub, on the other, make various customary representations and warranties to each other as set forth in Articles III and IV of the Merger
Agreement. The representations and warranties survive the Closing and continue in force and effect until the expiration of the Escrow Period.
 Therefore, if a party were to materially breach a representation or warranty, such party would be liable to the non-breaching parties for breach of contract under applicable law.

Exclusive Dealing

Until the Closing, the Corporation and
Electronika have agreed to deal exclusively with each other and have agreed not to have dealings with others that would result in the sale of their respective businesses, subject to the fiduciary obligations of the respective boards of directors of the Corporation and Electronika under applicable state law.

Voting Trust

In connection with the Merger, various members of the founder's family shareholders of the Corporation (the "Sizemore Family") and Mr.
Caloyeras will enter into a voting trust agreement (the "Voting Trust") whereby Mr.
Caloyeras will be granted the power to vote during the Escrow Period, 525,165 shares of Common Stock held by the Sizemore Family (the
"Sizemore Stock").

Control; Certain Restricted Actions

After giving effect to the Merger and the Voting
Trust, the Electronika Shareholders and their affiliates will hold, or direct the voting of, 54.9% of the Corporation's outstanding Common
Stock, thus effectively resulting in a change of control of the Corporation. However, pursuant to the Voting Trust, at the end of the Escrow Period the voting power associated with the Sizemore
Stock will revert to the members of the Sizemore
Family and the Electronika Shareholders will no longer have majority control of the Corporation.
 Assuming no further stock issuances by the Corporation during such period, upon the termination of the Voting Trust the Electronika
Shareholders and their affiliates would then own approximately 43.5% of the outstanding shares of Common Stock of the Corporation.

During the Escrow Period, the Electronika
Shareholders have agreed not to, without prior
"Independent Approval" (as that term is defined below): (a) vote their shares of Common Stock in favor of any action or agreement, or take any other action, that would (i) result in a breach of any covenant, representation or warranty or any other obligation of Electronika under the Merger Agreement or (ii) impede, interfere with or discourage the intended purposes of the Merger
Agreement; (b) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Corporation, other than as a result of a stock split, stock dividend or similar recapitalization; or (c) make or cause to be made any proposal for any transaction between (i) the Electronika Shareholders or any of their affiliates and (ii) the Corporation or any of its affiliates, including without limitation any acquisition or disposition of assets, merger, or other business combination, restructuring, tender offer, exchange offer, recapitalization or similar transaction. As used in the Merger Agreement, the term "Independent
Approval" means either (a) the approval of a majority of the Board of Directors of the Corporation who are disinterested with respect to the matter to be acted upon or (b) if there are less than two disinterested directors, the approval of a majority of the outstanding voting stock of the Corporation, excluding for this purpose the shares of voting stock held by any shareholders, or their affiliates, who have an interest in the matter to be acted upon.

During the Escrow Period, in addition to any shareholder vote or vote by the Board of Directors that may be required by law, prior
Independent Approval will be required in order to authorize any of the following actions or matters: (a) entering into, or proposing to enter into, any agreement, arrangement or transaction with the Electronika Shareholders, the Sizemore Family or any of their respective affiliates; (b) amendment of the articles of incorporation or the bylaws of the Corporation that may benefit the Electronika Shareholders, the Sizemore Family or any of their respective affiliates, to the exclusion of, or disproportionately to, the other shareholders of the Corporation; (c) approval of salary increases or bonus payments to officers or employees affiliated with the Electronika Shareholders, the Sizemore Family or any of their respective affiliates; (d) amendment to, or modification, waiver or termination of, the Merger Agreement;
(e) dissolution of the Corporation; (f)
initiation of bankruptcy, insolvency or
reorganization proceedings involving the
Corporation; and (g) withdrawal of the
registration of the Corporation's Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Due Diligence Period

The Corporation and MergerSub, on the one hand, and Electronika and the Electronika Shareholders, on the other, are each required to deliver to the other a disclosure letter by December 24, 1998, detailing such parties' exceptions to their respective representations and warranties. Each of the disclosure letters must be, in form and substance, acceptable to the receiving party. If such disclosure letters are not acceptable to the receiving party, the Merger Agreement shall immediately terminate and be of no further force and effect. In addition, the Corporation and MergerSub, and Electronika and the Electronika
Shareholders, are required to update and supplement their respective disclosure letters to reflect any changes that may occur until the Merger is completed. If any such update is not acceptable to the receiving party, such party may terminate the Merger Agreement.

Interim Operations

During the period from the date of the Merger
Agreement to the Closing Date, except (i) as otherwise required in connection with the transactions contemplated by the Merger
Agreement, or (ii) as otherwise consented to in writing by Electronika, the Corporation has agreed, and has agreed to cause its subsidiaries to: (a) use its reasonable efforts to do all of the following: conduct its business diligently and only in the ordinary course, and, without making any commitment prohibited by the Merger
Agreement, preserve its business organization intact, keep available its present officers and employees and preserve its relationships with suppliers, customers and others having business relations with it; (b) not (i) enter into, modify or extend the term of any employment agreement with any of its officers or employees or increase the rate of compensation payable or to become payable to any of its officers or employees over the rates being paid to them at the date hereof, except for normal merit or cost of living increases, or (ii) adopt any new employee benefit plan or amend or otherwise increase or accelerate the payment or vesting of the amounts payable or to be payable under any existing employee benefit plan; (c) not pay any obligation or liability, fixed or contingent, other than current liabilities incurred in the ordinary course of business or payments due under its existing loan agreements or lines of credit, or cancel, without full payment, any debts, claims or other obligations (including accounts receivable) owing to it; (d) not make any material alteration in the manner of keeping its books, accounts or records or in the accounting practices therein reflected except as required by law or generally accepted accounting principles; (e) use its reasonable efforts to perform all of its obligations under any contracts or agreements to which it is a party or by which any of its properties are bound (except those being contested in good faith) and not cancel, amend, modify, renew or extend any such contracts or agreements that are material to its business or waive any rights thereunder; (f) not enter into any contracts or commitments that are material to its business, other than contracts to provide goods and services entered into in the ordinary course of business consistent with past practices; (g) use its reasonable efforts to maintain and keep in good order and repair, subject to ordinary wear and tear, taking into account the respective ages of the assets involved, all of its tangible assets and properties; (h) not sell, lease, license or otherwise dispose of any of its properties and assets (including any of its intangible assets);
(i) use its reasonable efforts to both maintain in full force and effect all of the insurance policies in effect as of the date hereof and not take (or fail to take) any action that would enable insurers under such policies to avoid liabilities pursuant to the terms of such policies for claims arising prior to the Closing
Date; (j) not make any capital expenditures or enter into any leases for capital equipment or real estate or commitments with respect thereto, except for expenditures for ordinary repairs and maintenance and for capital expenditures not exceeding $10,000 in the aggregate; (k65535 not accept any orders from any of its customers under conditions relating to price, terms of payment or like matters materially different from the conditions regularly and usually specified, or place any orders for inventory, merchandise or supplies in exceptional or unusual quantities based on past operating practices; (1) not (i) permit any lien to attach upon any of its properties and assets, whether now owned or subsequently acquired; (ii) assume, guaranty, endorse or otherwise become liable or responsible
(whether directly, contingently or otherwise) for the obligations of any other person or entity; or
(iii) make any loans, advances or capital contributions to, or investments in, any other person or entity; (m) not initiate, compromise or settle any material litigation or arbitration proceeding; (n) use its reasonable efforts to not change its Board of Directors; and (o) not enter into any other transaction or make or enter into any contract or commitment which is not in the ordinary course of business.

In addition, the Corporation and its subsidiaries are prohibited from (x) issuing shares of capital stock (and options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares), (y) authorizing, declaring or paying any dividends, stock splits or liquidating or other distributions, or redeeming, purchasing or otherwise acquiring any shares of Common
Stock, and (z) borrowing or guaranteeing the borrowing of money, except for the borrowing of money under the Corporation's loan agreements or lines of credit, or in the ordinary course of business or as disclosed in or contemplated by the Merger Agreement or the transactions contemplated thereby.

Electronika and the Electronika Shareholders have agreed to similar restrictions, except that Electronika, as an S corporation, will be permitted to continue to pay cash dividends to the Electronika Shareholders until the consummation of the Merger.

Conditions to Closing

The obligations of the parties to consummate the transactions contemplated by the Merger Agreement are subject to the following conditions, among others: (i) the entering into of the Voting
Trust; (ii) no material adverse change occurring with respect to either of the Corporation and its subsidiaries or Electronika; (iii) the fairness opinion (as discussed in the section below entitled "Special Factors -- Fairness Opinion") being confirmed as of the Effective Time; (iv) the consents of third parties being obtained; (v)
Shareholder approval of Proposal One; and (vi) the approval by each party of the other's disclosure letter and any updates thereto.

Regulatory Compliance

Pursuant to New Jersey's Industrial Site Recovery
Act, because the Corporation owns an industrial establishment in New Jersey, the Corporation is required to notify the New Jersey Department of Environmental Protection (the "Department") of the change of control contemplated by the Merger
Agreement. As a precondition to closing the Merger Agreement, the Corporation must receive, and the Corporation is currently seeking, clearance from the Department. The Corporation is not aware of any other federal or state regulatory requirements that must be complied with or approvals that must be obtained in order to consummate the Merger.

Mandatory Termination

The Merger Agreement will terminate automatically
 if Proposal One is not approved by the
Shareholders at the Meeting.

Restrictions on Transfer on the Electronika
Shareholders' Common Stock

The Electronika Shareholders will be prohibited from selling or transferring their respective shares of Common Stock during the Escrow Period
(other than with respect to certain estate planning transfers). In addition, neither the shares of Common Stock nor the shares of Preferred Stock to be issued to the Electronika
Shareholders will be registered under the Securities Act of 1933, as amended, or under any other federal or state securities laws, and may not be sold or transferred unless such sale or transfer is exempted from registration under such securities laws. Other than compliance with such securities laws, any shares of Preferred Stock released from the Escrow will be freely transferable by the Electronika Shareholders.

Electronika Directors

Upon the consummation of the Merger, the Corporation has agreed to appoint to its Board of Directors two additional directors designated by the Electronika Shareholders. The Electronika
Shareholders have indicated that they intend to designate Peter B. Caloyeras and W. Edgar Jessup,
Jr. to the Corporation's Board of Directors following the Merger, and they have both indicated that they are able and willing to serve as directors.

Peter B. Caloyeras, 68, is the father of the
three Electronika Shareholders.  Mr. Caloyeras
is currently Chairman of the Board of Magnetika,
Inc., which he founded in 1960, a privately held
manufacturer of magnetic components, including
components manufactured for Electronika.  See
"Interests of Certain Person in the Merger"
below.  In 1979, Mr. Caloyeras co-founded
Metrobank and served as a director of Metrobank
until it was acquired by Comerica Bank in January
1996.   Mr. Caloyeras also currently serves as a
director of Prime Bank, a Los Angeles, California bank. From 1967 to 1996, Mr. Caloyeras served as a director of the Robert F. Kennedy Medical
Center in California, and was Chairman of the Board of this entity at the time of its acquisition by Catholic Healthcare West/Southern
California Region. Mr. Caloyeras also served as a director of Catholic Healthcare West/Southern
California Region until September 1998. Together with his wife, Mr. Caloyeras founded the Basil P.
Caloyeras Center for Modern Greek Studies at
Loyola Marymount University in Los Angeles,
California, in honor of his father, and has previously served as Chairman of the Board of Regents of this University. Mr. Caloyeras currently serves as a member of the Board of Trustees of Loyola Marymount University. Mr.
Caloyeras holds three degrees in electrical engineering and is a Life Senior Member of the Institute of Electrical and Electronic Engineers and a Life Member of the World President's
Organization.

W. Edgar Jessup, Jr., 76, is a founding partner of Ervin, Cohen & Jessup LLP, corporate counsel to Electronika. Mr. Jessup's legal practice focuses primarily on corporate, general business and securities law, corporate and business tax law and estate planning. Mr. Jessup received his Sc.B. in engineering from Brown University and received his J.D. degree from the University of Southern California School of Law. He was admitted to the California Bar in 1950. Mr.
Jessup is currently a director of Magnetika, Inc.
and of several non-profit corporations.

Indemnification; Insurance

Pursuant to the Merger Agreement, the Corporation will indemnify and hold harmless each person who is or was, prior to the Closing Date, an officer, director or employee of the Corporation or any of its subsidiaries (collectively, the "Indemnified
Parties" and individually, an "Indemnified
Party") against all losses, liabilities, expenses, claims or damages in connection with any claim, suit, action proceeding or investigation based in whole or in part on the fact of such Indemnified Party's position with the Corporation or its subsidiaries and arising out of acts or omissions occurring prior to and including the Closing Date to the fullest extent permitted by Missouri law for a period of not less than six years following the Closing Date;
provided that, if any claim is asserted or made within such six-year period, all rights to indemnification in respect to such claim will continue until final disposition of such claim(s). The Corporation has agreed to pay an Indemnified Party's legal and other expenses incurred in connection with any matter occurring on or before the Closing Date, including the transactions contemplated by the Merger
Agreement.

The Electronika Shareholders have agreed to cause the articles of incorporation and bylaws of the Corporation and its subsidiaries to include provisions for the limitation of liability of directors and indemnification of the Indemnified
Parties to the fullest extent permitted under applicable law and consistent with the indemnification terms outlined in the paragraph above, and will not permit the amendment of such provisions in any manner adverse to the Indemnified Parties without their written consent for a period of six years from the effective date of the Merger Agreement.

The Corporation has agreed to maintain, for six years after the Closing Date, policies of directors' and officers' liability insurance, in amounts not less than 1997 coverage (provided that the Corporation may substitute policies of at least the same coverage containing terms and conditions which are substantially equivalent) with respect to matters occurring prior to the Closing Date, to the extent such policies are available. However, if annual premiums for the Corporation's director and officer liability insurance exceed 150% of 1997 premiums (the
"Maximum Premium"), the Corporation will only be obligated to purchase such insurance coverages as may be purchased by a premium payment equal to the Maximum Premium.





Accounting TreatmentAccounting

The Merger will be recorded as a purchase of Electronika by the Corporation for accounting and financial reporting purposes.

Certain Federal Income Tax

The Merger should qualify as a tax-free
reorganization under Section 368(a)(2)(D) of the Internal Revenue Code. Neither the Corporation nor the Shareholders should be required to recognize income, gain or loss as a result of the Merger. However, neither the Corporation nor Electronika has requested a ruling from the Internal Revenue Service in connection with the Merger. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the tax consequences of the Merger, and any such changes or interpretations could be applied retroactively.

Interests of Certain Persons in the Merger

Pursuant to the Merger Agreement, following the consummation of the Merger, Peter B. Caloyeras will become the Chairman of the Board and Chief
Executive Officer of the Corporation and the Surviving Corporation. While the Corporation and
Mr. Caloyeras have not entered into an employment agreement, the Corporation has agreed that Mr.
Caloyeras will receive a salary of least $50,000 per year during the Escrow Period. Mr. Caloyeras will not devote his entire business time to the Corporation and the Surviving Corporation, but will continue to be involved with his other businesses and interests, including businesses that may market products that are competitive with the products manufactured by the Corporation.

Mr. Caloyeras is the father of the three
Electronika Shareholders and is the sole shareholder, sole director and president of PBC, Inc., a California corporation which is the sole general partner of Caloyeras Family Partnership
L.P., a California limited partnership (the
"Family Partnership").  The Electronika
Shareholders are the sole limited partners of the Family Partnership, and each Electronika
Shareholder owns 33% of the outstanding
partnership interests in the Family Partnership.
 PBC, Inc. owns the remaining 1% partnership interest in the Family Partnership. The Family
Partnership and the Electronika Shareholders currently own 207,900 shares of Common Stock, or approximately 7.4% of the outstanding shares of Common Stock of the Corporation.

Mr. Caloyeras is the Chairman of the Board of Magnetika, Inc., a company engaged in the manufacture, design and sale of precision magnetic components, including transformers, inductors, reactors and chokes. Several of the components manufactured and marketed by
Magnetika, Inc. are competitive with the products manufactured and marketed by the Corporation. A wholly-owned subsidiary of Magnetika, Inc. also manufactures all of Electronika's requirements of ballast transformers, pursuant to the terms of a Manufacturing Agreement which is described below under "Information Regarding Electronika-
Description of Electronika's Business." Each of the Electronika Shareholders owns approximately
15% of the outstanding equity of Magnetika, Inc.

After giving effect to the Merger and the Voting
Trust, and after taking into account the number of shares of Common Stock currently owned, directly and indirectly, by the Electronika
Shareholders, following the Merger the
Electronika Shareholders and their affiliates will have the power to direct the voting of approximately 54.9% of the outstanding voting shares of the Corporation.

None of the Electronika Shareholders is expected to become an officer, director or employee of the Corporation or of the Surviving Corporation following the Merger.

     INFORMATION REGARDING ELECTRONIKA

Description of Electronika's Business.

Electronika's is engaged in two primary lines of business. First, Electronika distributes and sells ballast transformers that are used to activate and control the lights in commercial airplane cockpits. Electronika's ballast transformers are used in McDonnell Douglas aircraft, which are now manufactured by Boeing
Company, and in Fokker aircraft. Electronika's net revenues from the sale of these ballast transformers was approximately $672,000 for the year ended December 31, 1997, and approximately
$505,000 for the nine months ended September 30, 1998.

All of Electronika's requirements for the ballast transformers are manufactured by a wholly-owned subsidiary of Magnetika, Inc., a corporation in which each of the Electronika Shareholders owns approximately 15% of the outstanding equity.
Under the terms of the Manufacturing Agreement, Magnetika, Inc. provides all necessary material, labor, testing, packaging and related services required to complete the manufacture, delivery and sale of the ballast transformers, and Electronika is obligated to order all of its ballast transformer requirements exclusively from
Magnetika, Inc.. However, Electronika retains ownership of all of the designs, drawings, specifications and intellectual property rights associated with the ballast transformers. In exchange for the services provided to Electronika under the Manufacturing Agreement, Magnetika,
Inc. receives 40% of the net sales price of all ballast transformers sold by Electronika. The
Manufacturing Agreement continues in effect until August 1, 2001, and automatically renews for successive one-year periods thereafter. However, either party may terminate the Manufacturing
Agreement upon six months' prior written notice.

Electronika's ballast transformers are sold to both Boeing Company and to Fokker Aircraft for use in the manufacture of aircraft, as well as to numerous airline carriers for use as spare or replacement parts. During 1997, approximately
25% of Electronika's revenues were generated from sales to Boeing and Fokker Aircraft, and approximately 75% of its revenues were generated from sales to over 42 different carriers. During the first nine months of 1998, approximately
12.5% of Electronika's revenues were generated from sales to Boeing and Fokker Aircraft, and approximately 82.5% of its revenues were generated from sales to over 39 different carriers.

Electronika's other primary line of business is the custom design, manufacture and sale of precision magnetic components, consisting of transformers, inductors, reactors and chokes.
These products are sold by Electronika to original equipment manufactures, who, in turn, use them in products such as aircraft navigational equipment, conventional missile guidance systems and aircraft and naval radar and instrument systems. A substantial portion of the magnetic products sold by Electronika are used for military purposes.

All of Electronika's magnetic products are designed and manufactured to customer specifications at Electronika's leased facilities in Marlborough, Massachusetts. Electronika's net revenues from the sale of these products was approximately $1,118,000 for the year ended
December 31, 1997, and approximately $832,000 for the nine months ended September 30, 1998, with approximately 70% of these revenues generated from sales to the military.

The magnetic components portion of Electronika's business has historically been conducted by a related entity, Magnetika/East Limited, a
Massachusetts limited partnership ("Mag East").
The Electronika Shareholders, who are the sole limited partners of Mag East, own 99% of the outstanding partnership interests of Mag East, with PBC, Inc. owning the remaining 1% interest as the sole general partner. Prior to the consummation of the Merger, the business and assets of Mag East will be transferred by the Electronika Shareholders to Electronika as a capital contribution without additional consideration. In addition, the Family
Partnership has historically leased certain equipment to Mag East, and all of such equipment has been transferred to Electronika as a capital contribution, again without additional consideration.

Electronika was incorporated under the laws of the State of California in 1968. Its executive offices are located at 2041 W. 139th Street, Gardena, California 90249, and its telephone number is (310) 527-8100. In September 1998,
Electronika changed its name from Caloyeras, Inc.
to Electronika, Inc. The term "Electronika" as used herein includes Electronika, Inc. and its predecessors (including Mag East), unless the context otherwise requires.

Market for Electronika Common Equity and Related
Stockholder Matters.

The common stock of Electronika is held by the three Electronika Shareholders and, accordingly, there is no public trading market for such common stock. As of the date hereof, there are 1,000 shares of common stock, without par value, of Electronika currently outstanding, with 333.33 shares of common stock owned by each of the Electronika Shareholders. In addition, the
Electronika Shareholders, who are the sole limited partners of Mag East, own 99% of the outstanding partnership interests of Mag East, with PBC, Inc. owning the remaining 1% interest as the sole general partner.

The profits of Electronika, which is an S corporation, and Mag East, which is a limited partnership, are paid out to the Electronika
Shareholders either as salaries or distributions, depending on the amount of cash available and the needs of the Electronika Shareholders. These distributions can be made at any time, as determined by the Electronika Shareholders in their discretion. For information regarding the salaries paid to the Electronika Shareholders by Electronika and Mag East during the years ended
December 31, 1996 and 1997, and during the nine months ended September 30, 1998, see the Electronika Financial Statements attached to this proxy statement as Exhibit B. The following table sets forth the additional dividends or distributions paid by Electronika and Mag East, as the case may be, to the Electronika
Shareholders for the periods indicated:

                  Year ended   Nine months ended
                 December 31,    September 30, 1998
               1996      1997

Electronika    -0-      $180,000      -0-
Mag East     $15,000    $300,000   $72,000
Total        $15,000    $480,000   $72,000

Discussion and Analysis of Electronika's
Financial Condition and Results of Operations.

The following discussion of Electronika's financial condition, results of operations, liquidity and capital resources should be read in conjunction with the financial statements of Electronika attached hereto as Exhibit B.

General

Electronika has historically operated as two separate entities, with the ballast transformer portion of its business being conducted directly by Electronika and its magnetic components business being conducted by a related entity, Mag
East. The Electronika Shareholders, who are the sole limited partners of Mag East, own 99% of the outstanding partnership interests of Mag East, with PBC, Inc. owning the remaining 1% interest as the sole general partner. Prior to the consummation of the Merger, the business and assets of Mag East will be transferred by the Electronika Shareholders to Electronika as a capital contribution without additional consideration. In addition, the Family
Partnership has historically leased certain equipment to Mag East, and all of such equipment has been transferred to Electronika as a capital contribution, again without additional consideration. For purposes of the information provided below, the financial information of Electronika and Mag East have been combined as if they had operated as a single entity for all of the periods presented.

All of Electronika's requirements for the ballast transformers are manufactured by a wholly-owned subsidiary of Magnetika, Inc., a corporation in which each of the Electronika Shareholders owns approximately 15% of the outstanding equity.
Under the terms of the Manufacturing Agreement, Magnetika, Inc. provides all necessary material, labor, testing, packaging and related services required to complete the manufacture, delivery and sale of the ballast transformers. In exchange for the services provided to Electronika under the Manufacturing Agreement, Magnetika,
Inc. receives 40% of the net sales price of all ballast transformers sold by Electronika.

Neither Electronika, as an S corporation, nor Mag
East, as a limited partnership, is required to pay federal income taxes, and each pays state income taxes at reduced rates. In addition, the profits of Electronika and Mag East are paid out to the Electronika Shareholders either as salaries or distributions, depending on the amount of cash available and the needs of the Electronika Shareholders. These distributions can be made at any time, as determined by the Electronika Shareholders in their discretion. As such, comparisons of officers salaries between periods is difficult and has been listed separately in the tables below.

Results of Operations

The following table sets forth, for the periods indicated, the percentage of net sales represented by certain items included in the statements of operations attached hereto as Exhibit B:

            Year      Three months   Nine months
            ended        ended         ended
           Dec. 31,     Sept. 30,     Sept. 30,

         1996   1997   1997  1998    1997  1998

Sales    100.0% 100.0% 100.0% 100.0% 100.0%100.0%

Cost of
 sales    57.0   56.3   60.2   60.4   53.5   57.5

Gross
 profit   43.0   43.7   39.8   39.6   46.5   42.5
Selling
 exp.      1.4    1.1    1.3    1.1    0.9    0.7
General
 and
 admin
 exp.(1)  10.8    9.3    7.6   13.7    7.1    8.7
Operating
 income    30.8  33.3   30.9   24.8   38.5   33.1
Other
 expenses
 (income)  (0.1)   -      -      -      -      -
Officer
 salaries
 and
 related
 exp        7.3   24.9    -     -     -        -
Net
 income    23.5%   8.4%  30.9% 24.8% 38.5%  33.1%

(1)     Excludes officer salaries and related
expenses, including payroll taxes.

1997 Compared to 1996

Sales for 1997 increased by $416,000, or 30.2%, from 1996. This increase consisted of a $133,000, or 24.6%, increase in sales of ballast transformers by Electronika and a $283,000, or 33.9%, increase in sales of magnetic components by Mag East.

Cost of sales for 1997 increased by $224,000, or 28.5%, from 1996, with cost of sales for Electronika increasing by $53,000, or 24.6%, and cost of sales for Mag East increasing by $171,000, or 30.0%. The increase is attributable to the higher level of sales. As a percentage of sales, cost of sales remained relatively constant between the periods, with Mag East accounting for substantially all of the 0.7% reduction indicated. The cost of sales for Electronika is fixed at 40% of sales pursuant to the terms of the manufacturing agreement between Electronika and Magnetika.

Selling expenses for the 1996 and 1997 periods remained relatively constant despite the higher level of sales, with an increase of less than $1,000 in 1997. For each of the periods indicated, all of the selling expenses were incurred by Mag East, as all selling expenses with respect to Electronika's ballast transformer business are paid by Magnetika, Inc. pursuant to the terms of the manufacturing agreement.

General and administrative expenses, which exclude officer salaries and related expenses, increased by $15,000, or 10.2%, in 1997 as compared to 1996, with these expenses decreasing by $7,000, or 35.2%, for Electronika and increasing by $22,000, or 17.2%, for Mag East.
As a percentage of sales, general and
administrative expenses decreased by 1.6%, with Electronika's general and administrative expenses decreasing from 3.7% to 2.0% of net sales, and Mag East's general and administrative expenses decreasing from 15.6% to 13.6% of net sales. In each case, Electronika and Mag East were able to increase sales without material additions to personnel or facilities.

As a result of the foregoing factors, operating income for 1997 increased by $176,000, or 41.8%, from 1996, with Electronika accounting for $86,000 of this increase and Mag East accounting for $90,000 of the increase. As a percentage of sales, operating income increased by 2.6%, with Electronika's operating incoming increasing from
56.2% to 58.0% of net sales, and Mag East's operating income increasing from 14.1% to 18.5% of net sales.

Officer salaries and related expenses for 1997 increased by $347,000, or 346%, from 1996, as the Electronika Stockholders elected to receive larger salaries in 1997. All of the salaries and related expenses were paid by Electronika. The
Electronika Stockholders will not be officers of the Surviving Corporation after the Merger and will not receive any salary from the Corporation or the Surviving Corporation following the Merger.

As a result of the payment of substantially higher officer salaries in 1997, net income for 1997 decreased by $172,000, or 53.5%, from 1996.
 For 1997, Electronika's net income decreased by $260,000, resulting in a loss of $57,000, which was only partially offset by an $88,000 increase in net income for Mag East.

Three Months Ended September 30, 1998 Compared to
Three Months Ended September 30, 1997

Sales for the three months ended September 30, 1998 increased by $3,000, or less than 1%, over the comparable period of the prior year. Sales for Electronika for the 1998 quarter actually increased by $23,594, or 15.1%, over the 1997 quarter, but this increase was offset by a decrease of $20,257, or 6.9%, in sales made by Mag East over the same period. Electronika attributes this decrease to a shift in the timing of orders.

Cost of sales for the three months ended
September 30, 1998 remained relatively constant
as a percentage of sales as compared to the three
months ended September 30, 1997, and increased in
dollar amount by approximately $3,000.  While
Electronika's cost of sales is fixed at 40% of
sales pursuant to the terms of the Manufacturing
Agreement, Mag East's cost of sales increased as
a percentage of sales from 70.9% for the 1997
quarter to 73.7% for the 1998 quarter.   The
increase in cost of sales reflects Mag East's discovery of an error in the calculation of the amount of payroll taxes paid during the 1997 period, resulting in the payment of additional taxes and penalties in the current period. A portion of these taxes were attributable to production workers and, accordingly, were allocated to cost of sales.

Selling expenses for the 1998 quarter decreased by $1,000, or 15.6%, as compared to the 1997 quarter, as a result of the decrease in sales.
All of the selling expenses were incurred by Mag
East, as all selling expenses with respect to Electronika's ballast transformer business are paid by Magnetika, Inc. pursuant to the terms of the manufacturing agreement.

General and administrative expenses for the 1998 quarter increased by $28,000, or 82.9%, as compared to the 1997 quarter, with these expenses increasing by $12,000 for Electronika and $16,000 for Mag East. As a percentage of sales, general and administrative expenses increased from 7.6% of sales in the 1997 quarter to 13.7% of sales in the 1998 quarter, with Electronika showing an increase from 3.1% to 9.5% and Mag East showing an increase from 9.9% to 16.5%. The increase reflects the portion of the additional payroll taxes and penalties paid during the 1998 quarter which were attributable to non-production workers.

As a result of the foregoing factors, operating income for the 1998 quarter decreased by $27,000, or 19.3%, as compared to the 1997 quarter, with operating income for Electronika increasing by $2,000, or 2.1%, and operating income for Mag
East decreasing by $29,000, or 57%. As a percentage of sales, operating income for Electronika decreased from 56.9% for the 1997 quarter to 50.5% for the 1998 quarter, and for Mag East from 17.1% in the 1997 quarter to 7.9% in the 1998 quarter.

No salaries were paid to any of the officers of Electronika or Mag East during the three months ended September 30, 1998 or September 30, 1997.

Nine Months Ended September 30, 1998 Compare to
Nine Months Ended September 30, 1997

Sales for the nine months ended September 30, 1998 decreased by $10,000, or 0.7%, over the comparable period of the prior year, with Mag
East accounting for $3,000 of this decrease. For
Mag East, this represented an ___% reduction in sales between the periods. Electronika attributes this decrease to a shift in the timing of orders.

Cost of sales for the nine months ended September
30, 1998 increased by $51,000, or 6.7%, as
compared to the nine months ended September 30, 1997, with cost of sales for Electronika decreasing slightly and cost of sales for Mag
East increasing by $52,000, or 9.4%. The increase in cost of sales reflects Mag East's discovery of an error in the calculation of the amount of payroll taxes paid during the 1997 period, resulting in the payment of additional taxes and penalties in the current period. A portion of these taxes were attributable to production workers and, accordingly, were allocated to cost of sales.

Selling expenses for the 1998 period decreased by $2,000, or 15.8%, as compared to the 1997 period, as a result of the decrease in sales. All of the selling expenses were incurred by Mag East, as all selling expenses with respect to Electronika's ballast transformer business are paid by Magnetika, Inc. pursuant to the terms of the manufacturing agreement.

General and administrative expenses for the 1998 period increased by $22,000, or 21.3%, as compared to the 1997 quarter, with these expenses increasing by $14,000 for Electronika and $8,000 for Mag East. As a percentage of sales, general and administrative expenses increased from 7.1% of sales in the 1997 period to 8.7% of sales in the 1998 period, with Electronika showing an increase from 2.6% to 5.4%, and Mag East showing an increase from 9.7% to 11.5%. The increase reflects the portion of the additional payroll taxes and penalties paid during the 1998 period which were attributable to non-production workers.

As a result of the foregoing factors, operating income for the nine months ended September 30, 1998 decreased by $127,000, or 23.3%, as compared to the 1997 period, with operating income for Electronika decreasing by $16,000, or 5.5%, and operating income for Mag East decreasing by $111,000, or 43.7%. As a percentage of sales, operating income for Electronika decreased from 57.4% for the 1997 period to 54.6% for the 1998 period, and for Mag East from 28.0% in the 1997 period to 17.2% in the 1998 period.

No salaries were paid to any of the officers of Electronika or Mag East during the nine months ended September 30, 1998 or September 30, 1997.



Liquidity and Capital Resources

Electronika's working capital needs have historically been met from operating cash flow and cash on hand, and an occasional advance from affiliated entities. Electronika has no outstanding bank financing, and presently has no commitments beyond its working capital by which it could obtain additional funds for current operations. Electronika does not anticipate any material capital expenditures for the remainder of 1998. Electronika believes that its current working capital, coupled with internally generated funds, will be sufficient to support its working capital and capital expenditure requirements for the foreseeable future.
Electronika is not aware of any material expenditures, significant balloon payments or other payments, demands or commitments, including off-balance sheet items, to be incurred beyond the next 12 months.

Financial Information.

Attached hereto as Exhibit B and incorporated herein by reference are the following unaudited combined financial statements of Electronika and Mag East: (i) balance sheet as of December 31,
1997; (ii) statements of operations for the years ended December 31, 1996 and 1997; (iii) statements of cash flows for the twelve month periods ended December 31, 1996 and 1997; (iv) balance sheet as of September 30, 1998; (v) statements of operations for the three month and nine month periods ended September 30, 1997 and 1998; and (vi) statements of cash flows for the nine month periods ended September 30, 1998 and 1997. Also included as part of Exhibit B are the related footnotes to the unaudited financial statements. In the opinion of management of Electronika, the quarterly financial information presented for Electronika and Mag East includes all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial position and results of operations for such companies as of such dates and for such periods. Results of operations for interim periods are not necessarily indicative of results for the full year.

     INFORMATION REGARDING THE CORPORATION

This Proxy Statement is accompanied by (i) the Annual Report to Shareholders for the fiscal year ended April 30, 1998 (the "Annual Report") and
(ii) the Corporation's quarterly report on Form
10-QSB, as filed with the Commission, for the fiscal quarter ended [July 31, 1998]. The
Corporation's annual report on Form 10-KSB, together with all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since April 30, 1998, are incorporated herein by reference. In addition, the following Items of the Annual Report are incorporated herein by reference: Items 1, 5, 6 and 8; provided, however, that those portions of the Annual Report not specifically incorporated herein by reference shall not be deemed to be part of this Proxy Statement.

                SPECIAL FACTORS

Risk Factors

In considering whether or not to approve this Proposal One, the Shareholders should carefully consider, among other things, the following risk factors. The order in which these factors are discussed is not intended to represent their relative significance.

Change in Control. Pursuant to the Merger and the Voting Trust, the Electronika Shareholders and their affiliates will hold, or have the right to direct the voting of, approximately 54.9% of the Common Stock of the Corporation. This represents a change in control of the affairs of the Corporation. Because the Electronika
Shareholders will control the voting power of a majority of the outstanding shares of Common
Stock of the Corporation, any attempt to change control by shareholders unaffiliated with the Electronika Shareholders is unlikely to be successful.

Dilution.  As of November 1, 1998 there were
2,811,590 shares of Common Stock of the
Corporation outstanding.  The issuance of Common
Stock pursuant to the Merger will dilute the Shareholders' percentage interest in the
Corporation by 39%, from 100% to 61%.

Superior Rights of Preferred Stock. The holders of Preferred Stock will have rights to distributions of dividends, and rights upon a dissolution or liquidation of the Corporation, superior to that of holders of Common Stock.
These superior rights will require the
Corporation to pay annual dividends on the Preferred Stock, plus any accrued and unpaid dividends thereon, before any amount may be paid to holders of Common Stock. Also, these superior rights will require the Corporation to redeem the Preferred Stock in full, including any accrued and unpaid dividends thereon, before any amounts may be paid to holders of Common Stock upon a dissolution or liquidation of the Corporation.
See the section below entitled "The Articles
Amendment" for a full description of the rights, preferences and designations of the Preferred
Stock.

Composition of Board of Directors. The business and affairs of the Corporation are directed by its Board of Directors. After the Merger, the Board of Directors will appoint two representatives of the Electronika Shareholders to the Board. Pursuant to the Merger Agreement, the Electronika Shareholders have agreed not to remove any of the Directors prior to the Corporation's 1999 annual meeting of shareholders. Thereafter, although two members of the Board must be independent directors pursuant to the rules and regulations of the America Stock Exchange, the Electronika
Shareholders will have the power to elect a majority of the Board of Directors. Accordingly, they will have the ability to control the business and affairs of the Corporation, subject to the restrictions contained in the Merger
Agreement and the Voting Trust that will be in effect during the Escrow Period, as described above under "Control: Certain Restricted
Actions.".

Dependence on Key Management. The Corporation is dependent upon its key officers for the management of its business. Pursuant to the Merger Agreement, Peter Caloyeras will be appointed as the Chairman of the Board and Chief
Executive Officer of the Corporation. See the section above entitled "Summary of the Merger --
Electronika Directors" for a description of the business experience of Peter Caloyeras. The
Corporation and Mr. Caloyeras have not entered into an employment agreement with respect to his services to the Corporation and the Surviving
Corporation. In addition, Mr. Caloyeras will not be devoting his full business time to the Corporation and the Surviving Corporation, as he will continue to be involved in the pursuit of his other business interests, including business interests that may be competitive with the business of the Corporation.

Uncertainty Regarding Business Combination.  The
Corporation and Electronika entered into the Merger Agreement expecting that the Merger will result in enhanced operations, cost savings and synergies for the two companies. However, there can be no assurance that such enhanced operations, cost savings or synergies will be realized. Integrating the operations and management of the Corporation and Electronika will be a complex process, and there can be no assurance that this integration will be completed rapidly or will result in the achievement of all of the anticipated synergies and other benefits expected to be realized from the Merger.
Moreover, the integration of the Corporation and Electronika will require significant management attention, which may temporarily distract management from its usual focus on the daily operations of the combined company.

The Corporation and Electronika estimate that, as a result of the Merger, the combined company will incur consolidation and integration expenses of approximately $_______. In addition, it is expected that the Corporation and Electronika will incur merger-related expenses of approximately $_________, consisting of investment banking, legal and accounting fees and financial and other related charges. The combined company expects to expense the majority of the $________ charge relating to the above-referenced expenses in fiscal 1999. The amount of these charges is a preliminary estimate and is subject to change. Additional unanticipated expenses may be incurred in connection with the integration of the businesses of the Corporation and Electronika.

Going Concern.  The Report of the Independent
Certified Public Accountants of the Corporation, dated as of June 19, 1998, noted that the Corporation has sustained losses in 1998 and 1997 and its ability to obtain adequate financing is uncertain. Because of these factors, the accountants stated that there are substantial doubts about the Corporation's ability to continue as a going concern.

Background of the Merger

From September 1994 to October 1996 Peter
Caloyeras, either directly or through the Family
Partnership, acquired beneficial ownership of
6.81% of the Common Stock for investment purposes. In February 1998, after the Corporation's agreement to form a strategic alliance with Brockson Investment Company was terminated, Mr. Caloyeras contacted Dale H.
Sizemore, Jr., the Chief Executive Officer of the
Corporation, to inquire regarding the
Corporation's future plans.  In March 1998, Mr.
Caloyeras visited the Corporation's headquarters, and met with various officers and directors of the Corporation. From March 1998 through June
1998, the Corporation and Mr. Caloyeras held preliminary discussions regarding a potential strategic alliance between the Corporation and Electronika. Also during this time period, the Corporation conducted internal deliberations regarding the future of the Corporation. From
June 1998 through July 1998, the parties negotiated the terms of a letter of intent for the Merger. The letter of intent was executed on July 27, 1998. From July 27, 1998 to November
24, 1998, the parties negotiated the terms of the Merger Agreement. The Merger Agreement was approved by the Board of Directors of the Corporation on November 16, 1998 and was executed by the parties on November 24, 1998. See the section below entitled "Board Approval and Recommendation."

Reasons for the Merger

The Merger is designed to accomplish several objectives of the Corporation, including the following:

   (1) The Merger will bring to the Corporation an experienced senior executive, Peter Caloyeras, who has a proven, successful track record in the Corporation's industry, and who is expected to build a strong management team to operate the Corporation.

   (2) The Merger is expected to bring operating profits to the Corporation, through the future earnings of Electronika.

   (3) The Merger is expected to bring operating efficiencies to the Corporation by reducing costs and utilizing both companies' existing production capacity more efficiently.

   (4)  The Merger is expected to provide the
Corporation with a solid financial and managerial base on which to make future acquisitions in the Corporation's industry.

   (5)  The Merger is expected to increase the
capital and earnings of the Corporation to a sufficient level to maintain its listing on the American Stock Exchange.

Board Approval and Recommendation

At meetings held in November 1998, the Board of Directors, all members being present, unanimously
(i) determined that the Merger and the
transactions contemplated by the Merger Agreement are advisable and in the best interests of the Company and its shareholders, (ii) approved the form and terms of the Merger Agreement and the other documents required thereunder, and (iii) approved the other transactions contemplated by the Merger Agreement. In reaching its determination, the Board consulted the
Corporation's management and legal counsel and considered a number of factors, including the following:

   (1)  the Corporation's financial condition,
results of operations and business prospects;

   (2)  Electronika's financial condition,
results of operations and business prospects;

   (3)  Peter Caloyeras' perceived ability to
effectively direct the growth of the Corporation;

   (4)  the fairness opinion, as described below;

   (5)  current industry, economic and market
conditions;

   (6)  the likelihood that the Merger could be
consummated;

   (7) the structure of the transaction and the terms of the Merger Agreement; and

   (8)  the compatibility of the corporate
cultures and operating philosophies of the Corporation and Electronika.

THE BOARD OF DIRECTORS BELIEVES THAT THE
CONSUMMATION OF THE MERGER IS IN THE BEST
INTERESTS OF THE CORPORATION AND THE
SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR APPROVAL OF THE SHARE
ISSUANCE AND THE ARTICLES AMENDMENT AT THE ANNUAL
MEETING.

The Board of Directors believes that the Merger represents an attractive strategic fit between two companies with similar business strategies, as well as complementary operations and geographic presences. The Board of Directors believes that the combined company will have greater financial strength, operational efficiencies, earning power and growth potential than either the Corporation or Electronika would have on its own. In this regard, the Board of Directors reviewed a number of potential benefits of the Merger which it believed would contribute to the success of the combined company, and thus inure to the benefit of the Shareholders, including the following:

Synergies of the Combined Company.  The Board of
Directors believes that the Merger will produce a number of important synergies, including (i) reduced product costs as a result of greater purchasing volume; (ii) reduced costs of production as a percentage of revenues as a result of the consolidation of duplicate manufacturing facilities and equipment; (iii) reduced distribution costs as a percentage of revenues resulting from the combination of distribution networks; and (iv) reduced general and administrative expenses as a result of the opportunity to leverage certain financial and administrative functions over a larger operation and the elimination of duplicate costs.

Combination of the Most Favorable Attributes of the Companies. The combined company will be able to take advantage of the best personnel and best operating systems and practices currently employed by the Corporation and Electronika.

Fairness Opinion

The Corporation engaged Stern Brothers Valuation
Advisors ("Stern Brothers") to render its opinion with respect to the fairness, from a financial point of view, to the shareholders of the Corporation of the transactions contemplated by the Merger Agreement (the "Opinion").

In a letter to the Corporation dated November 16, 1998, Stern Brothers expressed its opinion that, based upon and subject to certain matters as stated in its Opinion, other matters it considers relevant and its general knowledge of such matters as investment bankers, the transactions contemplated by the Merger Agreement are fair, from a financial point of view, to the shareholders of the Corporation as of November
16, 1998. As a condition to the Corporation's obligation to consummate the Merger, the Corporation will require Stern Brothers to confirm in writing that the fairness opinion continues to be valid as of the Effective Time.

Stern Brothers is a national business valuation and financial advisory firm engaged in, among other things, corporate finance, business valuation, financial advisory and litigation support services for a wide variety of public and private businesses throughout the United States, representing virtually every industry. Since
1985, it has performed over 1,200 valuation assignments. Stern Brothers was selected for this assignment based upon its valuation services provided to the Corporation on a previous transaction for which it received a fee of $_________.

In the course of Stern Brothers' analysis for purposes of rendering the Opinion, Stern Brothers
(i) visited the Corporation's headquarters and manufacturing facility; (ii) interviewed key management regarding the background, operations, financial performance and prospects of the Corporation and Electronika; (iii) reviewed and considered the following information: (a) annual reports of the Corporation for the periods ended
April 30, 1991 through April 30, 1998; (b) Form
10-Q reports of the Corporation for the quarters ended October 31, 1997, January 31, 1998 and July
31, 1998; (c) federal and state income tax returns filed by the Corporation for fiscal year
1997; (d) four year income statement forecast prepared by the Corporation for fiscal years 1999 through 2002; (e) Board of Directors minutes from April 21, 1997 through August 10, 1998; (f) the
Corporation's proxy statement dated August 15, 1997; (g) the Articles of Incorporation and
Bylaws, as amended, of the Corporation and its subsidiaries; (h) Certificate of Merger of Torotel Magnetics into OPT Industries, Inc.; (i) second edition brochure of the Corporation's products; (j) various newspaper articles and other published information regarding the
Corporation; (k) the Corporation's product brochure of Inductors/Transformers; and (l) a draft of the Merger Agreement dated October 1998;
(iv) reviewed and considered the following additional information: (a) draft of financial statements and accountants' review report for Magnetika/East Ltd as of December 31, 1997; (b) draft of financial statements and accountants' review report for Caloyeras, Inc. d/b/a
Electronika as of December 31, 1997; (c) tax returns for Caloyeras, Inc. from 1994 through 1997; (d) tax returns for Magnetika-East Limited
Partnership from 1992 through 1997; (e)
management-prepared financial statements for
Magnetika/East Ltd as of December 31, 1996,
December 31, 1997, June 30, 1997 and June 30,
1998; (f) management-prepared financial
statements for Caloyeras, Inc. as of December 29, 1996, December 31, 1997, June 30, 1997 and June
30, 1998; (g) Articles of Incorporation and
Bylaws of Caloyeras, Inc. (a California
corporation); (h) Agreement and Certificate of Limited Partnership for Magnetika-East Limited
Partnership (a Massachusetts limited
partnership); (i) Manufacturing Agreement dated
August 1, 1998 between Caloyeras, Inc. d/b/a
Electronika and Ferrodyne Corporation d/b/a
Magnetika West, Inc.; (j) Statement of Corporate
Objectives of the Corporation, its subsidiaries and affiliates; (k) board actions by unanimous written consent for Caloyeras, Inc.; (l) resume of Peter B. Caloyeras; (m) annual reports, interim reports, Forms 10-K, Forms 10-Q and other published information on publicly traded companies as nearly comparable to the Corporation as Stern Brothers could find; and (n) publications by Standard & Poor's and Bloomberg
Financial Services, The Value Line Investment
Survey, the Federal Reserve Bulletin, the Wall
Street Journal, Directory of Companies Required to File Annual Reports with the Securities and Exchange Commission, Stock Bonds, Bills and
Inflation 1997 Yearbook by Ibbotson Associates and Mergerstat Review 1997 by Houlihan Lokey
Howard & Zukin; (v) interviews with the
Corporation's and Electronika's accountant and attorney; (vi) conducted an analysis of the value of the Corporation and Electronika using several market comparison methods and a discounted cash flow approach; and (vii) conducted such other studies, analyses, inquiries and investigations as Stern Brothers deemed appropriate. The foregoing is only a summary of the information reviewed and factors considered by Stern Brothers which have influenced their Opinion and does not recite in detail all of such information and factors that they have taken into consideration in connection with the Opinion.

In rendering the Opinion, the Corporation and its representatives warranted to Stern Brothers that the information they provided was complete and accurate to the best of their knowledge and that the financial statement information reflects the Corporation's results of operations and financial condition in accordance with generally accepted accounting principles, unless otherwise noted.
Stern Brothers has assumed no responsibility for independent verification of information and financial forecasts supplied by the Corporation and its representatives (and Stern Brothers expresses no opinion on that information). Stern
Brothers has not obtained any independent appraisal of the assets of the Corporation or Electronika, nor have they attempted to verify the information furnished to Stern Brothers by the Corporation or Electronika. Stern Brothers used public information and industry and statistical data from sources which they deem to be reliable; however, they make no representation as to the accuracy or completeness of such information and have accepted such information without further verification. Stern Brothers was not authorized to solicit, and did not solicit, interest from any party with respect to a merger or other business combination transaction involving the Corporation or any of its assets, nor did they have any discussion or negotiation with any parties, other than the Corporation, in connection with the issuance of the Corporation's shares. The Opinion is valid only for the purposes and standard of value specified therein.
 The Opinion assumes that the Corporation will continue to operate as a going concern, and that the character of the present business will remain intact. The Opinion contemplates facts and conditions existing as of the opinion date.
Events, conditions and circumstances occurring after that date have not been considered, and Stern Brothers has no obligation to update their opinion for such events and conditions.

THE FULL TEXT OF THE OPINION AS OF NOVEMBER 16,
1998, WHICH SETS FORTH THE DESCRIPTION OF THE
ASSIGNMENT, THE SCOPE OF THE WORK, THE
ASSUMPTIONS AND LIMITING CONDITIONS, THE
CERTIFICATIONS AND THE CONCLUSION, IS ATTACHED
HERETO AS EXHIBIT C AND IS INCORPORATED HEREIN BY
REFERENCE.  THE STOCKHOLDERS OF THE CORPORATION
ARE URGED TO READ THE OPINION, TOGETHER WITH THE
ASSUMPTIONS AND LIMITING CONDITIONS SET FORTH
THEREIN, IN ITS ENTIRETY.  THE OPINION, AS
EXPRESSED HEREIN AND THEREIN, IN ANY EVENT, IS
LIMITED TO THE FAIRNESS OF THE TRANSACTIONS
CONTEMPLATED BY THE MERGER AGREEMENT FROM A
FINANCIAL POINT OF VIEW TO THE STOCKHOLDERS OF
THE CORPORATION AND DOES NOT CONSTITUTE A
RECOMMENDATION TO ANY SUCH STOCKHOLDER AS TO HOW
SUCH STOCKHOLDER SHOULD VIEW THE MERGER.  THE
SUMMARY OF THE OPINION SET FORTH IN THIS
TRANSACTION STATEMENT IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH
OPINION ATTACHED HERETO AS EXHIBIT C.

The following is a summary of certain of the financial analyses used by Stern Brothers in connection with providing its Opinion.

Market Comparison Approach

Stern Brothers analyzed and compared certain financial information relating to the Corporation with publicly-available financial and operating information of the following seven publicly traded companies engaged in the Corporation's industry (collectively, the "Selected
Companies"):  Adflex Solutions, Inc.; Ault, Inc.;
Bel Fuse; Espey Mfg. & Electronics Corp.;
Jetronic, Inc.; Pico Products, Inc.; and Robinson
Nugent, Inc. None of the Selected Companies used in Stern Brothers' analysis is identical to the Corporation. Stern Brothers' analysis involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the Selected
Companies and other factors regarding the trading values of the Selected Companies.

In conducting its analyses, Stern Brothers reviewed and considered a variety of multiples and ratios. In particular, Stern Brothers computed the following multiples of the stock price of each of the Selected Companies, the Corporation and Electronika (the "Stock Price
Multiples"): (i) the last twelve months ("LTM") earnings per share ("EPS") from continuing operations; (ii) LTM EPS; (iii) LTM operating income per share; (iv) LTM earnings before interest, taxes, depreciation and amortization
("EBITDA") per share; (v) invested capital as a percentage of earnings before interest and taxes
("EBIT") per share; (vi) invested capital as a percentage of sales per share; and (vii) invested capital as a percentage of EBITDA per share.
Stern Brothers compared the average and median
Stock Price Multiples of the Selected Companies with the Stock Price Multiples of Electronika.
In conducting its analyses, Stern Brothers assumed the total value of Electronika to be equal to $3,850,000, which is the aggregate value of (A) the Preferred Stock being issued to the Electronika Shareholders in the Merger
($2,500,000) plus (B) the value of the Common
Stock being issued to the Electronika
Shareholders in the Merger (1,800,000 shares valued at $.75 per share, the value of the Common
Stock on the date that the Merger was announced to the public, which equals $1,350,000). Stern
Brothers also considered Electronika's LTM EBIT as a percentage of sales, and Electronika's historical growth in net income from continuing operations, EBITDA, EBIT and sales, each as compared to the Selected Companies. Stern
Brothers determined that the cumulative results of the market comparison approach indicated that the transactions contemplated by the Merger
Agreement are fair, from a financial point of view, to the shareholders of the Corporation.

Discounted Future Returns Approach

Stern Brothers performed a discounted cash flow analysis of the projected future returns of the Corporation and Electronika to calculate the present value per share of the Corporation's
Common Stock using (i) a discount rate of 25%,
(ii) the financial projections prepared by management of the Corporation for the duration of the Escrow Period (which projected net income for the Corporation of $59,000 for the fourth fiscal quarter of 1999, $450,000 for fiscal year 2000, $800,000 for fiscal year 2001 and $1,250,000 for fiscal year 2002), and (iii) a terminal value of the Corporation and Electronika as of April 31, 2002 of $14,375,000 (calculated by multiplying the projected cash flows in fiscal year 2002
($1,250,000) by 1.00 plus the projected long-term growth rate of 15% and dividing that result by the discount rate minus the long-term growth rate). The results of this discounted cash flow approach indicated a present value for the Corporation's Common Stock of $1.80 per share
(assuming 4,700,000 shares outstanding).
Comparing this result to the value of the Common
Stock prior to the public announcement of the Merger, Stern Brothers determined that the cumulative results of the discounted future returns approach indicated that the transactions contemplated by the Merger Agreement are fair, from a financial point of view, to the shareholders of the Corporation.

General

The summary of the Opinion set forth above does not purport to be a complete description of the analyses performed, or the matters considered, by Stern Brothers in rendering the Opinion. Stern
Brothers believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of such analyses, without considering all of the analyses, or of the above summary, would create an incomplete view of the processes underlying the analyses set forth in the Opinion. The fact that any specific analyses has been referred to in the summary above is not meant to indicate that such analysis was given greater weight by Stern Brothers than any of the other analyses.

The preparation of the Opinion is not necessarily susceptible to partial analyses or summary. In rendering the Opinion, Stern Brothers applied its judgment to a variety of complex analyses and assumptions. Stern Brothers may have given various analyses more or less wight than other analyses, and may have deemed various assumptions more or less probable than other assumptions.
The assumptions made, and the judgments applied, by Stern Brothers in rendering the Opinion are not readily susceptible to description beyond that set forth in the written text of the Opinion itself.

In performing its analyses, Stern Brothers made numerous assumptions with respect to industry performance and general business and economic considerations, which are beyond the control of the Corporation. The analyses performed by Stern
Brothers are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

The terms of engagement of Stern Brothers by the Corporation are set forth in a letter agreement between Stern Brothers and the Corporation (the
"Engagement Letter"). Pursuant to the terms of the Engagement Letter, as compensation for rendering its Opinion to the Corporation, the Corporation agreed to pay Stern Brothers at the rate of $150 per hour, plus out-of-pocket expenses. The Corporation currently anticipates that the aggregate amount to be charged by Stern
Brothers for fees and costs will be approximately
$______. In addition, the Corporation has agreed to indemnify Stern Brothers against certain liabilities and expenses in connection with the engagement of Stern Brothers. The Opinion is subject to the understanding that the obligations of Stern Brothers in the Opinion are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Stern Brothers shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of the Corporation or its affiliates. No material ongoing relationship between the
Corporation and Stern Brothers or its affiliates or representatives is contemplated.

Reasons for Submitting the Transaction to a Shareholder Vote

Section 6.1 of the Merger Agreement requires the Corporation to convene a meeting of the Shareholders for the purpose of approving the transactions contemplated by the Merger
Agreement. In addition, (i) the rules and regulations of the American Stock Exchange require that the Share Issuance be approved by the Shareholders and (ii) Missouri law requires that the Articles Amendment be approved by the Shareholders. If the Shareholders do not approve
Proposal One, the Merger Agreement will
automatically terminate and the Merger will not be consummated.
            THE SHARE ISSUANCE

Pursuant to the Merger Agreement, the Corporation will issue 1,800,000 shares of Common Stock to the Electronika Shareholders (the "Electronika
Shares") in the Merger. The Electronika Shares issued in connection with the Merger will have the same rights, preferences and privileges as the shares of Common Stock currently outstanding.
 Holders of the Electronika Shares will have no preemptive rights to acquire additional Common
Stock of the Corporation. For a description of the Merger, the merger consideration, restrictions on the ability of the Electronika
Shareholders to transfer the Electronika Shares, the fairness opinion received by the Corporation in connection with the Merger and the reasons for the Merger, see the above sections entitled
"Summary of the Merger" and "Special Factors."

As of the record date of the Meeting, there were [2,811,590] shares of Common Stock of the Corporation outstanding, including 207,900 shares owned, directly or indirectly, by the Electronika
Shareholders.  The issuance of the Electronika
Shares in the Merger will dilute the
Shareholders' percentage interest in the
Corporation by 39%, from 100% to 61%, and will result in the Electronika Shareholders owning an aggregate of 2,070,900 shares of the Corporation's Common Stock. These shares, together with the 525,165 shares of Common Stock over which Peter Caloyeras will have voting control under the Voting Trust, will result in the Electronika Shareholders and their affiliates holding approximately 54.9% of the outstanding voting power of the Corporation. See "Summary of the Merger-Voting Trust" and "-Control; Certain
Restricted Actions."














           THE ARTICLES AMENDMENT

In connection with the Merger, the Corporation will issue 2,500,000 shares (the "Preferred
Shares") of a new Class A $1.00 Preferred Stock of the Corporation (the "Preferred Stock") to the Electronika Shareholders. Holders of the
Preferred Shares will have no preemptive rights to acquire additional Common Stock or Preferred
Stock of the Corporation. For a description of the Merger, the merger consideration, restrictions on the ability of the Electronika
Shareholders to transfer the Preferred Stock, the fairness opinion received by the Corporation in connection with the Merger and the reasons for the Merger, see the above sections entitled
"Summary of the Merger" and "Special Factors."

Text of Amendment to the Corporation's Articles of Incorporation

Article III of the Corporation's Articles of
Incorporation will be deleted in its entirety and amended to read as follows:

                 Article III

(a The aggregate number of shares which the Corporation shall be authorized to issue shall be Eight Million Five Hundred Thousand (8,500,000) shares of capital stock, par value $.50 per share, consisting of Six Million (6,000,000) shares of common stock (the "Common Stock") and Two Million Five Hundred Thousand (2,500,000) shares of Class A $1.00 Preferred Stock (the
"Preferred Stock"). No holder of shares of Common Stock or Preferred Stock shall have any preemptive right to acquire additional shares of the Corporation's capital stock. The Common
Stock shall have no preferences, qualifications, limitations, restrictions or special rights of any character whatsoever in respect thereof.

(b  The following is a statement of the
designations, powers, privileges and rights, and the qualifications, limitations and restrictions, in respect of the Preferred Stock:

   (i     Accumulation and Payment of Dividends.
The holders of outstanding shares of Preferred
Stock shall be entitled, in preference to the holders of Common Stock, to receive, out of any funds legally available therefor, cumulative mandatory dividends on each share of Preferred
Stock payable in cash at the rate per annum of $0.05 per share (the "Preferred Dividends");
provided, that Preferred Dividends need not be paid in cash if and to the extent that such payment is prohibited by law or under the terms of one or more agreements or instruments evidencing indebtedness for money borrowed of the Corporation at the time such payment would otherwise be due, in which case such Preferred
Dividends shall accumulate as provided herein.
Preferred Dividends shall accumulate commencing as of the date of issuance of the Preferred
Stock, will be payable annually within forty-five
(45) days of the Corporation's fiscal year end and will be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Preferred
Dividends not paid or paid in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Preferred Stock, including fractions, shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
The amount of accumulated dividends on any share of Preferred Stock, or fraction thereof, at any date, shall be the amount of any dividends payable thereon to and including such date, whether or not declared, which have not been paid in cash, with additional dividends accumulating on any such accumulated but unpaid dividends
(including without limitation, dividends which remain unpaid as a result of a prohibition against payment in any agreement for money borrowed) until paid. The Preferred Dividends shall be cumulative, so that if any Preferred
Dividend shall not have been paid when due, the deficiency shall be fully paid or declared and set apart for all outstanding shares of Preferred
Stock before the Corporation pays any dividend on or redeems or makes any other distribution on its Common Stock. The Preferred Dividends for any calendar year on any share of Preferred Stock which is not outstanding on every day of the year shall be prorated based on the number of days such share was outstanding during the year. All numbers relating to the calculation of dividends pursuant hereto shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Preferred Stock. Other than as provided herein, holders of Preferred Stock shall have no other right to receive dividends of the Corporation.

   (ii Redemption. The Preferred Stock shall be redeemable as follows:

        a)     The Corporation may redeem
Preferred Stock at any time, at its sole option, in whole or in part, out of funds legally available therefor, at a per share redemption price payable in cash equal to the sum of (x) One
Dollar and Ten Cents ($1.10) per share of Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Preferred Stock) plus (y) all accumulated, accrued and unpaid dividends thereon, whether or not declared, in cash to the date of redemption (the "Total Per
Share Preference Amount").

        b)     Any redemption of Preferred Stock
shall be accomplished out of funds legally available for such purpose, subject to such limitations as may be imposed under any agreement or instrument evidencing indebtedness for money borrowed of the Corporation at the time of such redemption, and shall otherwise be accomplished in accordance with all applicable laws.

        c)     If fewer than all of the Preferred
Stock at the time issued and outstanding are to be redeemed, the shares shall be redeemed from the holders of Preferred Stock pro rata based on their respective holdings of such shares.

       d)     Notice of any redemption of
Preferred Stock (a "Redemption Notice") shall be mailed at least ten (10) but not more than sixty
(60) calendar days prior to the date fixed for redemption to each holder of Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. In order to facilitate any redemption of Preferred
Stock, the Board of Directors may fix a record date for the determination of holders of Preferred Stock to be redeemed, which shall not be less than ten (10) nor more than thirty (30) calendar days prior to the date fixed for such redemption. The Redemption Notice shall include the date fixed for redemption, the Total Per
Share Preference Amount to be paid and the place at which the preferred stockholders may obtain payment of the Total Per Share Preference Amount upon surrender of their share certificates.

        e)     On or after the redemption date
specified in any Redemption Notice, each holder of shares of Preferred Stock called to be redeemed shall surrender the certificate or certificates evidencing such shares to the Corporation and shall then be entitled to receive payment of the redemption price for each such share. If fewer than all the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

        f)     If funds are available on the date
fixed in the Redemption Notice, then, whether or not the share certificates are surrendered for payment of the Total Per Share Preference Amount, on such date the holders of Preferred Stock to be redeemed on such redemption date shall cease to be stockholders with respect to such shares, such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest in or claim against the Corporation with respect to such shares except the right to receive payment of the redemption price upon delivery to the Corporation of (x) the certificates representing such shares of
Preferred Stock, or fractions thereof, and (y) appropriate endorsements and transfer documents sufficient to transfer such shares of Preferred
Stock, or fractions thereof, to the Corporation free of any adverse interest or lien. The Board of Directors shall cause the transfer books of the Corporation to be closed as to shares to be redeemed pursuant hereto. The Corporation shall return to the status of unauthorized and undesignated shares each share of Preferred Stock which it shall redeem or for any other reason acquire.

        g)     The Corporation shall redeem all
of the outstanding shares of Preferred Stock from funds lawfully available therefor twenty-one (21) days after the consummation of any of the following events: (x) a reorganization, merger or consolidation with one or more other corporations as a result of which the Corporation is not the surviving corporation or the Corporation survives as a subsidiary (at least majority owned) of another corporation, or (y) the sale of all or substantially all of the assets and property of the Corporation to another person or entity.

   (iii  Liquidation, Dissolution or Winding Up.
 Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Common Stock unless, prior thereto, the holders of shares of Preferred Stock, including any fractional shares, shall have received per share in cash the Total Per Share Preference
Amount (the "Liquidation Preference"). If, upon such liquidation, dissolution or winding up, the assets thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amount set forth herein, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of the Preferred Stock. After payment in full of the Liquidation Preference to holders of all shares of Preferred Stock, including any fractional shares, the Preferred
Stock shall not be entitled to receive any additional cash, property or other assets of the Corporation upon the liquidation, dissolution or winding up of the Corporation.

   (iv Voting Rights. Except as otherwise required by law, the holders of shares of Preferred Stock shall have no voting rights.
Notwithstanding the foregoing, without the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Preferred Stock, voting as a class, the Corporation shall not:

       a)     amend or repeal any provision of or
add any provision to the Corporation's Articles of Incorporation, or in any other manner modify any class of capital stock, if such action would alter or change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock so as to affect adversely the Preferred Stock; or

       b)     except as provided elsewhere
herein, authorize or issue any additional shares of Preferred Stock or reissue any shares of Preferred Stock that have been reacquired by the Corporation, by purchase, redemption or otherwise; or

       c)     authorize or create shares of any
class of capital stock having equal priority with the Preferred Stock or any preference or priority over the Preferred Stock as to dividends or distribution of assets on liquidation, dissolution or winding up.

   (v  Fractional Shares; Uncertificated Shares.
The Corporation may issue fractional shares of Preferred Stock. The holders of fractional shares shall be entitled to all rights as preferred stockholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares. Shares of Preferred Stock, or fractions thereof, may, but need not, be represented by share certificates.
Shares of Preferred Stock, or fractions thereof, not represented by share certificates
("Uncertificated Shares") shall be registered in the stock record book of the Corporation. The
Corporation at any time at its sole option may deliver to any registered holder of Preferred
Stock share certificates to represent
Uncertificated Shares previously issued (or deemed issued) to such holder.

(c     The Board of Directors is authorized in
its discretion to determine, fix and approve the consideration other than cash for shares which may be issued, and to determine the fair value to the Corporation of such consideration.

Rights of Holders of Preferred Shares

For a description of the dividend, voting, liquidation, redemption and other material rights of the holders of Preferred Shares, see the above text of the amendment to the Corporation's
Articles of Incorporation.

General Effect Upon the Rights of Existing
Shareholders

The issuance of the Preferred Shares will have no effect on the voting control of the Corporation because the Preferred Stock has no voting rights
(except in the limited circumstances discussed above). However, the holders of Preferred Stock will have rights to distributions of dividends, and rights upon a dissolution or liquidation of the Corporation, superior to that of holders of Common Stock. These superior rights will require the Corporation to pay annual dividends on the Preferred Stock, plus any accrued and unpaid dividends thereon, before any amount may be paid to holders of Common Stock, regardless of whether the Corporation has any earnings during the year and regardless of whether any dividends are declared with respect to the Preferred Stock or the Common Stock. To the extent the Corporation is prohibited from paying these annual dividends, either by law or under the terms of any of its financing agreements, these unpaid dividends will accrue and will be payable as soon as permitted.
 Also, these superior rights will require the Corporation to redeem the Preferred Stock in full, and pay in full any accrued and unpaid dividends thereon, before any amounts may be paid to holders of Common Stock upon a dissolution or liquidation of the Corporation. The Corporation also will be required to redeem the Preferred
Shares, and pay in full any accrued but unpaid dividends thereon, upon a reorganization, merger or consolidation with one or more other corporations as a result of which the Corporation is not the surviving corporation or survives as a subsidiary of another corporation, or upon the sale of all or substantially all of the assets of the Corporation.

     REQUIRED VOTE; BOARD RECOMMENDATION

A vote of a majority of all outstanding shares of the Common Stock of the Corporation, whether or not present in person or by proxy and voting at the Meeting, is necessary for the approval of the above-described Share Issuance and Articles
Amendment.  THE BOARD OF DIRECTORS RECOMMENDS
THAT THE SHAREHOLDERS APPROVE THIS PROPOSAL ONE.


              PROPOSAL TWO
     ELECTION OF THE BOARD OF DIRECTORS

     THE SHARE ISSUANCE Pursuant to the Merger
Agreement, the Corporation will issue 1,800,000
shares of Common Stock to the Electronika
Shareholders (the Electronika Shares) in the
Merger.  The Electronika Shares issued in
connection with the Merger will have the same
rights, preferences and privileges as the shares
of Common Stock currently outstanding.  Holders
of the Electronika Shares will have no preemptive
rights to acquire additional Common Stock of the
Corporation.  For a description of the Merger,
the merger consideration, restrictions on the
ability of the Electronika Shareholders to
transfer the Electronika Shares, the fairness
opinion received by the Corporation in connection
with the Merger and the reasons for the Merger,
see the above sections entitled Summary of the
Merger and Special Factors.  As of the record
date of the Meeting, there were [2,811,590]
shares of Common Stock of the Corporation
outstanding, including 207,900 shares owned,
directly or indirectly, by the Electronika
Shareholders.  The issuance of the Electronika
Shares in the Merger will dilute the
Shareholders' percentage interest in the
Corporation by 39%, from 100% to 61%, and will
result in the Electronika Shareholders owning an
aggregate of 2,070,900 shares of the
Corporation's Common Stock.  These shares,
together with the 525,165 shares of Common Stock
over which Peter Caloyeras will have voting
control under the Voting Trust, will result in
the Electronika Shareholders and their affiliates
holding approximately 54.9% of the outstanding
voting power of the Corporation.  See Summary of
the Merger-Voting Trust and -Control; Certain
Restricted Actions.     THE ARTICLES AMENDMENT In
connection with the Merger, the Corporation will
issue 2,500,000 shares  (the Preferred Shares) of
a new Class A $1.00 Preferred Stock of the
Corporation (the Preferred Stock) to the
Electronika Shareholders.  Holders of the
Preferred Shares will have no preemptive rights
to acquire additional Common Stock or Preferred
Stock of the Corporation.  For a description of
the Merger, the merger consideration,
restrictions on the ability of the Electronika
Shareholders to transfer the Preferred Stock, the
fairness opinion received by the Corporation in
connection with the Merger and the reasons for
the Merger, see the above sections entitled
Summary of the Merger and Special Factors.  Text
of Amendment to the Corporation's Articles of
Incorporation Article III of the Corporation's
Articles of Incorporation will be deleted in its
entirety and amended to read as follows:
Article III(a i     The aggregate number of
shares which the Corporation shall be authorized
to issue shall be Eight Million Five Hundred
Thousand (8,500,000) shares of capital stock, par
value $.50 per share, consisting of Six Million
(6,000,000) shares of common stock (the Common
Stock) and Two Million Five Hundred Thousand
(2,500,000) shares of Class A $1.00 Preferred
Stock (the Preferred Stock).  No holder of shares
of Common Stock or Preferred Stock shall have any
preemptive right to acquire additional shares of
the Corporation's capital stock.  The Common
Stock shall have no preferences, qualifications,
limitations, restrictions or special rights of
any character whatsoever in respect thereof.(b i
    The following is a statement of the
designations, powers, privileges and rights, and
the qualifications, limitations and restrictions,
in respect of the Preferred Stock:(i a
Accumulation and Payment of Dividends.  The
holders of outstanding shares of Preferred Stock
shall be entitled, in preference to the holders
of Common Stock, to receive, out of any funds
legally available therefor, cumulative mandatory
dividends on each share of Preferred Stock
payable in cash at the rate per annum of $0.05
per share (the Preferred Dividends); provided,
that Preferred Dividends need not be paid in cash
if and to the extent that such payment is
prohibited by law or under the terms of one or
more agreements or instruments evidencing
indebtedness for money borrowed of the
Corporation at the time such payment would
otherwise be due, in which case such Preferred
Dividends shall accumulate as provided herein.
Preferred Dividends shall accumulate commencing
as of the date of issuance of the Preferred
Stock, will be payable annually within forty-five
(45) days of the Corporation's fiscal year end
and will be cumulative, to the extent unpaid,
whether or not they have been declared and
whether or not there are profits, surplus or
other funds of the Corporation legally available
for the payment of dividends.  Preferred
Dividends not paid or paid in an amount less than
the total amount of such dividends at the time
accumulated and payable on all outstanding shares
of Preferred Stock, including fractions, shall be
allocated pro rata on a share-by-share basis
among all such shares at the time outstanding.
The amount of accumulated dividends on any share
of Preferred Stock, or fraction thereof, at any
date, shall be the amount of any dividends
payable thereon to and including such date,
whether or not declared, which have not been paid
in cash, with additional dividends accumulating
on any such accumulated but unpaid dividends
(including without limitation, dividends which
remain unpaid as a result of a prohibition
against payment in any agreement for money
borrowed) until paid.  The Preferred Dividends
shall be cumulative, so that if any Preferred
Dividend shall not have been paid when due, the
deficiency shall be fully paid or declared and
set apart for all outstanding shares of Preferred
Stock before the Corporation pays any dividend on
or redeems or makes any other distribution on its
Common Stock.  The Preferred Dividends for any
calendar year on any share of Preferred Stock
which is not outstanding on every day of the year
shall be prorated based on the number of days
such share was outstanding during the year. All
numbers relating to the calculation of dividends
pursuant hereto shall be subject to equitable
adjustment in the event of any stock split,
combination, reorganization, recapitalization,
reclassification or other similar event involving
a change in the Preferred Stock.  Other than as
provided herein, holders of Preferred Stock shall
have no other right to receive dividends of the
Corporation.(ii a     Redemption.  The Preferred
Stock shall be redeemable as follows: a)     The
Corporation may redeem Preferred Stock at any
time, at its sole option, in whole or in part,
out of funds legally available therefor, at a per
share redemption price payable in cash equal to
the sum of (x) One Dollar and Ten Cents ($1.10)
per share of Preferred Stock (adjusted
appropriately for stock splits, stock dividends,
recapitalizations and the like with respect to
the Preferred Stock) plus (y) all accumulated,
accrued and unpaid dividends thereon, whether or
not declared, in cash to the date of redemption
(the Total Per Share Preference Amount).b)
Any redemption of Preferred Stock shall be
accomplished out of funds legally available for
such purpose, subject to such limitations as may
be imposed under any agreement or instrument
evidencing indebtedness for money borrowed of the
Corporation at the time of such redemption, and
shall otherwise be accomplished in accordance
with all applicable laws.  c)     If fewer than
all of the Preferred Stock at the time issued and
outstanding are to be redeemed, the shares shall
be redeemed from the holders of Preferred Stock
pro rata based on their respective holdings of
such shares.  d)     Notice of any redemption of
Preferred Stock (a Redemption Notice) shall be
mailed at least ten (10) but not more than sixty
(60) calendar days prior to the date fixed for
redemption to each holder of Preferred Stock to
be redeemed, at such holder's address as it
appears on the books of the Corporation.  In
order to facilitate any redemption of Preferred
Stock, the Board of Directors may fix a record
date for the determination of holders of
Preferred Stock to be redeemed, which shall not
be less than ten (10) nor more than thirty (30)
calendar days prior to the date fixed for such
redemption.  The Redemption Notice shall include
the date fixed for redemption, the Total Per
Share Preference Amount to be paid and the place
at which the preferred stockholders may obtain
payment of the Total Per Share Preference Amount
upon surrender of their share certificates.  e)
   On or after the redemption date specified in
any Redemption Notice, each holder of shares of
Preferred Stock called to be redeemed shall
surrender the certificate or certificates
evidencing such shares to the Corporation and
shall then be entitled to receive payment of the
redemption price for each such share.  If fewer
than all the shares represented by one share
certificate are to be redeemed, the Corporation
shall issue a new share certificate for the
shares not redeemed.  f)     If funds are
available on the date fixed in the Redemption
Notice, then, whether or not the share
certificates are surrendered for payment of the
Total Per Share Preference Amount, on such date
the holders of Preferred Stock to be redeemed on
such redemption date shall cease to be
stockholders with respect to such shares, such
shares shall no longer be transferable on the
books of the Corporation and such holders shall
have no interest in or claim against the
Corporation with respect to such shares except
the right to receive payment of the redemption
price upon delivery to the Corporation of (x) the
certificates representing such shares of
Preferred Stock, or fractions thereof, and (y)
appropriate endorsements and transfer documents
sufficient to transfer such shares of Preferred
Stock, or fractions thereof, to the Corporation
free of any adverse interest or lien.  The Board
of Directors shall cause the transfer books of
the Corporation to be closed as to shares to be
redeemed pursuant hereto.  The Corporation shall
return to the status of unauthorized and
undesignated shares each share of Preferred Stock
which it shall redeem or for any other reason
acquire.  g)     The Corporation shall redeem all
of the outstanding shares of Preferred Stock from
funds lawfully available therefor twenty-one (21)
days after the consummation of any of the
following events: (x) a reorganization, merger or
consolidation with one or more other corporations
as a result of which the Corporation is not the
surviving corporation or the Corporation survives
as a subsidiary (at least majority owned) of
another corporation, or (y) the sale of all or
substantially all of the assets and property of
the Corporation to another person or entity.(iii
a     Liquidation, Dissolution or Winding Up.
Upon any voluntary or involuntary liquidation,
dissolution or winding up of the Corporation, no
distribution shall be made to the holders of
shares of Common Stock unless, prior thereto, the
holders of shares of Preferred Stock, including
any fractional shares, shall have received per
share in cash the Total Per Share Preference
Amount (the Liquidation Preference).  If, upon
such liquidation, dissolution or winding up, the
assets thus distributed among the holders of the
Preferred Stock shall be insufficient to permit
the payment to such stockholders of the full
preferential amount set forth herein, then the
entire assets of the Corporation to be
distributed shall be distributed ratably among
the holders of the Preferred Stock.  After
payment in full of the Liquidation Preference to
holders of all shares of Preferred Stock,
including any fractional shares, the Preferred
Stock shall not be entitled to receive any
additional cash, property or other assets of the
Corporation upon the liquidation, dissolution or
winding up of the Corporation.(iv a     Voting
Rights.  Except as otherwise required by law, the
holders of shares of Preferred Stock shall have
no voting rights.  Notwithstanding the foregoing,
without the affirmative vote or written consent
of the holders of at least a majority of the
outstanding shares of Preferred Stock, voting as
a class, the Corporation shall not:  a)     amend
or repeal any provision of or add any provision
to the Corporation's Articles of Incorporation,
or in any other manner modify any class of
capital stock, if such action would alter or
change the rights, preferences, privileges or
powers of, or the restrictions provided for the
benefit of, the Preferred Stock so as to affect
adversely the Preferred Stock; orb)     except as
provided elsewhere herein, authorize or issue any
additional shares of Preferred Stock or reissue
any shares of Preferred Stock that have been
reacquired by the Corporation, by purchase,
redemption or otherwise; or c)     authorize or
create shares of any class of capital stock
having equal priority with the Preferred Stock or
any preference or priority over the Preferred
Stock as to dividends or distribution of assets
on liquidation, dissolution or winding up.(v a
  Fractional Shares; Uncertificated Shares.  The
Corporation may issue fractional shares of
Preferred Stock.  The holders of fractional
shares shall be entitled to  all rights as
preferred stockholders of the Corporation to the
extent provided herein and under applicable law
in respect of such fractional shares.  Shares of
Preferred Stock, or fractions thereof, may, but
need not, be represented by share certificates.
Shares of Preferred Stock, or fractions thereof,
not represented by share certificates
(Uncertificated Shares) shall be registered in
the stock record book of the Corporation.  The
Corporation at any time at its sole option may
deliver to any registered holder of Preferred
Stock share certificates to represent
Uncertificated Shares previously issued (or
deemed issued) to such holder.(c i     The Board
of Directors is authorized in its discretion to
determine, fix and approve the consideration
other than cash for shares which may be issued,
and to determine the fair value to the
Corporation of such consideration .Rights of
Holders of Preferred Shares For a description of
the dividend, voting, liquidation, redemption and
other material rights of the holders of Preferred
Shares, see the above text of the amendment to
the Corporation's Articles of Incorporation.
General Effect Upon the Rights of Existing
Shareholders The issuance of the Preferred Shares
will have no effect on the voting control of the
Corporation because the Preferred Stock has no
voting rights (except in the limited
circumstances discussed above).  However, the
holders of Preferred Stock will have rights to
distributions of dividends, and rights upon a
dissolution or liquidation of the Corporation,
superior to that of holders of Common Stock.
These superior rights will require the
Corporation to pay annual dividends on the
Preferred Stock, plus any accrued and unpaid
dividends thereon, before any amount may be paid
to holders of Common Stock, regardless of whether
the Corporation has any earnings during the year
and regardless of whether any dividends are
declared with respect to the Preferred Stock or
the Common Stock.  To the extent the Corporation
is prohibited from paying these annual dividends,
either by law or under the terms of any of its
financing agreements, these unpaid dividends will
accrue and will be payable as soon as permitted.
 Also, these superior rights will require the
Corporation to redeem the Preferred Stock in
full, and pay in full any accrued and unpaid
dividends thereon, before any amounts may be paid
to holders of Common Stock upon a dissolution or
liquidation of the Corporation. The Corporation
also will be required to redeem the Preferred
Shares, and pay in full any accrued but unpaid
dividends thereon, upon a reorganization, merger
or consolidation with one or more other
corporations as a result of which the Corporation
is not the surviving corporation or survives as a
subsidiary of another corporation, or upon the
sale of all or substantially all of the assets of
the Corporation.     REQUIRED VOTE; BOARD
RECOMMENDATIONA vote of a majority of all
outstanding shares of the Common Stock of the
Corporation, whether or not present in person or
by proxy and voting at the Meeting, is necessary
for the approval of the above-described Share
Issuance and Articles Amendment.  THE BOARD OF
DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
APPROVE THIS PROPOSAL ONE.     PROPOSAL TWO
ELECTION OF THE BOARD OF DIRECTORS At the
Meeting, five individuals will be nominated for election as members of the Board of Directors, to serve until the next annual meeting of shareholders, and until their successors have been elected. The Corporation's Articles of Incorporation authorize seven directors. After consummation of the Merger, the Board of Directors will appoint two persons selected by the Electronika Shareholders to the two open director positions, as described in the section above entitled "Proposal One -- Summary of the Merger -- Electronika Directors."

The five nominees to be elected at the Meeting, each a present member of the Board of Directors, are as follows: Ronald L. Benjamin, Christian T.
Hughes, Dr. Thomas L. Lyon, Jr., Dale H.
Sizemore, Jr., and Richard A. Sizemore.

Biographical Information

Biographical summaries concerning the five nominees, the Corporation's executive officers and significant employees, and information with respect to the number of shares of Common Stock beneficially owned by each of them as of November
1, 1998, are shown below. The number of shares beneficially owned includes shares, if any, held in the name of the spouse, minor children, or other relative of the individual living in his or her home, as well as shares, if any, held in the name of another person under an arrangement whereby the individual enjoys the right to vote such shares or use of the income from such shares, or whereby the individual can vest or revest title in himself or herself immediately or at some future time. Dale H. Sizemore, Jr., both a Director and an executive officer, and Richard
A. Sizemore, a Director, are brothers.






Bigraphical Summaries       Shares of
of Nominees, Executive     Common Stock
Officers, and Significant    Owned at     Percent
Employees                  Nov. 11, 1998  ofclass

Dale H. Sizemore, Jr.,       379,509 (a)   13.5%
age 46, Chairman of
the Board and Chief
Executive Officer
of the Corporation
13402 South 71 Highway
Grandview, MO  64030

Mr. Sizemore became a Director of the Corporation in 1984. He has served as Chairman since 1995, and served as President from 1995 to 1996. Mr. Sizemore was President of Kansas Communications, Inc., located in Lenexa, Kansas, from 1983 to 1995, and was Chairman of the Board and Treasurer from 1995 to 1998. Mr.
Sizemore is currently self employed.

Christian T. Hughes,
 age 49, Director           -0-             0.0%
Director, President
and Chief Operating
Officer of the Corp
13402 South 71 Highway
Grandview, MO  64030

Mr. Hughes became a Director of the Corporation in 1995. He became President and Chief Operating
Officer
in 1996.  He became President of Torotel Products in
1996, and President of OPT Industries in 1995, each of which are subsidiaries of the Corporation. He joined
OPT in 1992 as Vice President of Sales and Marketing, and became Executive Vice President in 1993. Prior to joining OPT, Mr. Hughes was Vice President of Sales for Hitran Corporation, located in Flemington, New
Jersey, from 1987 to 1992.

Ronald L. Benjamin,
age 53, Director of          -0-            0.0%
Director of the Corp
13402 South 71 Highway
Grandview, MO  64030

Mr. Benjamin became a Director of the Corporation in 1993. He has been President of Resource and Development Group, Inc. located in Lenexa, Kansas, since 1985. Mr. Benjamin is also a 50% owner of Robinson Potato Supply. He holds a B.S. degree in electrical engineering from Bucknell University and received his M.B.A. from Harvard University.

Dr. Thomas L. Lyon, Jr.,
age 54, Director of           210           0.0%
Director of the Corp
13402 South 71 Highway
Grandview, MO  64030

Dr. Lyon became a Director of the Corporation in 1993.
 He is a professor and Academic Chair of the Executive
Fellows Program at Rockhurst College, located in
Kansas City, Missouri. Dr. Lyon is a past director of the Graduate and Undergraduate Business Division, has been Acting Dean of the School of Management, and was the first director of Rockhurst's M.B.A. Program. He has been at Rockhurst since 1975. He holds his B.A.
in economics from Rockhurst, and his M.A. in economics and Ph.D. in economics and finance from the University of Missouri.

Richard A. Sizemore,
age 38, Director of     415,374 (b)        14.7%
Director of the Corp
13402 South 71 Highway
Grandview, MO  64030

Mr. Sizemore became a Director of the Corporation in 1995. He has been owner and President of Interactive
Design, Inc., located in Lenexa, Kansas, since 1987.
He holds a B.S. degree in electrical engineering and an M.B.A. from the University of Kansas.

H. James Serrone,
age 43, Vice President       10,273 (c)     0.4%
of Finance and Chief
Financial Officer of
the Corporation
13402 South 71 Highway
Grandview, MO  64030

Mr. Serrone joined Torotel in 1979, became Controller in 1982, and was named Vice President in 1993. Mr.
Serrone has served as Vice President of Torotel
Products since 1992, and became Vice President of OPT
Industries in 1993.  He has been Acting General
Manager of Torotel Products since August 1996.

All Directors and
Executive Officers
as a Group
(6 persons)              604,860 (d)     21.5%

(a)   See the text and footnotes regarding Mr.
Sizemore's beneficial ownership discussed above in the section entitled "Voting Securities and Principal Holders Thereof."

(b)   See the text and footnotes regarding Mr.
Sizemore's beneficial ownership discussed above in the section entitled "Voting Securities and Principal Holders Thereof."

(c)   H. James Serrone's beneficial ownership
includes
3,357 shares which are acquirable within 60 days pursuant to the exercise of outstanding stock options.

(d) The beneficial ownership of all directors and executive officers as a group includes 3,357 shares which are acquirable within 60 days pursuant to the exercise of outstanding stock options. The percentage ownership of the individuals identified above does not equal the percentage ownership of all directors and officers as a group because the 200,506 shares owned by Sizemore Enterprises, in which Dale H.
Sizemore, Jr. and Richard Sizemore are general partners, is included only once in the total beneficial ownership of the 604,860 shares.

Board Meetings and Director Compensation

During the fiscal year ended April 30, 1998, the Board of Directors held seven meetings (including regularly scheduled and special meetings). Each of the incumbent directors being nominated for re-election attended 100% of the Board of Directors meetings held while he was a Director.
 Christian T. Hughes was compensated at the rate of $100 per Board of Directors meeting attended.
 Ronald L. Benjamin, Dr. Thomas L. Lyon, Jr.,
Dale H. Sizemore, Jr., and Richard A. Sizemore were compensated at the rate of $6,000 per fiscal year, plus $600 per Board of Directors meeting attended, and $400 per committee meeting attended.

Committees

Christian T. Hughes and H. James Serrone are members of the Administrative Committee for the Employee Stock Purchase Plan (the "Plan
Committee"). Mr. Serrone is not a Director but is an officer of the Corporation. The Plan
Committee receives its authority from the Employee Stock Purchase Plan (the "Plan") and from the Board of Directors. The Plan Committee administers and implements the Plan and determines the eligibility of employees to participate in the Plan. The Plan Committee does not meet on a regular basis but meets as required. The Plan Committee did not meet during the last fiscal year.

Ronald L. Benjamin and Dr. Thomas L. Lyon, Jr.
are members of the Audit Committee.  The Audit
Committee held one meeting during the last fiscal year. In fulfilling its responsibilities, the Audit Committee's activities included, but were not limited to, reviewing internal accounting controls, financial activities, financial position and related consolidated reports of the Corporation.

Ronald L. Benjamin, Dr. Thomas L. Lyon, Jr., and
Dale H. Sizemore, Jr., are members of the Compensation Committee, the purpose of which is to determine the compensation of the executive officers of the Corporation. The Compensation
Committee held one meeting during the last fiscal year.

The Corporation does not have a nominating committee.

Cumulative Voting

There will be cumulative voting for the election of Directors. In cumulative voting, each share carries as many votes as there are vacancies to be filled and each Shareholder is permitted to distribute the votes for all of his or her shares among the nominees in any way he or she desires.
 Since five Directors are nominated, each Shareholder may cast that number of votes which is equal to the number of shares owned by him or her multiplied by five. If no choice is indicated on the enclosed Proxy, the persons named in the Proxy will cumulate the votes and distribute them among the nominees in their discretion. If a Shareholder desires to cumulate his or her votes for the Directors in a particular manner, he or she should indicate the number of votes to be cast on the Shareholder's behalf for each nominee immediately following that nominee's name on the Proxy. The Proxies cannot be voted for a greater number of persons than the number named herein. If any nominee should be unable to serve, the Proxy will be voted for such person as shall be designated by the Board of Directors of the Corporation to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will be unable to serve.


Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE
SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF
EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.
Section 16(a) Beneficial Ownership Reporting
Compliance
Section 16(a) of the Exchange Act requires executive officers and directors of the Corporation, and persons who beneficially own more than ten percent (10%) of the Corporation's
Common Stock (collectively referred to herein as "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the
"Commission"). Reporting Persons are required by Commission regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely upon a review of copies of Forms 3,
 4 and 5 and amendments thereto furnished to the Corporation during its most recent fiscal year, the Corporation believes that all of these forms required to be filed by Reporting Persons were timely filed pursuant to Section 16(a) of the Exchange Act, except that each of Dale H.
Sizemore, Jr., Gregory M. Sizemore, Paulette A.
Durso and Richard A. Sizemore filed one report late with respect to one transaction.

Executive Officer Compensation

Summary Compensation Table. The following table sets forth the compensation of the named executive officers for each of the Corporation's last three completed fiscal years.

                 Annual                Long-Term
              Compensation           Compensation
Name and
Principal                        Options Allother
Position   Year    Salary  Bonus Awarded   Comp

Dale H.
Sizemore,
Jr. (a)
Chief Exec.
Officer     1998   $0       $0     $0      $0
            1997   $0       $0     $0      $0
            1998   $0       $0     $0      $0

Christian
T. Hughes (b)
President
and Chief
Operating
Officer     1998   $124216  $0     $0      $0
            1997   $126676  $36000 $37500  $7500

Alfred F.
Marsh (c)
Former
President
and Chief
Executive
Officer     1996   $24078  $0     $0      $0

(a)   Dale H. Sizemore, Jr. became Chief Executive
Officer effective August 4, 1996.

(b)   Christian T. Hughes became President and Chief
Operating Officer effective September 16, 1996.

(c)   Alfred F. Marsh served as President and Chief
Executive Officer during all of fiscal year
1995, and for the period of May 1 to August 3 of fiscal 1996.

Option Grants Table. There were no grants of stock options made to any executive officers during the Corporation's last completed fiscal year.

Aggregate Option Exercises and Fiscal Year-End
Option Value Table. The following table sets forth the aggregate stock option exercises made during the last completed fiscal year and the fiscal year-end option values for each of the named executive officers.

                                     Value of
                          No.       unexercised
                      unexer opt./  in-the-money
        Shares          SARs at    options/SARs
         Acq.          FY-end($)   at FY-end($)
Name      on    Value   exer/       exercisable/
Name    Exer.#  Real($) unexer     unexercisable

Dale
H.
Sizemore,
Jr.        0     $0       0             $0
Christian
T.
Hughes     0     $0       0             $0

Certain Relationships and Legal Proceedings

Indebtedness to Former Officer. The Corporation has a $429,000 promissory note with Alfred F.
Marsh, former President of Torotel, Inc., dated
July 10, 1996. The amount of this note consists of the principal sum of $250,000 from a note executed in April 1986, plus $179,000 of accrued unpaid interest. For the year ended April 30, 1998, the Corporation incurred $41,000 in interest on the note. The outstanding balance of this unsecured note bears interest at a fixed rate of 10% per annum. The note requires monthly principal and interest payments of $10,881, and matures on July 1, 2000. Under the terms of the note, no payments will be made to Mr. Marsh as long as any default condition exists under the terms of the Corporation's credit agreement with Phillipsburg National Bank & Trust Corporation, unless the bank has waived the default condition prior to any payment. As of April 30, 1998, the aggregate amount due under the note was $438,000, which consists of the outstanding principal balance of $384,000 plus accrued interest of $54,000. The Corporation has suspended all payments under the note due to the reasons discussed in the section below entitled "Legal
Proceedings."

Legal Proceedings.  On May 6, 1997, Torotel
Products, Inc., one of the Corporation's operating subsidiaries, was accepted into the Voluntary Disclosure Program of the United States
Department of Defense resulting from its failure to perform certain required "thermal shock" testing as frequently as required and for inaccurately certifying that all required testing had been performed. As a result of the Corporation's investigation into the testing deficiencies, which were first reported in November 1996, the Corporation recorded an estimated charge of $416,000 against earnings in its fiscal fourth quarter ended April 30, 1997.
Because the investigation was ongoing, the Corporation subsequently determined that there also were some deficiencies in performing some required electrical testing as frequently as required. As a result, the Corporation recorded an additional charge of $70,000 against earnings in the first quarter of the fiscal year ended
April 30, 1998. The Corporation does not anticipate incurring any additional significant charges related to the investigation; however, the aggregate amount of the estimated penalty is still subject to fluctuation as further investigation is conducted. At this time, the Corporation is not certain when payment of the damage amount will be required; however, the Corporation does not anticipate making any payments during the fiscal year ending April 30, 1999. The legal fees associated with the investigation amounted to $68,000 during the fiscal year ended April 30, 1998, and $203,000 for the fiscal year ended April 30, 1997. The
Corporation believes that certain of its former officers may have been responsible for the misconduct related to the test failures, and will evaluate ways of recovering the damages once the government completes its investigation. In the meantime, the Corporation has suspended all payments under a note payable to a former officer.

               OTHER MATTERS

Other Business

The Board of Directors is not aware of any other business to be transacted at the Meeting. If any other business is properly brought before the Meeting, it is intended that the shares represented by the enclosed Proxy will be voted in respect thereof in accordance with the judgment of the persons voting the Proxies.

Availability of Accountants

Representatives of Grant Thornton LLP, the principal accountants for the Corporation (i) are expected to be present at the Meeting, (ii) will have the opportunity to make a statement if they desire to do so and (iii) are expected to be available to respond to appropriate questions.

Deadline for Receipt of Shareholders' Proposals

Proposals of shareholders of the Corporation which are intended to be presented by the Corporation at the Corporation's 1999 annual meeting of shareholders must be received by the Corporation no later than September 15, 1999, so that they may be included in the Proxy Statement relating to that meeting.


General

In order that your shares may be represented if you do not plan to attend the Meeting, and in order to assure the required quorum and voting, please sign, date and return the enclosed Proxy promptly.


BY ORDER OF THE BOARD OF DIRECTORS



H. James Serrone
Secretary of the Corporation




















                Exhibit A

             Merger Agreement































































     AGREEMENT  AND  PLAN  OF  MERGER

              AMONG

         TOROTEL,  INC.

   TOROTEL MERGER SUBSIDIARY, INC.

      ELECTRONIKA,  INC.

           AND  THE

    ELECTRONIKA  STOCKHOLDERS
       NAMED HEREIN



    Dated November 24, 1998


















             TABLE OF CONTENTS

                                       Page

ARTICLE ITHE MERGER
Section 1.1     The Merger
Section 1.2     Effective Time of the Merger
Section 1.3     Merger Consideration and
Conversion of Shares.
Section 1.4     Preferred Shares Escrow.
Section 1.5     Distributions of Preferred
Shares.
Section 1.6     Net Worth Determination.
Section 1.7     Net Worth Adjustment.
Section 1.8     EBITDA.
Section 1.9     Closing

ARTICLE IITHE SURVIVING CORPORATION
Section 2.1  Articles of Incorporation and Bylaws
Section 2.2  Board of Directors and Officers
Section 2.3     Employment of Peter Caloyeras

ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF
ELECTRONIKA
Section 3.1     Subsidiaries.
Section 3.2     Organization and Qualification.
     7
Section 3.3     Capitalization.
Section 3.4     Financial Condition.
Section 3.4.1     Assets and Liabilities at
Closing.
Section 3.4.2     Electronika Financial
Statements
Section 3.5     Taxes.
Section 3.6     Undisclosed Liabilities
Section 3.7     Litigation and Claims.
Section 3.8     Properties.
Section 3.9     Contracts and Other Instruments.

Section 3.10    Validity of Electronika Material
                    Contracts.
Section 3.11     Charter Instruments
Section 3.12     Related Party Transactions.
Section 3.13     Employee Benefit Plans
Section 3.13.1   Arrangements.
Section 3.13.2   ERISA Plans.
Section 3.13.3   Other Employee Fringe
Benefits.
Section 3.13.4   ERISA Affiliate.
Section 3.13.5     Identification of Benefit
Plans.
Section 3.13.6     MEPPA Liability/Post-
Retirement Medical Benefits/
 Defined Benefit Plans/Supplemental
Retirement Plans
Section 3.13.7     Liabilities
Section 3.14     Patents, Trademarks, Et
Section 3.15     Questionable Payments
Section 3.16     Authority to Merge
Section 3.17     Year 2000 Compliance
Section 3.18     Assets of Magnetika/East; Name
Change
Section 3.19     Environmental Matters
Section 3.20     Completeness of Disclosure

ARTICLE IVREPRESENTATIONS AND WARRANTIES
OFPARENT AND ACQUISITION
Section 4.1     Subsidiaries
Section 4.2     Organization and Qualification
Section 4.3     Capitalization.
Section 4.4     Financial Condition
Section 4.5     Taxes.
Section 4.6     Undisclosed Liabilities.
Section 4.7     Litigation and Claims.
Section 4.8     Properties.
Section 4.9     Contracts and Other Instruments.

Section 4.10     Validity of Parent Material
Contracts.
Section 4.11     Charter Instruments
Section 4.12     Employee Benefit Plans
Section 4.12.1  Arrangements
Section 4.12.2  ERISA Plans
Section 4.12.3  Other Employee Fringe
Benefits
Section 4.12.4  ERISA Affiliate
Section 4.12.5  Identification of Benefit
Plans
Section 4.12.6  MEPPA Liability/Post-
Retirement Medical Benefits/
Defined Benefit Plans/Supplement
Section 4.12.7  Liabilities
Section 4.13     Patents, Trademarks, Et Cetera
Section 4.14     Questionable Payments
Section 4.15     Authority to Merge.
Section 4.16     Environmental Matters
Section 4.17     Related Party Transactions
Section 4.18     Year 2000 Compliance
Section 4.19     Interim Operations of MergerSub
Section 4.20     Completeness of Disclosure.
ARTICLE VCOVENANTS OF ELECTRONIKA
Section 5.1     Articles of Incorporation and
Bylaws
Section 5.2     Shares and Options.
Section 5.3     Dividends and Purchases of Stock.

Section 5.4     Borrowing of Money
Section 5.5     Access.
Section 5.6     Advice of Changes.
Section 5.7     Confidentiality
Section 5.8     Public Statements.
Section 5.9     Parent Stockholder Approval.
Section 5.10     Conduct of Business.
Section 5.11     Reasonable Efforts.
Section 5.12     Exclusive Dealing
Section 5.13     Obligation to Update Disclosure
Letter
ARTICLE VICOVENANTS OF PARENT AND ACQUISITION
Section 6.1     Stockholder Approval.
Section 6.2     Proxy Statement.
Section 6.3     Articles of Incorporation and
Bylaws
Section 6.4     Shares and Options.
Section 6.5     Dividends and Purchases of Stock.

Section 6.6     Borrowing of Money.
Section 6.7     Access
Section 6.8     Advice of Changes
Section 6.9     Confidentiality
Section 6.10     Public Statements
Section 6.11     Conduct of Business
Section 6.12     Reasonable Efforts
Section 6.13     Exclusive Dealing
Section 6.14     Business After the Effective
Time
Section 6.15     Issuance and Listing of Stock
Section 6.16     Obligation to Update Disclosure
Letter
ARTICLE VIIELECTRONIKA'S CONDITIONS TO
CLOSING
Section 7.1     Voting Trust.
Section 7.2     Accuracy of Representations and
Compliance With Conditions.
Section 7.3     Material Adverse Change.
Section 7.4     Other Documents.
Section 7.5     Review of Proceedings.
Section 7.6     Legal Action.
Section 7.7     No Governmental Action.
Section 7.8     Consents Needed
Section 7.9     Other Agreements.
Section 7.10     Closing Certificate
Section 7.11     Parent Disclosure Letter

ARTICLE VIIIPARENT'S AND
ACQUISITION'SCONDITIONS TO CLOSING
Section 8.1     Voting Trust
Section 8.2     Accuracy of Representations and
Compliance With Conditions.
Section 8.3     Material Adverse Change.
Section 8.4     Other Documents
Section 8.5     Review of Proceedings.
Section 8.6     Legal Action.
Section 8.7     No Governmental Action.
Section 8.8     Fairness Opinion.
Section 8.9     Consents Needed
Section 8.10     Other Agreements
Section 8.11     Stockholder Approval
Section 8.12     Closing Certificate
Section 8.13     Electronika Disclosure Letter

ARTICLE IXTERMINATION
Section 9.1     Mandatory Termination
Section 9.2     Optional Termination
Section 9.3     Effect of Termination

ARTICLE XTRANSFER RESTRICTIONS; GOVERNANCE
Section 10.1     Restrictive Legends.
Section 10.2     Further Restrictions
Section 10.3     Investment Representations.
Section 10.4     Directors.
Section 10.5     Prohibited Stockholder Actions.
Section 10.6     Prohibited Actions by Parent.
Section 10.7     Definition of Independent
Approval
Section 10.8     Definition of Affiliate and
Family Members
Section 10.9     Indemnification; Insurance.

ARTICLE XIMISCELLANEOUS
Section 11.1     Survival
Section 11.2     Further Actions
Section 11.3     Modification
Section 11.4     Notices
Section 11.5     Waiver
Section 11.6     Binding Effect
Section 11.7     No Third-Party Beneficiaries
Section 11.8     Separability
Section 11.9     Headings
Section 11.10     Counterparts; Governing Law
Section 11.11     Assignment.









         AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER, dated as of November 24 , 1998 (the "Agreement"), is entered into by and among Torotel, Inc., a Missouri corporation ("Parent"), Torotel
Merger Subsidiary, Inc., a Missouri
corporation and a wholly-owned subsidiary of Parent ("MergerSub"), Electronika, Inc., a
California corporation ("Electronika"), and the stockholders of Electronika identified on the signature page to this Agreement (the
"Electronika Stockholders").  MergerSub and
Electronika may sometimes be referred to herein collectively as the "Constituent
Corporations." Parent, MergerSub, Electronika and the Electronika Stockholders may collectively be referred to herein as the "Parties."

WHEREAS, the Parties desire to enter into this Agreement pursuant to which Parent will purchase Electronika by merging Electronika with and into MergerSub in a tax free reorganization;

WHEREAS, pursuant to the Merger (as defined below), MergerSub will be the surviving corporation (the "Surviving Corporation"),
Electronika will cease to exist and Parent will own 100% of the outstanding capital stock of MergerSub; and

WHEREAS, pursuant to the Merger, the
Electronika Stockholders will receive, in the aggregate, (i)1,800,000 shares of the common stock of Parent, par value $0.50 per share
(the "Parent Common Stock"), and (ii)
2,500,000 shares of new Class A $1.00
Preferred Stock of Parent, par value $.50 per share (the "Parent Preferred Stock"), which will be deposited in escrow for the benefit of the Electronika Stockholders. The rights, preferences and privileges of the Parent
Preferred Stock are as set forth in Exhibit A attached hereto.

NOW, THEREFORE, in consideration of the
foregoing and the mutual covenants and
agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

            ARTICLE I.

     Section 1.1  THE MERGER At the Effective
Time (as defined below), Electronika shall be merged with and into MergerSub and the separate existence of Electronika shall thereupon cease (the "Merger"). Upon the effectiveness of the Merger, the Surviving
Corporation shall possess all of the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all of the restrictions, disabilities and duties, of each of the Constituent Corporations; and the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal, and mixed, and all that is due to any of the Constituent
Corporations on whatever account, shall be vested in the Surviving Corporation; but all rights of creditors and owings upon any property of any of the Constituent
Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if these debts, liabilities and duties had been incurred or contracted by it.

Section 1.2     Effective Time of the Merger.
If all of the conditions precedent to the Parties' obligations to consummate the Merger under this Agreement are satisfied or waived and this Agreement has not been terminated, the Parties shall cause the Articles of Merger in the form attached hereto as Exhibit
B (the "Articles of Merger") to be properly executed and filed with the Missouri
Secretary of State, in accordance with
Section 351.458 of the Missouri General and
Business Corporation Law, and shall cause to be filed with the California Secretary of State, in accordance with Section 1108(d)(1) of the California General Corporation Law, a copy of the Articles of Merger certified by the Missouri Secretary of State. The Merger shall become effective at such time as (i) the Missouri Secretary of State issues a Certificate of Merger and (ii) said
Certificate of Merger is filed with, and accepted for filing by, the California
Secretary of State (the "Effective Time").

Section 1.3     Merger Consideration and
Conversion of Shares. As of the Effective
Time, by virtue of the Merger and without any action on the part of any holder thereof:

a)     The shares of common stock of
MergerSub which are issued and outstanding immediately prior to the Effective Time shall not be changed or converted as a result of the Merger, but shall remain outstanding as shares of the Surviving Corporation.

b)     All of the outstanding shares of
capital stock of Electronika issued and
outstanding immediately prior to the
Effective Time (the "Electronika Shares") shall be converted into the right to receive, in the aggregate, the following: (i)
1,800,000 newly issued shares of Parent
Common Stock (the "Common Shares"); and (ii)
2,500,000 shares of Parent Preferred Stock
(the "Preferred Shares").  The Preferred
Shares shall be deposited into, and shall be subject to the terms of, the escrow described in Section 1.4 below and the Escrow Agreement to be entered into in accordance therewith.
The Common Shares and the Preferred Shares
(together, the "Merger Shares") shall be subject to the restrictions on transfer as described in Article X below.

c)     Upon surrender to Parent of the
certificate or certificates which,
immediately prior to the Effective Time, represented the Electronika Shares, the
Electronika Stockholders shall be entitled to receive in exchange therefor, on a pro rata basis (as set forth on Schedule 1.3 hereto), a certificate or certificates representing the Merger Shares into which the Electronika
Shares shall have been converted pursuant to the provisions of Section 1.3(b), subject to the depositing of the Preferred Shares into escrow in accordance with Section 1.4.

Section 1.4     Preferred Shares Escrow. At
the Effective Time, the Preferred Shares shall be deposited into escrow (the
"Escrow"), to be held by an escrow agent mutually acceptable to the parties (the
"Escrow Agent"), in accordance with the
provisions of an Escrow Agreement in the form attached hereto as Exhibit C. The Escrow
Agreement shall provide for the distribution to the Electronika Stockholders of the Preferred Shares, on a pro rata basis, at the expiration of each of five payment periods, based on the economic performance of the Surviving Corporation during each such period, as determined in accordance with the provisions of Section 1.5 below. The determination of the number of Preferred
Shares to be distributed shall be made at the completion of each of five periods (each an "Escrow Payment Period" and together the "Escrow Period"), with (i) the first Escrow
Payment Period commencing at the Effective
Time and ending on the last day of the first fiscal year of the Surviving Corporation following the Effective Time, (ii) the next three Escrow Payment Periods being the next three successive full fiscal years of the Surviving Corporation immediately following the fiscal year in which the Effective Time is a part and (iii) the remaining Escrow
Payment Period being nine (9) months of the fourth fiscal year of the Surviving
Corporation immediately following the fiscal year in which the Effective Time is a part
(provided that for the calculations to be made pursuant to Section 1.5, such nine-month period shall be treated as three-fourths of the full fiscal year). At the end of the Escrow Period, after taking into account all distributions to be made pursuant to Section
1.5 and all "Net Worth Adjustments" to be made pursuant to Section 1.7, all Preferred
Shares remaining in the Escrow, if any, shall be canceled and return to the status of authorized but unissued shares. In no event shall the Electronika Stockholders (i) be entitled to receive in excess of 2,500,000
Preferred Shares or (ii) be required to
return to Parent any Common Shares received by them in the Merger or (except as set forth in Section 1.7) pay to Parent any other amounts with respect to the failure of the Surviving Corporation to attain any financial targets following the Effective Time.

Section 1.5     Distributions of Preferred
Shares. The number of Preferred Shares to be distributed at the end of each Escrow Payment
Period shall be determined based on the
amount of EBITDA (as defined below) generated by the Surviving Corporation during such Escrow Payment Period, subject to any Net
Worth Adjustment as provided in Section 1.7 below, as follows: (i) for each One Dollar
($1.00) of EBITDA generated by the Surviving
Corporation during the applicable Escrow
Payment Period, one Preferred Share shall be released to the Electronika Stockholders, on a pro rata basis; and (ii) if the EBITDA for any Escrow Payment Period is negative, then such negative amount shall be carried forward to the next Escrow Payment Period (and succeeding Escrow Payment Periods, if necessary) and subtracted from the EBITDA for that next period, such that Preferred Shares shall only be released when such sum is positive. Within 90 days after the end of the applicable Escrow Payment Period, Parent shall prepare and deliver to the Electronika
Stockholders a schedule (the "EBITDA
Schedule"), which shall set forth in
reasonable detail Parent's estimate of the EBITDA of the Surviving Corporation for such Escrow Payment Period. The EBITDA Schedule shall (i) be based upon the books and records of the Surviving Corporation and the generally accepted accounting principles used by Parent in the preparation of its financial statements, (ii) be certified as true and correct by the Chief Financial Officer of Parent and (iii) be accompanied by the certification of the independent auditors of Parent. Upon the receipt by the Electronika Stockholders of the EBITDA
Schedule, the Electronika Stockholders may have the same verified by their independent public accountants. If the EBITDA Schedule as submitted by Parent is acceptable to the Electronika Stockholders, then such EBITDA
Schedule shall be deemed final and shall be used to determine the amount of the Preferred Shares to be released from the Escrow. If the EBITDA Schedule is not acceptable to the Electronika Stockholders, the Electronika Stockholders shall deliver to Parent within 30 days after their receipt of the EBITDA Schedule a statement describing their objections thereto
(setting forth the amount proposed as an adjustment thereto and the basis for such objection). Failure of the Electronika
Stockholders to so object to the EBITDA
Schedule as submitted by Parent shall
constitute acceptance thereof by the
Electronika Stockholders.  If the
Electronika Stockholders object to such
EBITDA Schedule, Parent and the Electronika
Stockholders shall use their reasonable
efforts to resolve any such objections, but if they do not reach a final resolution within 20 days after Parent has received the statement of objections, Parent and the Electronika Stockholders shall select an independent, nationally recognized accounting firm (the "Accounting Firm") to resolve any remaining objections. The
Accounting Firm shall, within 30 days after submission to it of any remaining objections, determine and report to the parties upon the items objected to and such determination by the Accounting Firm shall be conclusive and binding upon Parent and the Electronika Stockholders absent fraud or manifest error. If the Accounting Firm determines that a net adjustment should be made to the EBITDA Schedule in favor of the Electronika Stockholders equal to at least
$25,000, then the costs and fees of the
Accounting Firm shall be borne and paid by Parent; otherwise, the costs and fees of the Accounting Firm shall be borne and paid by the Electronika Stockholders. If Parent fails to deliver an EBITDA Schedule to the Electronika Stockholders within the requisite
90-day period, the Electronika Stockholders may deliver a proposed EBITDA Schedule to Parent, and, if the EBITDA Schedule so submitted is acceptable to Parent, then such EBITDA Schedule shall be deemed final. If said EBITDA Schedule is not acceptable to Parent, Parent shall follow the same procedures specified above with respect to the Electronika Stockholders for objecting to said EBITDA Schedule.
Section 1.6     Net Worth Determination. As
provided in Section 3.4.1, Electronika has represented and warranted that, on the Closing Date (as defined below), the assets of Electronika will include at least $400,000 of cash, cash equivalents, accounts receivable, notes receivable, inventory, work in process, prepaids, machinery, equipment and deposits, net of all liabilities of any kind whatsoever (the "Net Worth Amount"). If on or before April 30, 1999, Parent determines that the Net Worth Amount was less than $400,000, Parent shall prepare and deliver to the Electronika Stockholders a schedule setting forth Parent's proposed determination of the Net Worth Amount as of the Closing Date (the "Closing Schedule").
Failure of Parent to deliver a Closing
Schedule to the Electronika Stockholders on or before such date shall constitute acceptance of the Net Worth Amount by Parent.
 The Closing Schedule shall be based upon the books and records of the Surviving
Corporation and the generally accepted
accounting principles used by Parent in the preparation of its financial statements and be certified as true and correct by the Chief
Financial Officer of Parent.  Upon the
receipt by the Electronika Stockholders of the Closing Schedule, the Electronika
Stockholders may have the same verified by their independent public accountants. If the Closing Schedule as submitted by Parent is acceptable to the Electronika
Stockholders, then such Closing Schedule shall be deemed final and shall be used to determine the amount of the Net Worth
Adjustment required by Section 1.7.  If the
Closing Schedule is not acceptable to the Electronika Stockholders, the Electronika
Stockholders shall deliver to Parent within 30 days after their receipt of the Closing
Schedule a statement describing their
objections thereto (setting forth the
amount proposed as an adjustment thereto and the basis for such objection). Failure of the Electronika Stockholders to so object to the Closing Schedule as submitted by Parent within said 30-day period shall constitute acceptance thereof by the
Electronika Stockholders.  If the
Electronika Stockholders object to such
Closing Schedule, Parent and the
Electronika Stockholders shall use their reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 20 days after Parent has received the statement of objections, Parent and the Electronika
Stockholders shall utilize the Accounting
Firm to resolve any remaining objections.
The Accounting Firm shall, within 30 days after submission to it of any remaining objections, determine and report to the parties upon the items objected to and such determination by the Accounting Firm shall be conclusive and binding upon Parent and the Electronika Stockholders absent fraud or manifest error. If the Accounting Firm determines that a net adjustment should be made to the Closing Schedule in favor of the Electronika Stockholders equal to at least $25,000, then the costs and fees of the Accounting Firm shall be borne and paid by Parent; otherwise, the costs and fees of the Accounting Firm shall be borne and paid by the Electronika Stockholders.

Section 1.7     Net Worth Adjustment. If the
Net Worth Amount as shown on the Closing
Schedule as finally determined pursuant to
Section 1.6 is less than $400,000, the number of Preferred Shares to be distributed from the Escrow during an Escrow Payment Period shall be reduced, on a dollar-for-dollar basis, in an amount equal to the difference between the Net Worth Amount as finally determined and $400,000 (the "Net Worth
Adjustment"). If the Net Worth Amount as shown on the Closing Schedule as finally determined pursuant to Section 1.6 is more than $400,000, the number of Preferred Shares to be distributed from the Escrow during an Escrow Payment Period shall be increased, on a dollar-for-dollar basis, in an amount equal to the difference between $400,000 and the Net Worth Amount as finally determined. For example, if the Net Worth Amount as finally determined pursuant to Section 1.6 is $200,000 and during the first Escrow Payment
Period the Surviving Corporation has $300,000 in EBITDA, 100,000 Preferred Shares would be released to the Electronika Stockholders from the Escrow and no further Net Worth
Adjustments would be made during the Escrow
Period. Conversely, if the Net Worth Amount as finally determined is $500,000 and during the first Escrow Payment Period the Surviving corporation has $300,000 in EBITDA, 400,000
Preferred Shares would be released to the Electronika Stockholders from the Escrow. If the aggregate amount of EBITDA (as finally determined pursuant to Section 1.5) generated by the Surviving Corporation during the Escrow Period is less than the aggregate amount of the Net Worth Adjustment (as finally determined pursuant to Section 1.6), any remaining Net Worth Adjustment that has not been applied against the Preferred Shares distribution shall be paid by the Electronika
Stockholders, on a pro rata basis (as set forth on Schedule 1.3 hereto), to Parent in cash within 30 days after the termination of the Escrow.

Section 1.8     EBITDA. As used herein, the
term "EBITDA" shall mean, with respect to any fiscal period, the sum of the Surviving
Corporation's net earnings (or loss) before interest expense, taxes, depreciation and amortization for said period, as determined in accordance with generally accepted accounting principles, exclusive of any mutually agreeable allocations between Parent and the Surviving Corporation.

Section 1.9     Closing.  The closing of the
transactions contemplated by this Agreement shall take place on the third business day following the satisfaction or waiver of all conditions to closing contained herein at the offices of Shook, Hardy & Bacon L.L.P., 9401
Indian Creek Parkway, Overland Park, Kansas
66210, or at such other date, time and place as the Parties may agree (the "Closing").
The date on which the Closing occurs is
sometimes referred to herein as the "Closing
Date".

             ARTICLE II.
     THE SURVIVING CORPORATION
   EMPLOYMENT OF PETER CALOYERAS

Section 2.1     Articles of Incorporation and
Bylaws. The articles of incorporation and the bylaws of Merger Sub as in effect at the Effective Time shall from and after the Effective Time be the articles of incorporation and bylaws of the Surviving
Corporation, as the same may be amended from time to time, except that the name of the Surviving Corporation shall be changed to Electronika, Inc.

Section 2.2     Board of Directors and
Officers. The officers and directors of Merger Sub at the Effective Time shall be the officers and directors of the Surviving
Corporation, each to serve, subject to the Surviving Corporation's bylaws, until his or her respective successor shall have been elected and qualified.

Section 2.3     Employment of Peter
Caloyeras.  From and after the Effective
Time, Peter Caloyeras shall be the Chairman of the Board and Chief Executive Officer of Parent and the Surviving Corporation (subject to his removal by the Board of Directors of Parent and the Surviving Corporation in accordance with their respective bylaws), for which he will receive an annual salary during the Escrow Period of at least $50,000.

               ARTICLE III.
           REPRESENTATIONS AND
         WARRANTIES OF ELECTRONIKA

Electronika and the Electronika Stockholders shall deliver to Parent, within 30 days of the execution hereof, a disclosure letter
(the "Electronika Disclosure Letter").
Except as specifically set forth in the
Electronika Disclosure Letter, Electronika and the Electronika Stockholders hereby represent and warrant to Parent and MergerSub, as follows:

Section 3.1     Subsidiaries. Electronika (i)
has no subsidiaries and (ii) has no material debt (other than trade accounts receivable) or equity interest, or right or option to acquire any debt or equity interest, in any corporation, partnership, individual, association, trust or any other entity or organization (a "Person"). As of the date hereof, the Electronika Stockholders own, directly and indirectly, the number of shares of Parent Common Stock set forth in Schedule
3.1 of  the Electronika Disclosure Letter.

Section 3.2     Organization and
Qualification. Electronika is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging, except where the failure to have obtained any of the foregoing would not have a material adverse effect on its financial condition, results of operations, business or prospects
(a "Material Adverse Effect"). Electronika is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where failure to be so qualified would not have a Material
Adverse Effect.  Schedule 3.2 of the
Electronika Disclosure Letter includes a list of the jurisdictions in which Electronika is qualified to do business.

Section 3.3     Capitalization. The
authorized capital stock of Electronika
consists of 20,000 shares of common stock, par value $100.00 per share (the "Electronika
Common Stock"), of which 1,000 shares are outstanding and 20,000 shares of preferred stock, no shares of which are outstanding.
All such outstanding shares of Electronika
Common Stock were validly authorized and issued, and are fully paid, and nonassessable, have not been issued and are not owned or held in violation of any preemptive right of stockholders, and are owned of record and beneficially by the Electronika Stockholders, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any shares of capital stock of Electronika or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Electronika. There are no preemptive or similar rights to subscribe for or to purchase capital stock of Electronika.

Section 3.4     Financial Condition.

Section 3.4.1     Assets and Liabilities at
Closing. On the Closing Date, the assets of Electronika will include at least $400,000 of cash, cash equivalents, accounts receivable, notes receivable, inventory, work in process, prepaids, machinery, equipment and deposits, net of all liabilities of any kind whatsoever.

Section 3.4.2     Electronika Financial
Statements. Electronika has heretofore
delivered to Parent (a) its unaudited balance sheet as at fiscal year-end in each of the years 1996 and 1997 together with statements of income for each of the years then ended and (b) its unaudited balance sheet as at June 30, 1998 (the "Electronika Balance Sheet
Date"), and unaudited statements of income for the quarterly period then ended
(collectively, the "Electronika Financial
Statements"). The balance sheets included in the Electronika Financial Statements are true, complete and accurate in all material respects and fairly present the assets, liabilities and financial condition of
Electronika as at the respective dates
thereof, and the statements of income
included in the Electronika Financial
Statements are true, complete and accurate in all material respects and fairly present the results of operations for the periods referred to therein. Each of the Electronika
Financial Statements (a) has been prepared from, is in accordance with and accurately reflects in all material respects the books and records of Electronika and (b) has been prepared in accordance with generally accepted accounting principals (except as may be indicated in the notes thereto) consistently applied throughout the periods involved. Except as set forth in Schedule
3.4.2 of the Electronika Disclosure Letter, since June 30, 1998:

a)     There has at no time been a material
adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Electronika.

b)     Electronika has not authorized,
declared, paid, or effected any liquidating distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Electronika.

c)     The operations and business of
Electronika have been conducted in all
respects only in the ordinary course.

d)     There has been no accepted purchase
order or quotation, arrangement, or
understanding for future sale of the products or services of Electronika other than in the ordinary course of business.

a)     Electronika has not suffered an
extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

There is no fact known to Electronika which materially adversely affects or in the future
(as far as the Electronika Stockholders can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Electronika, other than economic matters of general applicability.

Section 3.5     Taxes. Electronika has filed
all income, franchise and other tax returns required to be filed by it on and before the date hereof. All taxes imposed by the United
States, the State of California or by any other state, municipality, subdivision, or other taxing authority, which are due and payable by Electronika have been paid in full or are adequately provided for by reserves reflected on the latest balance sheet included in the Electronika Financial
Statements.  All contributions due from
Electronika pursuant to any unemployment insurance or workers compensation laws and all sales or use taxes which are due or payable by Electronika have been paid in full. Electronika has withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of its employees under state law and the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). Electronika has furnished to Parent true and complete copies of the federal income tax returns and comparable state tax returns of Electronika covering the years ended December 31, 1996 and 1997, constituting complete and accurate representations in all material respects of the tax liabilities of Electronika for the relevant periods stated therein and accurately setting forth all relevant material items, including the tax bases of all assets, where required to be set forth in such tax returns.

Section 3.6     Undisclosed Liabilities.
Except as disclosed in Schedule 3.6 of the Electronika Disclosure Letter and except for liabilities and obligations reflected on the latest balance sheet included in the Electronika Financial Statements or arising in the ordinary course of business since the date of such balance sheet, none of which latter items, individually or in the aggregate, have a Material Adverse Effect:
(a) Electronika is not, and none of its
properties are, subject to any debts,
liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which are of a type required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles; and
(b) Electronika is not, and none of its
properties are, subject to any material
debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether or not of a type which are required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles.

Section 3.7     Litigation and Claims. There
is no litigation, arbitration, claim,
governmental or other proceeding (formal or informal), or investigation pending or, to the best knowledge of Electronika, threatened, or any basis therefor known to Electronika, with respect to Electronika or any of its businesses, properties, or assets. Electronika is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree such as would cause a Material Adverse Effect; nor is Electronika required to take any action in order to avoid such violation or default.

Section 3.8     Properties. Electronika
represents and warrants as to its properties as follows:

a)     All accounts and notes receivable
reflected in the Electronika Financial
Statements, or arising since the Electronika
Balance Sheet Date, have been collected, or, to the best knowledge of Electronika, are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, reduction, return of goods, counterclaim, offset, or set off on the part of the obligor, net, in the aggregate, of the applicable reserve reflected on the
Electronika Balance Sheet.

b)     All inventory of raw materials and
work in process of Electronika included in the Electronika Balance Sheet or acquired since the Electronika Balance Sheet Date is usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of Electronika.
In no event do such inventories represent more than a six-month supply measured by the volume of sales or use for the year ended
December 31, 1997. All inventory is usable and salable in the normal course of business.

c)     Attached as Schedule 3.8(c) to the
Electronika Disclosure Letter hereto is a true and complete list of all real and other properties and assets owned by Electronika or leased or licensed by Electronika from or to a third party (including inventory but not including Intangible Assets, as defined in
Section 3.14 hereof), including with respect to such properties and assets owned by Electronika a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to such properties and assets leased or licensed by Electronika, a description of such lease or license. All such real and other properties and assets (including Intangibles) owned by Electronika are reflected on the Electronika
Balance Sheet (except for acquisitions
subsequent to the Electronika Balance Sheet
Date and prior to the Effective Time which are either noted on Schedule 3.8 or were approved in writing by Parent) and are owned by Electronika free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances other than (a) liens, mortgages, security interests, pledges, charges or encumbrances disclosed in the Electronika Financial Statements or
Schedule 3.8(c) of the Electronika Disclosure
Letter, (b) landlords', mechanics',
carriers', workers' and similar statutory liens arising in the ordinary course of business for sums not delinquent, for which adequate reserves or other appropriate provisions have been made in the Electronika
Financial Statements, (c) deed restrictions and similar exceptions to clear title not incurred in connection with indebtedness that do not materially impair the existing use or materially detract from the value of the assets or property subject thereto, and (d) liens for current taxes not delinquent, for which adequate reserves or other appropriate provisions have been made in the Electronika
Financial Statements. All real and other tangible properties and assets owned, leased, or licensed by Electronika are in good and usable condition (reasonable wear and tear, taking into account the respective ages of the assets involved, which is not such as to affect adversely the operation of the business of Electronika, excepted).

d)     No real property owned, leased, or
licensed by Electronika lies in an area which is, or to the knowledge of Electronika will be, subject to zoning, use, or building code restrictions which would prohibit, and to the best knowledge of Electronika, no state of facts relating to the actions or inaction of another person or entity or its ownership, leasing, licensing, or use of any real or personal property exists which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which Electronika is now engaged or the business which it now contemplates engaging.

e)     The assets set forth on Schedule
3.8(c) of the Electronika Disclosure Letter constitute all such properties and assets which are necessary for the operation of the business of Electronika in accordance with its current methods of operation in all material respects.

Section 3.9     Contracts and Other
Instruments. Schedule 3.9 of the Electronika
Disclosure Letter includes a listing of all oral or written (a) contracts, commitments, sales orders or purchase orders, whether or not entered into in the ordinary course of business, which involve future payments, performance of services or delivery of goods and/or materials, to or by Electronika of an amount or value in excess of $50,000;
(b) bonus, incentive compensation, pension, profit sharing, stock option, group insurance, medical reimbursement or employee welfare or benefit plans of any nature whatsoever; (c) collective bargaining agreements or other contracts or commitments to or with labor unions or other employee groups; (d) leases, contracts or commitments affecting ownership of, title to, use of or any material interest in real estate; (e) employment contracts or other contracts, agreements, or commitments to or with indi-vidual employees, consultants or agents of Electronika that (i) extend for a period of more than six months from the date hereof,
(ii) provide for earlier termination upon payment of a penalty or the equivalent thereof or (iii) involve consideration having a value in excess of $50,000; (f) equipment leases providing (in any one lease or group of related leases) for payments in excess of $25,000 per year; (g) contracts under which the performance of any obligation of Electronika is guaranteed by any of the Electronika Stockholders or any third party, including performance bonding arrangements;
(h) contracts or commitments providing for payments based in any manner upon the revenues, purchases or profits of
Electronika; (i) bank credit, factoring and loan agreements, indentures, promissory notes and other documents representing indebtedness for borrowed money; (j) patent licensing agreements and all other agreements with respect to patents, patent applications, trademarks, service marks, trade names, technical assistance, special processes, know-how, copyright or other like items; (k) other contracts and agreements to which Electronika is a party and which have not been fully performed, involving consideration having a value in excess of $50,000 or a remaining period for performance in excess of nine months; (l) any non-competition agreements or indemnification agreements to which Electronika is a party; and (m) any other contract, agreement, commitment or understanding that is material to the financial condition, results of operations, business or prospects of Electronika. The items described in this Section 3.9 are referred to herein collectively as the "Electronika Material Contracts".
Electronika has furnished to Parent true and complete copies of the Electronika Material
Contracts.

Section 3.10     Validity of Electronika
Material Contracts. All of the Electronika
Material Contracts are valid and binding obligations of Electronika and, to the best knowledge of Electronika, the other parties thereto, in accordance with their respective terms, subject to the applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law (the "Bankruptcy Exception"); there have been no amendments or modifications to any of the Electronika Material Contracts (except as set forth in the copies furnished to Parent);
no event has occurred which is, or, following any grace period or required notice, would become a material default by Electronika under the terms of any of the Electronika
Material Contracts; except to the extent specifically reserved for on the latest balance sheet included in the Electronika
Financial Statements, Electronika is not a party to any Electronika Material Contract for which Electronika or the Electronika
Stockholders anticipate expenses materially in excess of revenues or which is otherwise materially adverse; and Electronika has not expressly waived any material rights under any Electronika Material Contract.

Section 3.11     Charter Instruments.
Electronika has furnished to Parent complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. Electronika has heretofore made available to Parent for its examination copies of the minute books, stock certificate books and corporate seal of Electronika.
Said minute books are accurate in all
material respects and reflect all resolutions adopted and all material actions expressly authorized or ratified by the stockholders and directors of Electronika. The stock certificate books reflect all issuances, transfers and cancellations of capital stock of Electronika.

Section 3.12     Related Party Transactions
Schedule 3.12 of the Electronika Disclosure
Letter contains a description of any
transaction, during the last two years, or proposed transaction, to which Electronika was or is to be a party in which any of the following persons had or is to have a direct or indirect material interest: (1) any director or officer of Electronika; (2) any Electronika Stockholder; and (3) any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons (in each case, a "Related Party"). Such description shall include the name of the person, the relationship to Electronika, the nature of the person's interest in the transaction and, the amount of such interest; provided, however, that no disclosure is required if the amount involved in the transaction or a series of similar transactions does not exceed $60,000.

Section 3.13     Employee Benefit Plans. As
used in this Section 3.13, the term "Benefit
Plan" means any plan, program, arrangement, practice or contract which provides benefits or compensation to or on behalf of employees or former employees of Electronika or any "ERISA Affiliate" (as hereinafter defined), whether formal or informal, whether or not written, including but not limited to the following:

Section 3.13.1     Arrangements. Any bonus,
incentive compensation, stock option,
deferred compensation, commission, severance, golden parachute or other compensation plan, rabbi trust, program, contract, arrangement or practice.

Section 3.13.2     ERISA Plans. Any "employee
benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any "multi-employer plan" (as defined in Section
3(37) and Section 4001(a)(3) of ERISA),
defined benefit pension plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

Section 3.13.3     Other Employee Fringe
Benefits. Any stock purchase, vacation,
scholarship, day care, prepaid legal
services, severance pay or other fringe
benefit plan, program, arrangement, contract or practice.

Section 3.13.4     ERISA Affiliate. For
purposes of this Section 3.13, the term
"ERISA Affiliate" means each trade or
business (whether or not incorporated) which together with Electronika is treated as single employer under Section 414(b), (c),
(m) or (o) of the Code.

Section 3.13.5     Identification of Benefit
Plans. Except as set forth in Section 3.13 of the Electronika Disclosure Letter, neither
Electronika nor any ERISA Affiliate
maintains, has not at any time established or maintained, and has not at any time been obligated to make contributions to or under or otherwise participate in any Benefit Plan.

Section 3.13.6     MEPPA Liability/Post-
Retirement Medical Benefits/ Defined Benefit
Plans/Supplemental Retirement Plans. Neither
Electronika nor any ERISA Affiliate
maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under any multi-employer plan. Neither Electronika nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under (i) any plan which provides post-retirement medical or health benefits, (ii) any organization described in Sections
501(c)(9) or 501(c)(20) of the Code, (iii)
any defined benefit pension plan subject to Title IV of ERISA or (iv) any plan which provides retirement benefits in excess of the limitations of Section 415 of the Code.

Section 3.13.7     Liabilities. The execution
and performance of the transactions
contemplated by this Agreement will not
create, accelerate or increase any obligation to make any payment which, as an "excess parachute payment" under Section 280G of the Code, would not be deductible.

Section 3.14     Patents, Trademarks,
Et Cetera.       Schedule 3.14 of the
Electronika Disclosure Letter includes a list of all material patents, patent applications, trade names, trademark registrations and applications therefor, copyrights, licenses, franchises and other assets of like kind ("Intangible Assets") and all interests in Intangible Assets which are owned in whole or in part by or registered in the name of Electronika. Electronika owns or has the right to use all Intangible Assets now used in the conduct of its business.
Such Intangible Assets include all of the proprietary products and formulations developed by Electronika or used by it in its business. Electronika is not obligated to pay any royalty or other fee to any licensor or other third party with respect to any Intangible Assets. Electronika has not received any claim alleging any conflict between any aspect of the business of Electronika and any Intangible Assets claimed to be owned by others which, if determined adversely to Electronika, would have a Material Adverse Effect. None of the
Electronika Stockholders or any Related Party has any interest in any Intangible Assets which are presently used by Electronika or which infringe upon, conflict with or relate to improvements or modifications of any Intangible Assets presently used by
Electronika. To the best knowledge of
Electronika, there is no infringement by others of any Intangible Assets of Electronika.

Section 3.15     Questionable Payments.
Neither Electronika, nor, to the best
knowledge of Electronika, any director,
officer, agent, employee, or other person associated with or acting on behalf of Electronika nor any stockholder of
Electronika has, directly or indirectly:
used any corporate funds for unlawful
contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds;
violated any provision of the Foreign Corrupt
Practices Act of 1977, as amended; or made any bribe, payoff, influence payment, kickback, or other unlawful payment of any kind.

Section 3.16     Authority to Merge.
Electronika has full corporate power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Electronika (including stockholder actions) have been duly taken to authorize the execution, delivery, and performance of this Agreement (including without limitation the consummation of the Merger) by Electronika. This Agreement (i) has been duly authorized, executed, and delivered by Electronika, (ii) constitutes the legal, valid, and binding obligation of Electronika, and (iii) is enforceable as to it in accordance with its terms, subject to the Bankruptcy Exception. Except for the filing of the Articles of Merger with the Missouri and California Secretaries of State, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Electronika for the execution, delivery, or performance of this Agreement by Electronika.
 No consent of any party to any Electronika
Material Contract is required for the
execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to any material rights or privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Electronika that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any Electronika Material Contract, or violate or result in a breach of any term of the articles of incorporation (or other charter document) or bylaws of Electronika, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Electronika, or to which any of its businesses, properties, or assets are subject. Neither Electronika nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement, the Merger, or the other transactions contemplated by this
Agreement.

Section 3.17     Year 2000 Compliance. To the
best knowledge of Electronika, each item of hardware, software and firmware owned or used by Electronika ("Electronika Information
Technology") is able to accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries and the years 1999 and 2000 and make leap year calculations independently and to the extent that other information technology, used in combination with the Electronika Information Technology, properly exchanges date/time data with it.
If certain items of the Electronika
Information Technology are required to
perform as a system, then this warranty shall apply to those items of Electronika
Information Technology as a system.

Section 3.18     Assets of Magnetika/East;
Name Change.  Prior to the Closing Date,
Electronika shall have acquired the business and assets of Magnetika/East. The business and assets to be acquired are set forth in
Schedule 3.18 of the Electronika Disclosure
Letter. Electronika shall own such business and assets free and clear of any liens or encumbrances. Prior to the date hereof, Electronika changed its corporate name from "Caloyeras, Inc." to "Electronika, Inc."
Electronika possesses all of the rights, privileges, powers and preferences, and is subject to all of the obligations, restrictions, disabilities and duties, of the former Caloyeras, Inc.

Section 3.19     Environmental Matters.

a)     For purposes of this Agreement, the
following terms shall have the following meanings:

(i)     "Environmental Claims" means any and
all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or Environmental Permit, including, without limitation, (A) any and all claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (B) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to the environment.

(ii)     "Environmental Laws" means any
federal, state, or local statute, law, rule,
regulation, ordinance, code or rule of common
law in effect as of the date hereof, and any
judicial or administrative interpretation
thereof, including any judicial or
administrative order, consent decree or
judgment, relating to human health and the
environment or Hazardous Substances,
including, without limitation, the
Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as
amended by the Superfund Amendments and
Reauthorization Act of 1986, 42 U.S.C.
 9601, et seq.; the Emergency Planning and
Community Right-to-Know Act, 42 U.S.C.
 11001, et seq.; The Resource Conservation
and Recovery Act, 42  U.S.C.   6901 et seq.;
the Federal Water Pollution Control Act, 33
U.S.C.   1251 et seq.; the Clean Air Act, as
amended, 42 U.S.C.   7401, et seq.; the
Federal Insecticide, Fungicide and
Rodenticide Act, 7 U.S.C.   136, et seq.;
the Safe Drinking Water Act, 42 U.S.C.
300f, et seq.; the Toxic Substances Control
Act, 15 U.S.C.   2601, et seq.; the Oil
Pollution Act of 1990, 33 U.S.C.   1001, et
seq.; the Hazardous Materials Transportation
Act, as amended, 49 U.S.C.   1801, et seq.;
the Occupational Safety and Health Act, as
amended, 29 U.S.C.   651, et seq.; or the
Federal Food, Drug and Cosmetic Act, as
amended, 21 U.S.C.   301, et seq., or any
environmental transfer laws which regulate the transfer of property and the corresponding state laws, regulations and local ordinances, etc., which may be applicable, as any such acts have been or may be amended.

(iii)     "Environmental Permits" means all
permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

(iv)     "Hazardous Substances" means (A) any
chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes,"
"restricted hazardous wastes," "toxic
substances," "toxic pollutants," "hazardous air pollutants," "pollutants,"
"contaminants," "toxic chemicals," petroleum or petroleum products," "toxics," "hazardous chemicals," "extremely hazardous substances,"
"pesticides" or related materials, as
presently defined in any applicable
Environmental Law; (B) any petroleum or
petroleum products, natural or synthetic gas, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and radon; and (C) any other chemical, material or substance, the presence of which requires investigation or remediation under any Environmental Law.

b)     With respect to real property owned or
leased by Electronika, to the best knowledge of Electronika: (i) Electronika has not violated nor is in violation in any respect of any applicable Environmental Law;
(ii) Electronika has all Environmental
Permits and is in material compliance with their requirements; (iii) such real property
(including, without limitation, soils and surface, ground waters and buildings) is not contaminated with any Hazardous Substances requiring remediation under applicable
Environmental Laws; (iv) Electronika has not received written notice of any past, pending or threatened Environmental Claims or circumstances that could reasonably be anticipated to form the basis thereof against Electronika; (v) such real property is not listed on CERCLIS, the NPL, or any similar state or local listing nor is it included in an area included in such a list, and Electronika has not received written notice that such a listing is pending or contemplated.

Section 3.20     Completeness of Disclosure.
No representation or warranty by Electronika or the Electronika Stockholders in this Agreement contains or at the Effective Time will contain an untrue statement of material fact or omits or at the Effective Time will omit to state a material fact required to be stated therein or necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.









               ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF
        PARENT AND ACQUISITION

Parent and MergerSub shall deliver to
Electronika and the Electronika Stockholders, within 30 days of the execution hereof, a disclosure letter (the "Parent Disclosure
Letter"). Except as specifically set forth in the Parent Disclosure Letter, Parent and
MergerSub hereby represent and warrant to Electronika and the Electronika Stockholders, as follows:

Section 4.1     Subsidiaries.  Parent owns
all of the outstanding shares of capital stock of MergerSub, Torotel Products, Inc., a
Missouri corporation, and OPT Industries,
Inc., a New Jersey corporation (each, a
"Parent Subsidiary").  Other than as
described in the immediately preceding
sentence, neither Parent nor any Parent
Subsidiary (i) has any subsidiaries or (ii) has any material debt (other than trade accounts receivable) or equity interest, or right or option to acquire any debt or equity interest, in any Person.

Section 4.2     Organization and
Qualification.  Each of Parent and the Parent
Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging, except where the failure to have obtained any of the foregoing would not have a Material
Adverse Effect.  Each of Parent and the
Parent Subsidiaries is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.
Schedule 4.2 of the Parent Disclosure Letter includes a list of the jurisdictions in which Parent and/or the Parent Subsidiaries is qualified to do business.

Section 4.3     Capitalization. As of the
date hereof, the authorized capital stock of Parent consists of 6,000,000 shares of Parent
Common Stock, of which 2,811,590 shares are issued and outstanding (as of November 1, 1998). The authorized capital stock of MergerSub consists of 1,000 shares of common stock, all of which are owned by Parent, free and clear of any liens, security interests, pledges, charges and encumbrances. All such outstanding shares of Parent Common Stock and MergerSub common stock were validly authorized and issued, and are fully paid and nonassessable, and have not been issued and are not owned or held in violation of any preemptive right of stockholders. Other than as contemplated hereby and except as set forth on Schedule 4.3 of the Parent
Disclosure Letter, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Parent or any Parent
Subsidiary or any security or other
instrument convertible into, exercisable for, or exchangeable for capital stock of Parent or any Parent Subsidiary. There are no preemptive or similar rights to subscribe for or to purchase capital stock of Parent or any Parent Subsidiary.

Section 4.4     Financial Condition.  Parent
has heretofore delivered to Electronika (a) its Form 10-KSB for the fiscal year ended
April 30, 1998 (the "Form 10-KSB"), as filed with the Securities and Exchange Commission
(the "SEC") and (b) its Form 10-QSB for the fiscal quarter ended July 31, 1998 (the "Form
10-QSB"), as filed with the SEC.  The Form
10-KSB and the Form 10-QSB, together with all reports, forms and other documents filed by Parent with the SEC are referred to herein, collectively as the "Parent SEC Documents."
As of their respective dates, the Parent SEC
Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents. The
Parent SEC Documents, in the aggregate, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents: (i) are true and complete as of the respective dates thereof;
(ii) fairly and accurately present the
consolidated financial condition of Parent as of the respective dates thereof, and the consolidated results of the operations of Parent for the respective periods covered thereby; (iii) disclose all liabilities required to be disclosed therein; and (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and except as the application may be modified in accordance with generally accepted accounting principles for interim reporting.
 Except as set forth in Schedule 4.4 of the Parent Disclosure Letter, since July 31,
1998:

a)     There has at no time been a Material
Adverse change in the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Parent or any Parent Subsidiary.

b)     Neither Parent nor any Parent
Subsidiary has authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Parent or any Parent Subsidiary.

c)     The operations and business of Parent
and all Parent Subsidiaries have been
conducted in all respects only in the
ordinary course.

d)     There has been no accepted purchase
order or quotation, arrangement or
understanding for future sale of the products or services of Parent or any Parent
Subsidiary, other than in the ordinary course of business.

e)     Neither Parent nor any Parent
Subsidiary has suffered an extraordinary loss
(whether or not covered by insurance) or waived any right of substantial value. Other than as disclosed in Parent SEC Documents, there is no fact known to Parent or any Parent Subsidiary which materially adversely affects or in the future (as far as Parent or any Parent Subsidiary can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Parent or any Parent Subsidiary, other than economic matters of general applicability.

Section 4.5     Taxes. Parent and each Parent
Subsidiary has filed all income, franchise and other tax returns required to be filed by it on and before the date hereof. All taxes imposed by the United States, the State of Missouri or by any other state, municipality, subdivision, or other taxing authority, which are due and payable by Parent or any Parent
Subsidiary have been paid in full or are adequately provided for by reserves reflected on the latest balance sheet included in the Parent SEC Documents. All contributions due from Parent or any Parent Subsidiary pursuant to any unemployment insurance or workers compensation laws and all sales or use taxes which are due or payable by Parent or any Parent Subsidiary have been paid in full.
Parent and each Parent Subsidiary has
withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of its employees under state law and the applicable provisions of the Code.
Parent has furnished to Electronika true and complete copies of the federal income tax returns and comparable state tax returns of Parent covering the years ended December 31, 1996 and 1997, constituting complete and accurate representations in all material respects of the tax liabilities of Parent for the relevant periods stated therein and accurately setting forth all relevant material items, including the tax bases of all assets, where required to be set forth in such tax returns.

Section 4.6     Undisclosed Liabilities.
Except as disclosed in the Schedule 4.6 of the Parent Disclosure Letter or in Parent SEC
Documents and except for liabilities and obligations arising in the ordinary course of business since July 31, 1998, none of which latter items, individually or in the aggregate, have a Material Adverse Effect:
(a) neither Parent nor any Parent Subsidiary is, and none of their properties are, subject to any debts, liabilities or obligations of any nature, whether accrued, absolute, con-tingent or otherwise, which are of a type required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles; and (b) neither Parent nor any Parent Subsidiary is, and none of their properties are, subject to any material debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether or not of a type which are required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles.

Section 4.7     Litigation and Claims. Other
than as disclosed in the Parent SEC Documents or as set forth in Schedule 4.7 of the Parent
Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to the best knowledge of Parent, threatened, or any basis therefor known to Parent or any Parent
Subsidiary, with respect to Parent or any Parent Subsidiary or any of their respective businesses, properties, or assets. Neither
Parent nor any Parent Subsidiary is in
violation of, or in default with respect to, any law, regulation, order, judgment, or decree; nor is Parent or any Parent
Subsidiary required to take any action in order to avoid such violation or default.

Section 4.8     Properties. Each of Parent
and MergerSub represents and warrants as to its properties as follows:

a)     All accounts and notes receivable
reflected on the balance sheet included in the Parent Form 10-QSB (the "Parent Balance
Sheet"), or arising since the date of the Parent Balance Sheet (the "Parent Balance
Sheet Date"), have been collected, or, to the best knowledge of Parent, are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, net, in the aggregate, of the applicable reserve reflected in the Parent Balance Sheet.

b)     All inventory of raw materials and
work in process of Parent and each Parent
Subsidiary included in the Parent Balance
Sheet or acquired since the Parent Balance
Sheet Date is usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of Parent or any Parent Subsidiary, as the case may be. In no event do such inventories represent more than a six-month supply measured by the volume of sales or use for the year ended April 30, 1998. All inventory is usable and saleable in the normal course of business.

c)     Attached as Schedule 4.8 to the Parent
Disclosure Letter is a true and complete list of all real and other properties and assets owned by Parent and each Parent Subsidiary or leased or licensed by Parent or any Parent
Subsidiary from or to a third party
(including inventory but not including
Intangibles), including with respect to such properties and assets owned by Parent or by any Parent Subsidiary a statement of cost, book value and (except for land) reserve for depreciation of each item for tax purposes, and net book value of each item for financial reporting purposes, and with respect to such properties and assets leased or licensed by Parent or by any Parent Subsidiary from or to a third party, a description of such lease or license. All such real and other properties and assets (including Intangibles) owned by Parent or any Parent Subsidiary are reflected on the Parent Balance Sheet (except for acquisitions subsequent to the Parent Balance
Sheet Date and prior to the Effective Time which are either noted in Schedule 4.8 hereto or were approved in writing by Electronika) and are owned by Parent or any Parent
Subsidiary free and clear of all liens,
mortgages, security interests, pledges,
charges and encumbrances other than (a)
liens, mortgages, security interests,
pledges, charges or encumbrances disclosed in the Parent SEC Documents or Schedule 4.8, (b) landlords', mechanics', carriers', workers' and similar statutory liens arising in the ordinary course of business for sums not delinquent, for which adequate reserves or other appropriate provisions have been made in the Parent SEC Documents, (c) deed restrictions and similar exceptions to clear title not incurred in connection with indebtedness that do not materially impair the existing use or materially detract from the value of the assets or property subject thereto, and (d) liens for current taxes not delinquent, for which adequate reserves or other appropriate provisions have been made in the Parent SEC Documents. All real and other tangible properties and assets owned, leased, or licensed by Parent or any Parent
Subsidiary are in good and usable condition
(reasonable wear and tear, taking into
account the respective ages of the assets involved, which is not such as to affect adversely the operation of the business of Parent or of such Parent Subsidiary, excepted).

d)     No real property owned, leased, or
licensed by Parent or by any Parent
Subsidiary lies in an area which is, or to the knowledge of Parent or any Parent
Subsidiary will be, subject to zoning, use, or building code restrictions which would prohibit, and to the best knowledge of Parent, no state of facts relating to the actions or inaction of another person or entity or its ownership, leasing, licensing or use of any real or personal property exists which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business in which Parent or any Parent Subsidiary is now engaged or the business in which it now contemplates engaging.

e)     The assets set forth on Schedule 4.8
of the Parent Disclosure Letter constitute all such properties and assets which are necessary for the operation of the business of Parent and each Parent Subsidiary in accordance with their current methods of operation in all material respects.

Section 4.9     Contracts and Other
Instruments. Schedule 4.9 of the Parent
Disclosure Letter includes a listing of all oral or written (a) contracts, commitments, sales orders or purchase orders, whether or not entered into in the ordinary course of business, which involve future payments, performance of services or delivery of goods and/or materials, to or by Parent or any Parent Subsidiary of an amount or value in excess of $50,000; (b) bonus, incentive compensation, pension, profit sharing, stock option, group insurance, medical reimbursement or employee welfare or benefit plans of any nature whatsoever; (c) collective bargaining agreements or other contracts or commitments to or with labor unions or other employee groups; (d) leases, contracts or commitments affecting ownership of, title to, use of or any material interest in real estate; (e) employment contracts or other contracts, agreements, or commitments to or with individual employees, consultants or agents of Parent or any Parent Subsidiary that (i) extend for a period of more than six months from the date hereof, (ii) provide for earlier termination upon payment of a penalty or the equivalent thereof or (iii) involve consideration having a value in excess of $50,000; (f) equipment leases providing (in any one lease or group of related leases) for payments in excess of $25,000 per year; (g) contracts under which the performance of any obligation of Parent or any Parent Subsidiary is guaranteed by any of the Parent
Subsidiaries or Parent, as applicable, or any third party, including performance bonding arrangements; (h) contracts or commitments providing for payments based in any manner upon the revenues, purchases or profits of Parent or any Parent Subsidiary; (i) bank credit, factoring and loan agreements, indentures, promissory notes and other documents representing indebtedness for borrowed money; (j) patent licensing agreements and all other agreements with respect to patents, patent applications, trademarks, service marks, trade names, technical assistance, special processes, know-how, copyright or other like items; (k) other contracts and agreements to which Parent or any Parent Subsidiary is a party and which have not been fully performed, involving consideration having a value in excess of $50,000 or a remaining period for performance in excess of nine months; (l) any non-competition agreements or indemnification agreements to which Parent or any Parent
Subsidiary is a party; and (m) any other contract, agreement, commitment or understanding that is material to the financial condition, results of operations, business or prospects of Parent or any Parent
Subsidiary.  The items described in this
Section 4.9 are referred to herein
collectively as the "Parent Material
Contracts."  Parent has furnished to
Electronika true and complete copies of the Parent Material Contracts.

Section 4.10     Validity of Parent Material
Contracts. All of the Parent Material
Contracts are valid and binding obligations of Parent or the Parent Subsidiary party thereto and, to the best knowledge of Parent, the other parties thereto, in accordance with their respective terms, subject to the Bankruptcy Exception; there have been no amendments or modifications to any of the Parent Material Contracts (except as set forth in the copies furnished to Electronika); no event has occurred which is, or, following any grace period or required notice, would become a material default by Parent or any Parent Subsidiary under the terms of any of the Parent Material
Contracts; except to the extent specifically reserved for on the latest balance sheet included in the Parent SEC Documents, neither
Parent nor any Parent Subsidiary is a party to any Parent Material Contract for which Parent anticipates expenses materially in excess of revenues or which is otherwise materially adverse; and neither Parent nor any Parent Subsidiary has expressly waived any material rights under any Parent Material
Contract.

Section 4.11     Charter Instruments.  Parent
and each Parent Subsidiary have furnished to Electronika complete and correct copies of their respective Articles of Incorporation and Bylaws as in effect on the date hereof.
Parent and each Parent Subsidiary have
heretofore made available to Electronika for its examination copies of their respective minute books, which are accurate in all material respects and reflect all resolutions adopted and all material actions expressly authorized or ratified by the stockholders and directors of Parent and each Parent
Subsidiary.

Section 4.12     Employee Benefit Plans.  As
used in this Section 4.12, the term "Benefit
Plan" means any plan, program, arrangement, practice or contract which provides benefits or compensation to or on behalf of employees or former employees of Parent, any Parent
Subsidiary or any "ERISA Affiliate" (as
hereinafter defined), whether formal or
informal, whether or not written, including but not limited to the following:

Section 4.12.1  Arrangements.  Any bonus,
incentive compensation, stock option,
deferred compensation, commission, severance, golden parachute or other compensation plan, rabbi trust, program, contract, arrangement or practice.

Section 4.12.2  ERISA Plans.  Any "employee
benefit plan" (as defined in Section
3(3) of ERISA), including, but not limited to, any "multi-employer plan" (as defined in Section 3(37) and Section 4001(a)(3) of
ERISA), defined benefit pension plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

Section 4.12.3  Other Employee Fringe
Benefits.  Any stock purchase, vacation,
 scholarship, day care, prepaid legal
services, severance pay or other fringe
benefit plan, program, arrangement, contract or practice.

Section 4.12.4  ERISA Affiliate.  For
purposes of this Section 4.12, the term
"ERISA Affiliate" means each trade or
business (whether or not incorporated) which together with Parent or any Parent Subsidiary is treated as single employer under Section
414(b), (c), (m) or (o) of the Code.

Section 4.12.5  Identification of Benefit
Plans.  Except as set forth in Schedule 4.12
     of the Parent Disclosure Letter, neither
Parent, any Parent Subsidiary nor any ERISA
Affiliate maintains, has not at any time established or maintained, and has not at any time been obligated to make contributions to or under or otherwise participate in, any Benefit Plan.

Section 4.12.6  MEPPA Liability/Post-
Retirement Medical Benefits/Defined Benefit
Plans/Supplemental Retirement Plans.  Neither
Parent, any Parent Subsidiary nor any ERISA
Affiliate maintains, or has at any time
established or maintained, or has at any time been obligated to make contributions to or under any multi-employer plan. Neither
Parent, any Parent Subsidiary nor any ERISA
Affiliate maintains, or has at any time
established or maintained, or has at any time been obligated to make contributions to or under (i) any plan which provides post-retirement medical or health benefits, (ii) any organization described in Sections
501(c)(9) or 501(c)(20) of the Code, (iii)
any defined benefit pension plan subject to Title IV of ERISA or (iv) any plan which provides retirement benefits in excess of the limitations of Section 415 of the Code.

Section 4.12.7  Liabilities.  The execution
and performance of the transactions
contemplated by this Agreement will not
create, accelerate or increase any obligation to make any payment which, as an "excess parachute payment" under Section 280G of the Code, would not be deductible.

Section 4.13     Patents, Trademarks, Et
Cetera. Schedule 4.13 of the Parent
Disclosure Letter includes a list of all of Parent's Intangible Assets and all interests in Intangible Assets which are owned in whole or in part by or registered in the name of Parent or any Parent Subsidiary. Parent and each Parent Subsidiary owns or has the right to use all Intangible Assets now used in the conduct of its business. Such Intangible
Assets include all of the proprietary
products and formulations developed by Parent or any Parent Subsidiary or used by it in its business. Neither Parent nor any Parent
Subsidiary is obligated to pay any royalty or other fee to any licensor or other third party with respect to any Intangible Assets.
 Neither Parent nor any Parent Subsidiary has received any claim alleging any conflict between any aspect of the business of Parent or any Parent Subsidiary and any Intangible
Assets claimed to be owned by others which, if determined adversely to Parent or any Parent Subsidiary, would have a Material
Adverse Effect. No stockholder or affiliate of Parent has any interest in any Intangible
Assets which are presently used by Parent or any Parent Subsidiary or which infringe upon, conflict with or relate to improvements or modifications of any Intangible Assets presently used by Parent or any Parent
Subsidiary. To the best knowledge of Parent, there is no infringement by others of any Intangible Assets of Parent.

Section 4.14     Questionable Payments.
Neither Parent, any Parent Subsidiary nor, to the best knowledge of Parent, any director, officer, agent, employee, or other person associated with or acting on behalf of Parent or any Parent Subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign
Corrupt Practices Act of 1977, as amended; or made any bribe, payoff, influence payment, kickback, or other unlawful payment of any kind.


Section 4.15     Authority to Merge. Parent
and MergerSub each has full corporate power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Parent and MergerSub have been duly taken to authorize the execution, delivery, and performance of this Agreement by Parent and MergerSub (including without limitation the consummation of the Merger), other than the approval of the holders of Parent Common Stock. This
Agreement (i) has been duly authorized,
executed, and delivered by Parent and
MergerSub, (ii) constitutes the legal, valid, and binding obligation of Parent and MergerSub, and (iii) is enforceable as to them in accordance with its terms, subject to the Bankruptcy Exception. Except for the filing of the Articles of Merger with the Missouri and California Secretaries of State, and except as set forth in Section 7.8, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Parent or MergerSub for the execution, delivery, or performance of this Agreement by Parent or MergerSub. No consent of any party to any Parent Material Contract is required for the execution, delivery, or performance of this Agreement (except for such consents disclosed on Schedule 4.15 of the Parent
Disclosure Letter); and the execution,
delivery, and performance of this Agreement will not (if the consents referred to in such Schedule 4.15 are obtained prior to the Effective Time) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to any material rights or privileges that such party was not receiving or entitled to receive before this Agreement was executed under, or create any obligation on the part of Parent or any Parent Subsidiary that it was not paying or obligated to pay immediately before this Agreement was executed under, any Parent
Material Contract or violate or result in a breach of any term of the articles of incorporation (or other charter document), or the bylaws of Parent or any Parent
Subsidiary, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Parent or any Parent Subsidiary or to which any of their respective businesses, properties, or assets are subject. Neither
Parent, any Parent Subsidiary, nor any of their respective officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement, the Merger, or the other transactions contemplated by this Agreement.

Section 4.16     Environmental Matters.  With
respect to real property owned or leased by Parent or any Parent Subsidiary, to the best knowledge of Parent: (i) neither Parent nor any Parent Subsidiary has violated nor is in violation in any respect of any applicable
Environmental Law; (ii) Parent and each
Parent Subsidiary has all Environmental
Permits and is in material compliance with their requirements; (iii) such real property
(including, without limitation, soils and surface, ground waters and buildings) is not contaminated with any Hazardous Substances requiring remediation under applicable
Environmental Laws; (iv) neither Parent nor any Parent Subsidiary has received written notice of any past, pending or threatened
Environmental Claims or circumstances that could reasonably be anticipated to form the basis thereof against Parent or any Parent
Subsidiary; (v) such real property is not listed on CERCLIS, the NPL, or any similar state or local listing nor is it included in an area included in such a list, and neither
Parent nor any Parent Subsidiary has received written notice that such a listing is pending or contemplated.

Section 4.17     Related Party Transactions.
 Schedule 4.17 of the Parent Disclosure
Letter contains a description of any
transaction, during the last two years, or proposed transaction, to which Parent or any Parent Subsidiary was or is to be a party in which any of the following persons had or is to have a direct or indirect material interest: (1) any director or officer of Parent; (2) any nominee for election as a director of Parent; (3) any holder of more than 5% of Parent's Common Stock; and (4) any member of the immediate family (including spouse, parents, children, siblings and in-
laws) of any of the foregoing persons (a
"Related Party"). Such description shall include the name of the person, the relationship to Parent, the nature of the person's interest in the transaction and, the amount of such interest; provided, however, that no disclosure is required if the amount involved in the transaction or a series of similar transactions does not exceed $60,000.

Section 4.18     Year 2000 Compliance.  To
the best knowledge of Parent, each item of hardware, software and firmware owned or used by Parent or any Parent Subsidiary ("Parent
Information Technology") is able to
accurately process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000 and make leap year calculations independently and to the extent that other information technology, used in combination with the Parent Information
Technology, properly exchanges date/time data with it. If certain items of Parent
Information Technology are required to
perform as a system, then this warranty shall apply to those items of Parent Information
Technology as a system.

Section 4.19     Interim Operations of
MergerSub. MergerSub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

Section 4.20     Completeness of Disclosure.
No representation or warranty by Parent or MergerSub in this Agreement contains or will contain an untrue statement of material fact or omits or at the Effective Time will omit to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

             ARTICLE V
     COVENANTS OF ELECTRONIKA

During the period from the date of this
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Electronika and the
Electronika Stockholders agree as follows:

Section 5.1     Articles of Incorporation and
BylawsSection 5.1. No amendment will be made in the articles of incorporation or bylaws of Electronika.

Section 5.2     Shares and Options. No shares
of capital stock of Electronika, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued or sold by Electronika, otherwise than as may be required by this Agreement or the transactions contemplated hereby.

Section 5.3     Dividends and Purchases of
Stock. No liquidation or stock split shall be authorized, declared, paid, or effected by Electronika in respect of the outstanding shares of Electronika common stock. No direct or indirect redemption, purchase, or other acquisition shall be made by Electronika of shares of Electronika common stock, except as may be otherwise required by this Agreement or the transactions contemplated hereby.

Section 5.4     Borrowing of Money.
Electronika shall not borrow money, guarantee the borrowing of money, or engage in any material transaction or enter into any material agreement therefor, except for the borrowing of money under Electronika's loan agreements and lines of credit, or in the ordinary course of business or as disclosed in or contemplated by this Agreement or the transactions contemplated hereby.

Section 5.5     Access. Subject to the
provisions of Section 5.7 regarding
confidentiality, Electronika will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Parent free and full access to its plants, properties, books, and records, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Parent with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Electronika as Parent from time to time may reasonably request.
Electronika will cause the independent
certified public accountants of Electronika to make available to Parent and its independent certified public accountants the work papers relating to the preparation, review and/or examination of any of the financial statements of Electronika.

Section 5.6     Advice of Changes.
Electronika will immediately advise Parent in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the Effective Time) would cause a condition to any parties' obligations under this Agreement not to be fully satisfied.

Section 5.7     Confidentiality.  Electronika
and the Electronika Stockholders shall keep confidential all non-public information of
Parent and MergerSub which is disclosed to Electronika; provided, however, that such information may be shared (i) with Electronika' directors, employees, partners, consultants and advisors to the extent necessary to consummate the transactions contemplated by this Agreement and (ii) to the extent Electronika is required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any confidential information
(provided that in such case, Electronika shall promptly inform Parent of such event, shall cooperate, at Parent's expense, with the Parent in attempting to obtain a protective order or to otherwise restrict such disclosure and shall only disclose confidential information to the minimum extent necessary to comply with any such court order). If the transactions contemplated by this Agreement are not consummated, (a) Electronika will not use any such non-public information to its competitive advantage unless Electronika independently acquires such information from another source, and (b) Electronika will promptly return or destroy all confidential materials provided to it by or on behalf of Parent or MergerSub. To the extent non-public information is provided to any person(s) by Electronika and such person(s) fail to keep such information confidential as required by this Section, Electronika will be deemed to be responsible for and in breach of this Section 5.7.

Section 5.8     Public Statements. Before
Electronika releases any information
concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement, which is intended for or may result in public dissemination thereof,
Electronika shall cooperate with Parent, shall furnish drafts of all documents or proposed oral statements to Parent for comments and shall not release any such information without the written consent of Parent. Nothing contained herein shall prevent Electronika from releasing any information if required to do so by law.

Section 5.9     Parent Stockholder Approval.
Electronika shall (i) cooperate with Parent in the preparation and filing of its Proxy
Statement (as defined below) in connection with the Meeting (as defined below), (ii) promptly obtain and furnish any information relating to it and within its control required to be included in the Proxy
Statement and (iii) respond promptly to any comments or requests made by the SEC with respect to information respecting Electronika contained in the Proxy Statement. If at any time prior to the Effective Time any event relating to Electronika or any of its affiliates, officers or directors should be discovered by Electronika which is required to be set forth in an amendment to the Proxy
Statement, Electronika shall promptly inform
Parent.  In addition, Electronika shall
correct any information supplied by it for use in the Proxy Statement which shall have become, or is, false, incomplete or misleading.

Section 5.10     Conduct of Business. Except
(i) as otherwise required in connection with the transactions contemplated by this
Agreement or (ii) as otherwise consented to in writing by Parent, Electronika shall, and the Electronika Stockholders shall cause
Electronika to:

a)     Use its reasonable efforts to do all
of the following:  conduct its business
diligently and only in the ordinary course, and, without making any commitment prohibited by this Agreement, preserve its business organization intact, keep available its present officers and employees and preserve its relationships with suppliers, customers and others having business relations with it;

b)     Not (i) enter into, modify or extend
the term of any employment agreement with any of its officers or employees or increase the rate of compensation payable or to become payable to any of its officers or employees over the rates being paid to them at the date hereof, except for normal merit or cost of living increases, or (ii) adopt any new
Benefit Plan or amend or otherwise increase or accelerate the payment or vesting of the amounts payable or to be payable under any existing Benefit Plan;

c)     Not pay any obligation or liability,
fixed or contingent, other than current
liabilities incurred in the ordinary course of business, or cancel, without full payment, any debts, claims or other obligations
(including, without limitation, accounts receivable) owing to it;

d)     Not make any material alteration in
the manner of keeping its books, accounts or records or in the accounting practices therein reflected except as required by law or generally accepted accounting principles;

e)     Use its reasonable efforts to perform
all of its obligations under any contracts or agreements to which it is a party or by which any of its properties are bound (except those being contested in good faith) and not cancel, amend, modify, renew or extend any such contracts or agreements that are material to its business or waive any rights thereunder;

f)     Not enter into any contracts or
commitments that would constitute Electronika
Material Contracts, other than contracts to provide goods and services entered into in the ordinary course of business consistent with past practices;

g)     Use its reasonable efforts to maintain
and keep in good order and repair, subject to ordinary wear and tear, taking into account the respective ages of the assets involved, all of its tangible assets and properties;

h)     Not sell, lease, license or otherwise
dispose of any of its properties and assets
(including any of its Intangible Assets);

i)     Use its reasonable efforts to both
maintain in full force and effect all of the insurance policies in effect as of the date hereof and not take (or fail to take) any action that would enable insurers under such policies to avoid liabilities pursuant to the terms of such policies for claims arising prior to the Closing Date;

j)     Not make any capital expenditures or
enter into any leases for capital equipment or real estate or commitments with respect thereto, except for expenditures for ordinary repairs and maintenance and for capital expenditures not exceeding $10,000 in the aggregate;

k)     Not accept any orders from any of its
customers under conditions relating to price, terms of payment or like matters materially different from the conditions regularly and usually specified, or place any orders for inventory, merchandise or supplies in exceptional or unusual quantities based on past operating practices;

l)     Not (i) permit any lien to attach upon
any of its properties and assets, whether now owned or hereafter acquired; (ii) assume, guaranty, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

m)     Not initiate, compromise or settle any
material litigation or arbitration
proceeding;

n)     Not change its Board of Directors; and

o)     Not enter into any other transaction
or make or enter into any contract or
commitment which is not in the ordinary
course of business.

Section 5.11     Reasonable Efforts. Subject
to the other provisions of this Agreement, Electronika shall, and the Electronika
Stockholders shall cause Electronika to, use its reasonable efforts: (a) to perform its obligations hereunder; (b) to take, or cause to be taken, all actions necessary, proper or advisable to obtain all approvals of governmental entities and consents of third parties required to be obtained by or on behalf of Electronika to consummate the transactions contemplated by this Agreement;
and (c) to satisfy or cause to be satisfied all of the conditions precedent to its obligations hereunder or the obligations of Parent and MergerSub hereunder to the extent that its action or inaction can control or influence the satisfaction of such conditions.

Section 5.12     Exclusive Dealing.  Unless
this Agreement has been terminated in
accordance with its terms, neither
Electronika, any of its officers, directors or other representatives, nor any of the Electronika Stockholders, shall, directly or indirectly, solicit or encourage inquiries or proposals from, or participate in any negotiations or discussions or enter into any agreements or understandings with, or furnish any information to, third parties with respect to the sale or other disposition of any shares of the capital stock of Electronika, any sale, transfer or other disposition of any of the business or any substantial portion of the assets of Electronika (including by way of merger) or any similar transaction.

Section 5.13     Obligation to Update
Disclosure Letter.  Electronika and the
Electronika Stockholders shall update and supplement the Electronika Disclosure Letter, as necessary, to reflect the changes therein during the period between the date of this Agreement and the Closing Date (the "Updated
Electronika Disclosure Letter").  The Updated
Electronika Disclosure Letter shall be
acceptable to Parent, in Parent's reasonable discretion.

                ARTICLE VI
     COVENANTS OF PARENT AND ACQUISITION

During the period from the date of this
Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent agrees as follows:

Section 6.1     Stockholder Approval. Parent
shall hold a meeting of its stockholders, in accordance with its articles of incorporation, bylaws and the corporation laws of the State of Missouri, no later than January 31, 1999 (the "Meeting"). The
Meeting shall be held, among other things, to consider and vote upon the approval of the issuance of the Common Shares to the Electronika Stockholders and the amendment to the Parent's Articles of Incorporation creating the Parent Preferred Stock. The board of directors of Parent shall recommend to its stockholders that such matters be adopted and approved; provided that the Board of Directors of Parent may withdraw such recommendation if (but only if) such Board of Directors, upon advice of its outside legal counsel, determines that it is reasonably likely that a failure to withdraw such recommendation would constitute a breach of its fiduciary duties under applicable law.
Parent may also submit additional routine proposals to its stockholders at the Meeting, separate from the proposals on the transactions contemplated hereby, provided that Parent shall consult with Electronika as to the submission of such proposals. The approval by Parent's stockholders of such additional proposals shall not be a condition to the closing of the Merger under this Agreement.

Section 6.2     Proxy Statement. The
information (except for information supplied by Electronika for inclusion therein, as to which Parent makes no representation) in the proxy statement to be provided to the stockholders of Parent in connection with the Merger (the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to stockholders of Parent, at the time of the meeting of Parent stockholders and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the meeting of Parent stockholders which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in an amendment to the Proxy Statement, Parent shall promptly inform Electronika.

Section 6.3     Articles of Incorporation and
Bylaws. No amendment will be made in the articles of incorporation or bylaws of Parent or of any Parent subsidiary unless required by this Agreement or the transactions contemplated hereby.

Section 6.4     Shares and Options. Except as
required hereby, no shares of capital stock of Parent or any Parent subsidiary, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued or sold or proposed to be issued or sold by Parent or any Parent subsidiary, otherwise than as may be required upon the exercise of warrants, stock options or related stock appreciation rights now outstanding.

Section 6.5     Dividends and Purchases of
Stock. No dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by Parent in respect of the outstanding shares of the Parent Common Stock. No direct or indirect redemption, purchase, or other acquisition shall be made by Parent or any Parent subsidiary of shares of the Parent
Common Stock. Nothing in this Section 6.5 shall be construed to prohibit purchases or other acquisitions of the Parent Common Stock by any Parent employee benefit plan which was or is now in effect.

Section 6.6     Borrowing of Money. Neither
Parent nor any Parent Subsidiary shall borrow money, guarantee the borrowing of money, or engage in any material transaction or enter into any material agreement therefor, except for the borrowing of money under Parent's loan agreements or lines of credit, or in the ordinary course of business or as disclosed in or contemplated by this Agreement or the transactions contemplated hereby.

Section 6.7     Access. Subject to the
provisions of Section 6.9 regarding
confidentiality, Parent and MergerSub will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of
Electronika free and full access to the
plants, properties, books, and records of Parent and the Parent Subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Electronika with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Parent and the Parent
Subsidiaries as Electronika from time to time may reasonably request. Parent will cause the independent certified public accountants of Parent and the Parent Subsidiaries to make available to Electronika and its independent certified public accountants the work papers relating to the preparation, review and/or examination of any of the financial statements of Parent and/or the Parent
Subsidiaries.

Section 6.8     Advice of Changes. Parent
will immediately advise Electronika in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement which (if existing and known at any time prior to or at the Effective Time) would make the performance by any Party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any Party's obligations under this Agreement not to be fully satisfied.

Section 6.9     Confidentiality. Parent and
the Parent Subsidiaries shall keep
confidential all non-public information of
Electronika disclosed to Parent or the Parent
Subsidiaries; provided, however, that such information may be shared (i) with Parent's and the Parent Subsidiaries' directors, employees, partners, consultants and advisors to the extent necessary to consummate the transactions contemplated by this Agreement and (ii) to the extent Parent or the Parent
Subsidiaries are required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any confidential information (provided that in such case, Parent and/or the Parent
Subsidiaries shall promptly inform
Electronika of such event, shall cooperate with Electronika, at Electronika's expense, in attempting to obtain a protective order or to otherwise restrict such disclosure and shall only disclose confidential information to the minimum extent necessary to comply with any such court order). If the transactions contemplated by this Agreement are not consummated, (a) neither Parent nor the Parent Subsidiaries will use any such non-public information to its competitive advantage unless Parent or the Parent
Subsidiaries independently acquire such
information from another source, and (b)
Parent and the Parent Subsidiaries will
promptly return or destroy all confidential materials provided to it by or on behalf of Electronika. To the extent non-public information is provided to any person(s) by Parent or the Parent Subsidiaries and such person(s) fail to keep such information confidential as required by this Section, Parent will be deemed to be responsible for and in breach of this Section 6.9.

Section 6.10     Public Statements. Before
Parent releases any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this
Agreement, which is intended for or may
result in public dissemination thereof,
Parent shall cooperate with Electronika, shall furnish drafts of all documents or proposed oral statements to Electronika for comments, and shall not release any such information without the written consent of Electronika. Nothing contained herein shall prevent Parent from releasing any information if required to do so by law.

Section 6.11     Conduct of Business. Except
(i) as otherwise required in connection with the transactions contemplated by this
Agreement or (ii) as otherwise consented to in writing by Electronika, Parent shall and shall cause each of the Parent Subsidiaries to:

a)     Use its reasonable efforts to do all
of the following:  conduct its business
diligently and only in the ordinary course, and, without making any commitment prohibited by this Agreement, preserve its business organization intact, keep available its present officers and employees and preserve its relationships with suppliers, customers and others having business relations with it;

b)     Not (i) enter into, modify or extend
the term of any employment agreement with any of its officers or employees or increase the rate of compensation payable or to become payable to any of its officers or employees over the rates being paid to them at the date hereof, except for normal merit or cost of living increases, or (ii) adopt any new
Benefit Plan or amend or otherwise increase or accelerate the payment or vesting of the amounts payable or to be payable under any existing Benefit Plan;

c)     Not pay any obligation or liability,
fixed or contingent, other than current
liabilities incurred in the ordinary course of business or payments due under its existing loan agreements or lines of credit, or cancel, without full payment, any debts, claims or other obligations (including, without limitation, accounts receivable) owing to it;

d)     Not make any material alteration in
the manner of keeping its books, accounts or records or in the accounting practices therein reflected except as required by law or generally accepted accounting principles;

e)     Use its reasonable efforts to perform
all of its obligations under any contracts or agreements to which it is a party or by which any of its properties are bound (except those being contested in good faith) and not cancel, amend, modify, renew or extend any such contracts or agreements that are material to its business or waive any rights thereunder;

f)     Not enter into any contracts or
commitments that would constitute Parent
Material Contracts, other than contracts to provide goods and services entered into in the ordinary course of business consistent with past practices;

g)     Use its reasonable efforts to maintain
and keep in good order and repair, subject to ordinary wear and tear, taking into account the respective ages of the assets involved, all of its tangible assets and properties;

h)     Not sell, lease, license or otherwise
dispose of any of its properties and assets
(including any of its Intangible Assets);

i)     Use its reasonable efforts to both
maintain in full force and effect all of the insurance policies in effect as of the date hereof and not take (or fail to take) any action that would enable insurers under such policies to avoid liabilities pursuant to the terms of such policies for claims arising prior to the Closing Date;

j)     Not make any capital expenditures or
enter into any leases for capital equipment or real estate or commitments with respect thereto, except for expenditures for ordinary repairs and maintenance and for capital expenditures not exceeding $10,000 in the aggregate;

k)     Not accept any orders from any of its
customers under conditions relating to price, terms of payment or like matters materially different from the conditions regularly and usually specified, or place any orders for inventory, merchandise or supplies in exceptional or unusual quantities based on past operating practices;

l)     Not (i) permit any lien to attach upon
any of its properties and assets, whether now owned or hereafter acquired; (ii) assume, guaranty, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

m)     Not initiate, compromise or settle any
material litigation or arbitration
proceeding;

n)     Use its reasonable efforts to not
change its Board of Directors; and

o)     Not enter into any other transaction
or make or enter into any contract or
commitment which is not in the ordinary
course of business.

Section 6.12     Reasonable Efforts. Subject
to the other provisions of this Agreement, Parent shall, and shall cause each of the Parent Subsidiaries to, use its reasonable efforts: (a) to perform its obligations hereunder; (b) to take, or cause to be taken, all actions necessary, proper or advisable to obtain all approvals of governmental entities and consents of third parties required to be obtained by or on behalf of Parent or any of its subsidiaries to consummate the transactions contemplated by this Agreement;
and (c) to satisfy or cause to be satisfied all of the conditions precedent to their obligations hereunder or the obligations of Electronika hereunder to the extent that its action or inaction can control or influence the satisfaction of such conditions.

Section 6.13     Exclusive Dealing. Unless
this Agreement has been terminated in
accordance with its terms, neither Parent, nor any of its officers, directors or other representatives, shall, directly or indirectly, solicit or encourage inquiries or proposals from, or participate in any negotiations or discussions or enter into any agreements or understandings with, or furnish any information to, third parties with respect to the sale or other disposition of any shares of the capital stock of Parent or any subsidiary of Parent, any sale, transfer or other disposition of any of the business or any substantial portion of the assets of Parent or any subsidiary of Parent (including by way of merger) or any similar transaction.

Section 6.14     Business After the Effective
Time.   During the Escrow Period or such
shorter period as Parent on the advice of counsel believes will not cause the Merger to fail to qualify as a tax free reorganization under the federal tax laws as then construed, the Surviving Corporation will continue the historic business of Electronika or use a significant portion of Electronika's historic assets in its business.

Section 6.15     Issuance and Listing of
Stock. Parent has reserved for issuance and, if, as and when required by the provisions of this Agreement, will issue the Merger Shares into and for which the shares of capital stock of Electronika are to be converted and exchanged in the Merger, and the Merger
Shares, when so issued, will be validly
issued, fully paid and nonassessable. Parent shall file an application with the American
Stock Exchange (the "ASE") to approve the
Common Shares for listing, subject to
official notice of issuance. Parent shall use its reasonable efforts to cause the Common Shares to be approved for listing on the ASE, subject to official notice of issuance.

Section 6.16     Obligation to Update
Disclosure Letter. Parent and MergerSub shall update and supplement the Parent
Disclosure Letter, as necessary, to reflect the changes therein during the period between the date of this Agreement and the Closing
Date (the "Updated Parent Disclosure
Letter").  The Updated Parent Disclosure
Letter shall be acceptable to Electronika and the Electronika Stockholders, in their reasonable discretion.

            ARTICLE VII
     ELECTRONIKA'S CONDITIONS TO CLOSING

The obligations of Electronika and the
Electronika Stockholders under this Agreement are subject to all of the following conditions being met or waived as of the
Closing:

Section 7.1     Voting Trust. Certain members
of the Sizemore family (the "Sizemore
Family") and Peter Caloyeras shall have
entered into a voting trust, which shall be in form and substance satisfactory to the parties thereto.

Section 7.2     Accuracy of Representations
and Compliance With Conditions. All
representations and warranties of Parent and MergerSub contained in this Agreement, as modified by the Updated Parent Disclosure
Letter, shall be accurate in all material respects as of the Effective Time except as to changes contemplated or permitted by this Agreement. Parent and MergerSub shall have performed and complied with all covenants and agreements in all material respects and satisfied all conditions required to be performed and complied with by them at or before the Effective Time by this Agreement.

Section 7.3     Material Adverse Change.
Between the date hereof and the Closing Date, there shall not have occurred any material adverse change in the financial condition or in the results of operations or the business, properties, assets (tangible or intangible), liabilities or prospects of Parent and its subsidiaries, taken as a whole.

Section 7.4     Other Documents. Parent and
MergerSub shall have delivered to Electronika at or prior to the Effective Time such other documents as Electronika may reasonably request in order to carry out transactions contemplated by this Agreement.

Section 7.5     Review of Proceedings. All
actions, proceedings, instruments, and
documents required to carry out this
Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to
Electronika, and Parent shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

Section 7.6     Legal Action. There shall not
have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

Section 7.7     No Governmental Action. There
shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this
Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Electronika,
(i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of any of the Parties to consummate the Merger or any of the other transactions contemplated by this Agreement, or (iii) otherwise prohibits, restricts, or materially delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the Electronika Stockholders of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

Section 7.8     Consents Needed.  Parent
shall have obtained at or prior to the
Effective Time all consents required for the consummation of the Merger and the other transactions contemplated by this Agreement, including without limitation consents from
(i) the New Jersey Department of
Environmental Protection and (ii) any party to any Parent Material Contract.

Section 7.9     Other Agreements. The Escrow
Agreement and any other agreements between the Parties to be executed prior to the Effective Time shall have been authorized, executed, and delivered by the parties thereto at or prior to the Effective Time, at the Effective Time shall be in full force, valid, and binding upon the parties thereto, and shall (subject to the Bankruptcy
Exception) be enforceable by them in
accordance with their terms at the Effective
Time.

Section 7.10     Closing Certificate.
Electronika and the Electronika Stockholders shall have received from Parent and MergerSub a certificate dated the Closing Date, certifying that the conditions specified in Sections 7.2, 7.3, 7.6, 7.7 and 7.8 hereof have been satisfied.

Section 7.11     Parent Disclosure Letter.
Parent and MergerSub shall have delivered to Electronika and the Electronika Stockholders the Parent Disclosure Letter by December 23,
1998, and the Parent Disclosure Letter shall be, in form and substance, acceptable to Electronika and the Electronika Stockholders in their sole and absolute discretion.
Within ten (10) days following receipt of the Parent Disclosure Letter, Electronika and the
Electronika Stockholders shall deliver to
Parent and MergerSub a written notice either accepting or rejecting the Parent Disclosure
Letter.  If Electronika and the Electronika
Stockholders reject the Parent Disclosure
Letter, or fail to deliver a notice of
acceptance within said 10-day period, this Agreement shall immediately terminate and be of no further force and effect as provided in
Section 9.3.

             ARTICLE VIII
     PARENT'S AND ACQUISITION'S
         CONDITIONS TO CLOSING

The obligations of Parent and MergerSub under this Agreement are subject to all of the following conditions being met or waived as of the Closing:

Section 8.1     Voting Trust.  Certain
members of the Sizemore Family and Peter
Caloyeras shall have entered into a voting trust, which shall be in form and substance satisfactory to the parties thereto.

Section 8.2     Accuracy of Representations
and Compliance With Conditions. All
representations and warranties of Electronika contained in this Agreement, as modified by the Updated Electronika Disclosure Letter, shall be accurate in all material respects as of the Effective Time, except as to changes contemplated or permitted by this Agreement.
 Electronika and the Electronika Stockholders shall have performed and complied with all covenants and agreements in all material respects and satisfied all conditions required to be performed and complied with by them at or before the Effective Time by this Agreement.

Section 8.3     Material Adverse Change.
Between the date hereof and the Closing Date, there shall not have occurred any material adverse change in the financial condition or in the results of operations or the business, properties, assets (tangible or intangible), prospects, or liabilities of Electronika and its subsidiaries, taken as a whole.

Section 8.4     Other Documents. Electronika
and the Electronika Stockholders shall have delivered to Parent and MergerSub at or prior to the Effective Time such other documents as Parent may reasonably request in order to carry out the transactions contemplated by this Agreement.

Section 8.5     Review of Proceedings. All
actions, proceedings, instruments, and
documents required to carry out this
Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Parent and MergerSub, and Electronika shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

Section 8.6     Legal Action. There shall not
have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

Section 8.7     No Governmental Action. There
shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this
Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Parent,
(i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a material delay in the ability of any of the parties to consummate the Merger or any of the other transactions contemplated by this Agreement, or (iii) otherwise prohibits, restricts, or materially delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to Parent or MergerSub of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

Section 8.8     Fairness Opinion. Parent
shall have received the opinion of Stern
Brothers Valuation Advisors, dated as of the date of the Proxy Statement and for inclusion therein, to the effect that the Merger and the other transactions contemplated by this Agreement are fair, from a financial point of view, to Parent and its stockholders, and such opinion shall have been confirmed in writing as of the Effective Time.

Section 8.9     Consents Needed.  Electronika
shall have obtained at or prior to the
Effective Time all consents required for the consummation of the Merger and the other transactions contemplated by this Agreement, including without limitation consents from any party to any Electronika Material
Contract. Parent shall have obtained at or prior to the Effective Time the consent of the New Jersey Department of Environmental
Protection to the transactions contemplated hereby.

Section 8.10     Other Agreements.  The
Escrow Agreement and any other agreements to be executed between the Parties prior to the Effective Time shall have been duly authorized, executed, and delivered by the parties thereto at or prior to the Effective
Time, at the Effective Time shall be in full force, valid, and binding upon the parties thereto, and shall (subject to the Bankruptcy
Exception) be enforceable by them in
accordance with their terms at the Effective
Time.

Section 8.11     Stockholder Approval.  The
stockholders of Parent shall have duly
approved, by the affirmative vote of at least a majority of all shares of Parent Common
Stock outstanding, the  issuance of the
Common Shares to the Electronika Stockholders and the amendment to the Parent's Articles of Incorporation creating the Parent Preferred
Stock.

Section 8.12     Closing Certificate.  Parent
and MergerSub shall have received from
Electronika and the Electronika Stockholders a certificate dated the Closing Date, certifying that the conditions specified in Sections 8.2, 8.3, 8.6, 8.7 and 8.9 hereof have been satisfied.

Section 8.13     Electronika Disclosure
Letter.  Electronika and the Electronika
Stockholders shall have delivered to Parent and MergerSub the Electronika Disclosure
Letter by December 23, 1998, and the
Electronika Disclosure Letter shall be, in form and substance, acceptable to Parent and MergerSub in their sole and absolute discretion. Within ten (10) days following receipt of the Electronika Disclosure Letter, Parent and MergerSub shall deliver to Electronika and the Electronika Stockholders a written notice either accepting or rejecting the Electronika Disclosure Letter.
 If Parent and MergerSub reject the
Electronika Disclosure Letter, or fail to deliver a notice of acceptance within said
10-day period, this Agreement shall
immediately terminate and be of no further force and effect as provided in Section 9.3.

               ARTICLE IX
               TERMINATION

Section 9.1     Mandatory Termination This
Agreement shall be automatically terminated if (a) the holders of at least a majority of all shares of Parent Common Stock outstanding shall not have voted in favor of the adoption and approval of the matters described in
Section 8.11 hereof (b) Electronika and the
Electronika Stockholders reject the Parent
Disclosure Letter, or fail to deliver a
notice of acceptance within the specified 10-day period, as provided in Section 7.11, (c)
Electronika and the Electronika Stockholders shall determine, in their reasonable discretion, that any Updated Parent
Disclosure Letter is not acceptable and shall have delivered a written notice of rejection to Parent and MergerSub within ten days following their receipt of the Updated Parent
Disclosure Letter, (d) Parent and MergerSub reject the Electronika Disclosure Letter, or fail to deliver a notice of acceptance within the specified 10-day period, as provided in
Section 8.13, or (e) Parent and MergerSub shall determine, in their reasonable discretion, that any Updated Electronika
Disclosure Letter is not acceptable and shall have delivered a written notice of rejection to Electronika and the Electronika
Stockholders within ten days following their receipt of the Updated Electronika Disclosure
Letter.

Section 9.2     Optional Termination.  This
Agreement may be terminated on or before the Effective Time notwithstanding adoption and approval of this Agreement, the Merger, and the other transactions contemplated hereby by the stockholders of the parties hereto:

a)     by the mutual written consent of
Electronika and Parent;

b)     at the option of either Electronika or
Parent if the Effective Time shall not have occurred on or before February 28, 1999
(provided that the right to terminate this Agreement under this Section 9.2(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date);

c)     at the option of Parent, if facts
exist which render impossible the compliance with one or more of the conditions set forth in Article VIII and such conditions are not waived by Parent; and

d)     at the option of Electronika, if facts
exist which render impossible the compliance with one or more of the conditions set forth in Article VII and such conditions are not waived by Electronika.

Section 9.3     Effect of Termination.  If
this Agreement is rightfully terminated as provided for in this Article IX or pursuant to Sections 7.11 or 8.13:

a)     This Agreement shall forthwith become
wholly void and of no effect without
liability on the part of any Party to this Agreement; provided, however, that nothing in this Section 9.3 shall release any of the Parties from liability for a willful failure to carry out its respective obligations under this Agreement, and provided further that the provisions of Sections 5.7, 6.9 and 9.3(b) shall remain in full force and effect and survive any termination of this Agreement;
and

b)     The Parties shall each pay and bear
their own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and its respective meetings of stockholders, including fees and expenses of its counsel, accountants, investment banking firm, and other experts.

                ARTICLE X
     TRANSFER RESTRICTIONS; GOVERNANCE

Section 10.1     Restrictive Legends.  The
Merger Shares shall be subject to a stop-transfer order and the certificate or certificates evidencing such shares shall bear a legend substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS
CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT").  SAID SECURITIES
MAY NOT BE SOLD OR TRANSFERRED IN THE
ABSENCE OF SUCH REGISTRATION OR AN
EXEMPTION THEREFROM UNDER THE ACT."

In addition, the certificates representing the Common Shares shall bear a legend substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS
CERTIFICATE ARE SUBJECT TO THE TERMS AND
CONDITIONS OF AN AGREEMENT DATED AS OF
NOVEMBER 24, 1998 BY AND AMONG TOROTEL,
INC. AND THE HOLDER HEREOF, AMONG
OTHERS, A COPY OF WHICH IS ON FILE WITH
THE SECRETARY OF TOROTEL, AND ARE HELD
AND MAY NOT BE TRANSFERRED OR OTHERWISE
DISPOSED OF EXCEPT IN ACCORDANCE
THEREWITH."

Subject to the terms and conditions of this Agreement, the Electronika Stockholders may make any disposition of the Common Shares or of the Preferred Shares (to the extent the Preferred Shares have been released from the Escrow), upon giving to Parent, prior to any such disposition, (i) written notice describing briefly the manner in which, and the transferee or transferees to whom, such proposed disposition is to be made, and (ii) written evidence of (a) compliance with the Act, or evidence to the satisfaction of Parent that there is an available exemption from the application of the Act, and (b) the transferee's undertaking to be bound by any applicable terms and conditions of this Agreement.

Section 10.2     Further Restrictions.
Notwithstanding Section 10.1 hereof to the contrary, the Electronika Stockholders shall not transfer their shares of Parent Common
Stock during the Escrow Period, except to one or more trusts of which the Electronika
Stockholder is the sole trustee and which was established for the benefit of such Electronika Stockholder or such Electronika
Stockholder's spouse, ancestors, issue
(including adopted children and step-
children) or spouses of issue (a "Living
Trust"). Subject to compliance with the provisions of the Securities Act, the Preferred Shares shall not be subject to any restriction on transfer once such shares are released from the Escrow. During the Escrow
Period, the Electronika Stockholders may transfer their interests in the Preferred
Shares held in the Escrow only to a Living
Trust.

Section 10.3     Investment Representations
Either the Electronika Stockholders are
"accredited investors," as that term is
defined in Rule 501 of the rules and
regulations promulgated by the SEC under the Securities Act, or the Electronika
Stockholders, either alone or with their qualified "purchaser representative" (as defined in Rule 501), have such knowledge and experience in financial and business matters that they are capable of evaluating the risks and merits of an investment in the Merger
Shares. The Electronika Stockholders are acquiring the Merger Shares in the Merger for investment and not with a view to the sale thereof other than in compliance with the requirements of the Securities Act and applicable Blue Sky laws. At the request of Parent, the Electronika Stockholders will furnish to Parent evidence reasonably satisfactory to Parent that the foregoing representations are true. The Electronika
Stockholders acknowledge that Parent has made available to them the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and to obtain any additional information that Parent is required to furnish under the Securities
Act and the rules and regulations promulgated thereunder.

Section 10.4     Directors. Concurrently with
the Closing, (i) the number of members of the Parent Board of Directors shall be increased to seven, (ii) the Electronika Stockholders shall be entitled to designate two members of the seven member Parent Board of Directors, and (iii) the Parent Board of Directors shall appoint such designees as directors in order to fill the existing two vacancies. The
Electronika Stockholders agree not to vote their respective Common Shares to remove any director of Parent during the period from the Effective Time to the earlier of September
30, 1999 or the 1999 annual meeting of Parent stockholders, except for "Cause." For purposes of this Section 10.4, a removal is for "Cause" if such removal is evidenced by a resolution adopted in good faith by a majority of the Board of Directors of Parent finding that the director to be removed (a) committed an act of embezzlement, fraud, misappropriation or conversion of assets or opportunities or other dishonesty against
Parent or any Parent Subsidiary, (b) was enjoined by the Securities and Exchange
Commission or any other industry regulatory authority from being and officer or director of a publicly-held company, (c) engaged in conduct demonstrably and materially injurious to Parent or any Parent Subsidiary, (d) has been convicted by a court of competent jurisdiction of, or has pleaded guilty or nolo contendere to, any felony or misdemeanor involving dishonesty or moral turpitude or
(e) inadequately or improperly performed his duties as a director of Parent or any Parent
Subsidiary to the detriment of their
respective businesses.

Section 10.5     Prohibited Stockholder
Actions. During the Escrow Period, neither the Electronika Stockholders nor any of their affiliates (regardless of whether such person is an affiliate on the date hereof) shall, without prior Independent Approval (as hereinafter defined):

a)     Vote their Common Shares in favor of
any action or agreement, or take any other action, that would (i) result in a breach of any covenant, representation or warranty or any other obligation of Electronika under this Agreement or (ii) impede, interfere with or discourage the intended purposes of this Agreement;

b)     Acquire, offer to acquire, or agree to
acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of Parent, other than as a result of a stock split, stock dividend or similar recapitalization; or

c)     Make or cause to be made any proposal
for any transaction between (i) the
Electronika Stockholders or any of their affiliates and (ii) Parent or any of its affiliates, including without limitation any acquisition or disposition of assets, merger, or other business combination, restructuring, tender offer, exchange offer, recapitalization or similar transaction.

Section 10.6     Prohibited Actions by
Parent. During the Escrow Period, in addition to any stockholder vote or vote by the Board of Directors of Parent or any affiliate that may be required by law, neither Parent nor any affiliate shall, without prior
Independent Approval:

a)     Enter into, or propose to enter into,
any agreement, arrangement or transaction with the Electronika Stockholders, the
Sizemore Family or any of their respective affiliates;

b)     Amend the Articles of Incorporation or
the Bylaws of Parent or any affiliate that may benefit the Electronika Stockholders, the Sizemore Family or any of their respective affiliates, to the exclusion of, or disproportionately to, the other stockholders of Parent;

c)     Approve salary increases or bonus
payments to officers or employees affiliated with the Electronika Stockholders, the
Sizemore Family or any of their respective affiliates;

d)     Amend, modify, waive or terminate this
Agreement;

e)     Dissolve Parent or any affiliate;

f)     Initiate bankruptcy, insolvency or
reorganization proceedings involving Parent or any affiliate; or

g)     Withdraw the registration of the
Parent Common Stock under the Exchange Act.

Section 10.7     Definition of Independent
Approval.  For the purposes of this
Agreement, the term "Independent Approval" shall mean, either (i) the approval of a majority of the Board of Directors who are disinterested with respect to the matter which is the subject of the Board or stockholder action or (ii) if there are fewer than two such directors, the approval of the holders of a majority of the then outstanding voting securities of the Company held by persons other than stockholders (including affiliates and Family Members) interested in such Board or stockholder action.

Section 10.8     Definition of Affiliate and
Family Members. The term "affiliate" shall mean, with respect to any Person, any other
Person directly or indirectly controlling, controlled by or under common control with such Person and, without limiting the generality of the foregoing, includes (a) any director or officer of such Person or of any affiliate of such Person, (b) any such director's or officer's Family Members, (c) any group, acting in concert, of one or more of such directors, officers or Family
Members, and (d) any Person owned or
controlled by any such director, officer, Family Member or group which beneficially owns or holds 10% or more of any class of equity securities or profits interest. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. The term "Family Member" shall mean any brother, sister, spouse, ancestor or descendant of an affiliate or of a Person, director of officer.

Section 10.9     Indemnification; Insurance.

a)     From and after the Closing Date,
Parent shall indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer or director of Parent or any of the Parent Subsidiaries
(collectively, the "Indemnified Parties" and individually, an "Indemnified Party") against all losses, liabilities, expenses, claims or damages incurred in connection with any claim, suit, action, proceeding or investigation based in whole or in part on the fact that such Indemnified Party is or was a director or officer of Parent or any of its subsidiaries and arising out of acts or omissions occurring prior to and including the Closing Date (including but not limited to the transactions contemplated by this Agreement) to the fullest extent permitted by Missouri law and its articles of incorporation and bylaws in effect on the date hereof, for a period of not less than six years following the Closing Date;
provided that in the event any claim or
claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

b)     The Electronika Stockholders shall
cause the articles of incorporation and
bylaws of Parent and its subsidiaries to include provisions for the limitation of liability of directors and indemnification of the Indemnified Parties to the fullest extent permitted under applicable law and consistent with Section 10.9(a) and shall not permit the amendment of such provision in any manner adverse to the Indemnified Parties, as the case may be, without the prior written consent of such persons, for a period of six years from and after the date hereof.

c)     Without limitation of the foregoing,
in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Closing Date, Parent shall, to the fullest extent permitted under applicable law, pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. Parent shall pay all expenses, including attorneys' fees, that may be incurred by an Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 10.9(c).

d)     For six years after the Closing Date,
Parent shall cause policies of directors' and officers' liability insurance to be maintained by Parent in amounts not less than 1998 coverage (provided that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are substantially equivalent) with respect to matters occurring prior to the Closing Date, to the extent such policies are available. Notwithstanding the foregoing, if annual premiums for Parent's director and officer liability insurance exceeds 150% of 1998 premiums ("Maximum Premium"), Parent shall only be obligated to purchase such insurance coverage as may be purchased by a premium payment equal to the Maximum Premium.

e)     Any determination to be made as to
whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party and Parent, retained at Parent's expense.

f)     This Section 10.9 is intended to
benefit the Indemnified Party and their
respective heirs, executors and personal representatives and shall be binding on the successors and assigns of Parent.

            ARTICLE XI
           MISCELLANEOUS
Section 11.1     Survival.  The
representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby and continue in force and effect only until the expiration of the Escrow Period.

Section 11.2     Further Actions.  At any
time and from time to time, each party
agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

Section 11.3     Modification.  This
Agreement (including the documents and
instruments referred to herein) sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersedes all existing agreements and understandings, both written and oral, among them concerning such subject matter. This
Agreement may be amended prior to the
Effective Time (notwithstanding stockholder adoption and approval) by a written instrument executed by the Parties with the approval of their respective Boards of Directors; provided, however, that after approval of this Agreement and the Merger by the Electronika Stockholders or the stockholders of Parent, no amendment shall be made which by law requires further approval of such stockholders without such further approval.

Section 11.4     Notices.  Any notice or
other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11.4):

To Parent or MergerSub:
Torotel, Inc.
13402 South 71 Highway
Grandview, MO  64030
Attention:  Secretary

With a copy to:
Shook, Hardy & Bacon L.L.P.
1010 Grand Boulevard
5th Floor
P.O. Box 15607
Kansas City, MO  64106
Attention:  Randall B. Sunberg, Esq.

To Electronika or the Electronika
Stockholders:
Basil Peter Caloyeras
c/o Magnetika, Inc.
2041 W. 139th Street
Gardena, California 90247

With a copy to:
Ervin, Cohen & Jessup LLP
Ninth Floor
9401 Wilshire Boulevard
Beverly Hills, CA  90212-2974
Attention:  W. Edgar Jessup, Jr., Esq.

Any notice given in accordance with this
Section 11.4 shall be deemed duly given when received by the party for whom it is intended, if personally delivered or delivered by telecopy, telex or similar telecommunications equipment, twenty-four
(24) hours after delivery if sent by Federal
Express, Express Mail or similar overnight delivery or courier service or forty-eight
(48) hours after being deposited in the
United States mail, all fees prepaid.

Section 11.5     Waiver.  At any time prior
to the Closing, the Parties may, to the
extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts or any other party;
(ii) waive any inaccuracies in the
representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (iii) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder.
 Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the waiving party.

Section 11.6     Binding Effect.  The
provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns and shall inure to the benefit of each Indemnified Party and his, her or its successors and assigns.

Section 11.7     No Third-Party
Beneficiaries.  This Agreement does not
create, and shall not be construed as
creating, any rights enforceable by any
person not a party to this Agreement except as specifically provided herein.

Section 11.8     Separability.  If any
provision of this Agreement is deemed to be invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 11.9     Headings.  The headings in
this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this
Agreement.

Section 11.10     Counterparts; Governing
Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of Missouri without giving effect to conflict of laws.

Section 11.11     Assignment. Neither this
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties.

     [The remainder of this page
intentionally left blank]


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


TOROTEL, INC.


____________________________________
By:  ________________________________
Title:  _______________________________


TOROTEL MERGER SUBSIDIARY, INC.


____________________________________
By:  ________________________________
Title:  _______________________________



ELECTRONIKA, INC.


_____________________________________
By:  ________________________________
Title:  _______________________________


_____________________________________
Alexandra Zoe Caloyeras


_____________________________________
Aliki Sophia Caloyeras


_____________________________________
Basil Peter Caloyeras
                    Exhibit B

     Electronika Unaudited Financial Statements























































     Electronika, Inc. and Magnetika/East Ltd.
              COMBINED BALANCE SHEET
                December 31, 1997
                  (Unaudited)

ASSETS
Current assets                    $21,658
     Cash                          99,041
     Accounts receivable,
      net of allowance for
      doubtful accounts of
      $28,553                      91,650
     Inventories                   10,294
     Prepaid expenses              ______
                                   222,643

Other assets                        5,590
                                  $228,233

LIABILITIES AND OWNERS' DEFICIT
Current liabilities               $53,403
     Accounts payable              40,172
     Accrued liabilities          150,834
     Due to affiliates            244,409

Common stock - authorized,
 20,000 shares of $100 par value;
 1,000 shares                     100,000

Preferred stock - authorized
 20,000 shares of $100 par value;
 no shares                          -
                                  (276,342)
Accumulated deficit                160,166
Partners' equity                   (16,176)
                                   $228,233

The accompanying notes are an integral part of these statements.











Electronika, Inc. and Magnetika/East Ltd.
    COMBINED STATEMENTS OF EARNINGS
       Year ended December 31,
            (Unaudited)


                        1997        1996

Sales                $1,790,695  $1,374,991
Cost of goods sold    1,008,825     784,784
  Gross profit          781,870     590,207

Operating expenses       19,538      18,960
  Selling expenses      447,385     100,295
  Officers' salaries
   and related
   expenses             165,201     150,319
  Total operating
     expenses           632,124     269,574

Other income             -            1,595

NET EARNINGS         $  149,746 $   322,228

The accompanying notes are an integral part of these statements.



       Electronika, Inc. and Magnetika/East Ltd.
         COMBINED STATEMENTS OF CASH FLOWS
            Year ended December 31,
                 (Unaudited)


                                 1997         1996

Cash flows from operating
   activities
Net earnings                   $149,746    $322,228
Adjustments to reconcile net
 earnings to net cash provided
 by operating activities
     Changes in assets and
        liabilities
          Decrease in accounts
            receivable            169,516   (115,030)
          Increase in inventories (31,015)   (20,255)
          Increase in prepaid
             expenses              (5,347)    (1,400)
          Increase in due to
             affiliates           215,217    193,412
          Increase in accounts
             payable                4,246     21,762
          Decrease in accrued
             liabilities           (7,195)    36,012

               Net cash provided
                 by operating
                  activities       495,168    436,729

Collections of notes                -          45,000

               Net cash provided
                 by investing
                  activities        -          45,000

Cash flows from financing
  activities
     Stockholders' distributions  (180,000) (509,071)
     Partners' drawings           (303,030)  (15,000)

               Net cash used in
                financing
                  activities      (483,030) (524,071)

Net increase (decrease) in cash     12,138   (42,342)

Cash at beginning of year            9,520    51,862

Cash at end of year              $  21,658  $  9,520


The accompanying notes are an integral part
         of these statements.
    Electronika, Inc. and Magnetika/East Ltd.
            COMBINED BALANCE SHEET
              September 30, 1998
               (Unaudited)

ASSETS
Current assets
     Cash                         $188,325
     Accounts receivable           311,032
     Inventories                    87,355
     Prepaid expenses               10,562

        Total current assets        597,274

Other assets                        12,399
                                   $609,673

LIABILITIES AND OWNERS' EQUITY
Current liabilities
     Accounts payable             $20,633
     Accrued liabilities           41,935
     Due to affiliates            150,356

        Total liabilities          212,924

Common stock - authorized,
 20,000 shares of $100 par
 value; 1,000 shares issued
 and outstanding                  100,000

Preferred stock - authorized
 20,000 shares of $100 par
 value; no shares issued and
 outstanding                        -

Accumulated deficit                (52,681)
Partners' equity                   349,430
                                   $609,673

The accompanying notes are an integral part of these statements.















   Electronika, Inc. and Magnetika/East Ltd.
       COMBINED STATEMENTS OF EARNINGS
       Nine months ended September 30,
               (Unaudited)


                     1998            1997

Sales             $1,405,964       $1,415,273
Cost of goods
  sold               807,804          757,030

    Gross profit     598,160          659,243

Operating expenses
   Selling expenses   10,502           12,475
   General and
    administrative
     expenses        122,733          101,141
      Total
       operating
        expenses     133,235          113,616

Other income          -               -

NET EARNINGS      $  464,925      $  545,627

The accompanying notes are an integral part of these statements.


















     Electronika, Inc. and Magnetika/East Ltd.
         COMBINED STATEMENTS OF CASH FLOWS
           Nine months ended September 30,
                     (Unaudited)


                               1998            1997

Cash flows from
 operating activities
Net earnings                   $ 464,925    $ 545,627
Adjustments to reconcile
 net earnings to net
  cash provided by
  operating activities
     Changes in assets
       and liabilities
          Decrease in
           accounts receivable  (211,991)      13,176
          Increase in
           inventories             4,295       39,039
          Increase in prepaid
           expenses                (268)      (5,217)
          Increase in due to
           affiliates              (478)     (24,292)
          Increase in other
           assets                (6,809)         -
          Increase in accounts
           payable              (32,770)     (32,471)
          Decrease in accrued
           liabilities            1,763      (23,791)

             Net cash provided
              by operating
               activities       218,667       512,071

Cash flows from financing
  activities
     Stockholders'
      distributions            (52,000)     (148,400)
     Partners' drawings         -           (303,030)

             Net cash used
              in financing
                activities     (52,000)     (451,430)

Net increase in cash           166,667         60,641

Cash at beginning of period     21,658          9,520

Cash at end of period        $ 188,325       $ 70,161


The accompanying notes are an integral part of these statements.

   Electronika, Inc. and Magnetika/East Ltd.
         COMBINED STATEMENTS OF EARNINGS
        Three months ended September 30,
                 (Unaudited)


                              1998         1997

Sales                      $  453,234    $  449,897
Cost of goods sold            273,673       270,738

      Gross profit            179,561       179,159

Operating expenses
     Selling expenses           5,146         6,100
     General and
      administrative
       expenses                62,234        34,032
        Total
         operating
          expenses             67,380        40,132

Other income                   -            -

NET EARNINGS               $  112,181   $  139,027

The accompanying notes are an integral part of these statements.



















                  Magnetika/East Ltd.
             NOTES TO FINANCIAL STATEMENTS
                 December 31, 1997
          (See Accountants' Review Report)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies applied in the preparation of the accompanying financial statements follows.

1.     Nature of Operations

Magnetika/East Ltd. is a Massachusetts limited partnership and is engaged in the manufacturing of custom magnetic components such as transformers and inductors. The Company's customers are located primarily in the New England area.

Electronika, Inc. is a California Corporation engaged in the sales of ballast and power supplies to the commercial aircraft and airline industries nationwide. The Company's only supplier of the components it sells is a related party, which manufactures the parts under an agreement exclusively with the company.

Voting control of each company is vested in the same stockholders, and the companies are under common management. Because of these relationships, the financial statements of the companies (hereinafter collectively referred to as the Company) have been prepared as if they were a single entity. All significant intercompany balances and transactions have been eliminated.

2.     Inventory Valuation

Inventories are valued at the lower of cost or market, determined on the first-in, first-out basis.

3.     Revenue Recognition

Sales and related costs of sales are recognized upon shipment of products.

4.     Income Taxes

Electronika, Inc. made on election under Subchapter S of the Internal Revenue Code not to be taxed as a corporation. Magnetika/East Ltd. is a limited partnership. Income for the partnership is currently taxable to the partners. Accordingly, no provision has been made for federal and state income taxes in the accompanying financial statements.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
Continued

5.     Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - INVENTORIES

Inventories consisted of the following at:

                          September 30,  December 31,
                              1998          1997

         Raw materials      $ 9,696        $ 6,197
         Work-in-progress    77,659         85,453
                            $87,355        $91,650

NOTE C - RELATED PARTY TRANSACTIONS

Sales to related parties for the year ended December
31, 1997, accounted for approximately $82,000 of net sales and $47,000 of cost of goods sold.

Sales to related parties for the year ended December
31, 1996, accounted for approximately $157,000 of net sales and $50,000 of cost of goods sold.

A portion of the Company's operations are conducted in facilities which also house the operations of a related party. The Company does not own any fixed assets. As needed, the Company uses the fixed assets of the related party sharing the same facilities and occasionally uses personnel of the related party.
The Company pays no rent expense for use of the facilities, nor does it reimburse the related party for the pay of the personnel used. Management has determined that the amount of use of these assets and services is not significant.











NOTE D- LEASES

The Company leases all of its equipment, under an operating lease, from a partnership whose general partner is also the general partner of the Company.
The operating lease is a month-to-month lease that calls for monthly payments of $2,100 plus property taxes and insurance.

The Company conducts its operations utilizing leased facilities consisting of warehouse and office space.
The operating lease provides that the Company pay taxes, insurance, maintenance, and other expenses applicable to the leased property. The lease expires in 2003 and calls for renewal prior to the expiration.

The following is a schedule by years of minimum rental payments under such operating leases.

          Year ended
          December 31,            Amount

             1998                $26,979
             1999                 32,500
             2000                 32,500
             2001                 32,500
             2002                 32,500
          Thereafter              10,833
                                 $167,812

Rental expense for all operating leases for the year ended December 31, 1997 was $62,533, of which $26,953 was to a related party.

Rental expense for all operating leases for the year ended December 31, 1996 was $65,273, of which $25,150 was to a related party.


NOTE E- EMPLOYEE BENEFIT PLAN

The Company sponsors a defined-contribution retirement plan for employees with one year of service. Employees may contribute up to 20% of their compensation. The Company may match the employees' contributions and periodically makes discretionary contributions. The Company made no such contributions to the plan in 1997 or 1996.


NOTE F- MAJOR CUSTOMERS

In 1997, the Company had one major customer who accounted for 38% of total sales. In 1996, the Company had one major customer who accounted for 25% of total sales. A major customer is considered to be any customer who accounts for 10% or more of the Company's total sales.

NOTE G- SUBSEQUENT EVENT

On July 24, 1998, the Company entered into a letter of intent for a possible business combination with Torotel, Inc., which manufactures magnetic components and power supplies. Torotel, Inc. had net sales of $11,738,000 and a net loss of $1,523,000 for its fiscal year ending April 30, 1998. In connection with this business combination, Torotel, Inc. would exchange 1.8 million shares of its common stock and $2.5 million of a new class of preferred stock (5 percent cumulative, non-participating) for 100 percent of the outstanding securities of Magnetika/East, Inc. and Electronika, Inc.. In addition, the founder's family shareholders of Torotel, Inc. would form a voting trust or similar arrangement, pursuant to which Peter B. Caloyeras would be allowed to vote 525,165 shares of common stock of Torotel, Inc. owned by the Sizemore family.
As a result of these transactions, the Caloyeras family would acquire more than 50 percent of the voting control of Torotel, Inc. This transaction is subject to, among other things, due diligence, the negotiation and execution of definitive agreements, and the approval of Torotel, Inc.'s shareholders.
There can be no assurance that the parties will consummate the transaction contemplated by the letter of intent.
































                  Exhibit C
              Fairness Opinion




















































     [Stern Brothers Letterhead]


November 16, 1998

Board of Directors
Torotel, Inc.
c/o Mr. Jim Serrone
13402 South 71 Highway
Grandview, Missouri  64030

Gentlemen:

Torotel, Inc. ("Torotel" or the "Company") has asked Stern Brothers Valuation Advisors ("Stern
Brothers") for our opinion as to the fairness, from a financial point of view, to the minority interest shareholders, of the purchase of Electronika, Inc., a California corporation
("Electronika") by merging Electronika with and into MergerSub (a wholly-owned subsidiary of Torotel) in a tax free reorganization. Pursuant to the Merger, the Electronika stockholders will receive, in the aggregate, (i) 1,800,000 shares of common stock of Torotel, and (ii) up to 2,500,000 shares of new Class A $1.00 Preferred stock of Torotel based on the amount of EBITDA generated by the Surviving Corporation which will be deposited in escrow for the benefit of the Electronika shareholders. Our opinion is based on information available to us as of November 11, 1998.

Scope of Work

In the course of our analysis for purposes of rendering our opinion, we have, among other things, done the following:

1)     Visited the Company's administrative
headquarters and manufacturing facility.

2) Interviewed key management regarding the background, operations, financial performance and prospects of Torotel and Electronika.

3)     Reviewed and considered the following
information:
     Torotel's annual reports for the years ended
April 30, 1991 through April 30, 1998.
     Torotel's 10Q reports for the quarters ended
October 31, 1997, January 31, 1998 and July 31,
1998.
     Federal and state income tax returns filed by the Company for fiscal year 1997.
     Four year income statement forecast prepared by the Company for Torotel for fiscal years 1999 through 2002.
     Board of Directors Minutes from April 21,
1997 through August 10, 1998.
     Torotel's proxy statement of Notice of
Annual Meeting of Shareholders, dated 8/15/97.
     Certificate and Articles of Incorporation and Amendments, Bylaws and Amendments for Torotel
Products, Inc., Torotel, Inc., and OPT
Industries, Inc.
     Certificate of Merger of Torotel Magnetics into OPT Industries, Inc.
     Second Edition brochure of Torotel's
products.
     Various newspaper articles and other
published information on Torotel.
     Torotel's product brochure of
Inductors/Transformers.
     Draft of Agreement and Plan of Merger among Torotel, Inc., Torotel Merger Subsidiary, Inc.,
Electronika, Inc. and the Electronika
Stockholders dated October, 1998.



4)     Reviewed and considered the following
additional information:
     Draft of Financial Statements and
Accountants' Review Report for Magnetika/East
LTD. as of December 31, 1997.
     Draft of Financial Statements and
Accountants' Review Report for Caloyeras, Inc.,
d/b/a Electronika as of December 31, 1997.
     Tax returns for Caloyeras, Inc. from 1994
through 1997.
     Tax returns for Magnetika-East Limited
Partnership from 1992 through 1997.
     Management prepared financial statements for
Magnetika/East LTD. as of December 31, 1996,
December 31, 1997, June 30, 1997 and June 30,
1998.
     Management prepared financial statements for
Caloyeras, Inc. as of December 29,1996, December
31, 1997, June 30, 1997 and June 30, 1998.
     Articles of Incorporation and Bylaws of
Caloyeras, Inc. (a California Corporation).
     Agreement and Certificate of Limited
Partnership for Magnetika/East Limited
Partnership, A Massachusetts Limited Partnership.
     Manufacturing Agreement dated August 1, 1998
between Caloyeras, Inc. d/b/a Electronika and
Ferrodyne, Corporation d/b/a Magnetika West, Inc.
     Statement of Corporate Objectives of
Torotel, Inc., its Subsidiaries and Affiliates.
     Board Actions by Unanimous Written Consent
for Caloyeras, Inc.
     Resume of Peter B. Caloyeras.
     Annual reports, interim reports, 10-K's, 10-
Q's, and other published information of publicly
traded companies as nearly comparable to Torotel
as we could find.  Data on transactions of
privately held companies from The Institute of
Business Appraisers.
?     Publications by Standard & Poor's and
Bloomberg Financial Services; The Value Line
Investment Survey; Federal Reserve Bulletin; The
Wall Street Journal; Directory of Companies
Required to File Annual Reports with the
Securities and Exchange Commission; Stocks,
Bonds, Bills and Inflation 1996 Yearbook by
Ibbotson Associates; and Mergerstat Review 1996 by Houlihan Lokey Howard & Zukin.

5)     Interviewed Torotel's and Electronika's
attorney and accountant.

6)     Conducted an analysis of the value of
Torotel and Electronika using several market comparison methods and a discounted cash flow approach.

7)     Conducted such other studies, analyses,
inquiries and investigations as we deemed appropriate.

The foregoing is, of course, only a summary of the information reviewed and factors considered by us which have influenced our opinion and does not recite in detail all of such information and factors that we have taken into consideration in connection with our opinion.

Assumptions and Limiting Conditions

The Company, Board of Directors, and its representatives warranted to us that the information they supplied was complete and accurate to the best of their knowledge and that the financial statement information reflects the Company's results of operations and financial condition in accordance with generally accepted accounting principles, unless otherwise noted.
We have not assumed any responsibility for independent verification of information and financial forecasts supplied by the Company, Board of Directors, and its representatives (and we express no opinion on that information). We have not obtained any independent appraisal of the assets of Torotel or Electronika, nor have we attempted to verify the information furnished to us by them.

We have used public information and industry and statistical data from sources which we deem to be reliable; however, we make no representation as to the accuracy or completeness of such information and have accepted such information without further verification.

We were not authorized to solicit, and did not solicit, interest from any party with respect to a merger with or other business combination transaction involving the Company or any of its assets, nor did we have any discussions or negotiations with any parties, other than Torotel, in connection with the issuance of Torotel shares.

Possession of this report, or a copy thereof, does not carry with it the right of publication of all or part of it, nor may it be used for any purpose by anyone but the client without the previous written consent of the client or us and, in any event, only with proper attribution.

We are not required to give testimony in court, or be in attendance during any hearings or depositions, with reference to the Company, unless previous arrangements have been made.

This opinion is valid only for the purpose(s) and standard of value specified herein.

This opinion assumes that the Company will continue to operate as a going concern, and that the character of the present business will remain intact.

The opinion contemplates facts and conditions existing as of the opinion date. Events and conclusions occurring after that date have not been considered, and we have no obligation to update our opinion for such events and conditions.

This opinion is subject to the understanding that the obligations of Stern Brothers Valuation
Advisors in the opinion are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Stern
Brothers Valuation Advisors shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

By accepting this opinion, the Board of Directors and the Company acknowledge the terms and indemnity provisions provided in the executed engagement letter and the terms and conditions contained in these assumptions and limiting conditions.

Certifications

We certify that, to the best of our knowledge and belief:

The statements of fact in this report and true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

Neither Stern Brothers nor the individuals involved with this opinion have any present or contemplated future interest in the common stock of Torotel or Electronika which might prevent the rendering of an unbiased opinion.

Our fee for this engagement is not contingent on an action or event resulting from the analyses, opinions, or conclusions, in, or the use of this report.

No one provided significant professional assistance to the persons signing this report.

The American Society of Appraisers has a mandatory recertification program for all of its Senior members. We are in compliance with that program.


Conclusion

Based upon the foregoing, other matters we consider relevant and our general knowledge of such matters as investment bankers, we are of the opinion that the purchase of Electronika, Inc. by merging Electronika with and into MergerSub (a wholly-owned subsidiary of Torotel) in a tax free reorganization, is fair, from a financial point of view, to the minority interest shareholders as of November 16, 1998. Pursuant to the Merger, the Electronika stockholders will receive, in the aggregate, (i) 1,800,000 shares of common stock of Torotel, and (ii) up to 2,500,000 shares of new Class A $1.00 Preferred stock of Torotel based on the amount of EBITDA generated by the Surviving Corporation which will be deposited in escrow for the benefit of the Electronika shareholders. Our opinion is based on information available to us as of November 11, 1998.







Sincerely,

STERN BROTHERS VALUATION ADVISORS



John C. Korschot, CFA, ASA, CBA     David K.
Jones, CFA, AM, CBA
President     Vice President